Filed Pursuant to Rule 424(b)(2)

Registration No. 333-265158

Prospectus Supplement to the Prospectus dated May 23, 2022

BARCLAYS BANK PLC GLOBAL MEDIUM-TERM NOTES, SERIES A UNIVERSAL WARRANTS

We will give you the specific terms of the notes and warrants (each, a “security” and together, the “securities”) we are offering in pricing supplements. In some cases, we may also set forth additional terms of the securities in an additional prospectus supplement, which we refer to as a “product supplement,” and we may also describe certain of the potential indices or exchange-traded funds to which the securities are linked in an additional prospectus supplement, which we refer to as an “underlying supplement.” You should read this prospectus supplement, the related prospectus dated May 23, 2022, the applicable product supplement(s) or underlying supplement(s), if any, and the applicable pricing supplement carefully before you invest. If the terms described in the applicable product supplement are different from or inconsistent with those described in this prospectus supplement, in the prospectus or in any applicable underlying supplement, the terms described in the applicable product supplement will control. If the terms described in the applicable pricing supplement are different from or inconsistent with those described in this prospectus supplement, in the prospectus, in any applicable product supplement or any applicable underlying supplement, the terms described in the applicable pricing supplement will control. Information that we indicate in this prospectus supplement will or may be provided in a pricing supplement may instead be provided in a product supplement or a free writing prospectus.

The Securities

Reference Asset. The principal, interest or any other amounts payable on or any other property deliverable in respect of the notes, and the amount of cash or warrant property payable or deliverable in respect of the warrants, may be based on, as applicable, one or more of the following or on movements in the level(s), value(s) or price(s) of, or other events relating to, one or more of the following: equity securities, shares or other interests in exchange-traded funds, commodities, currencies, interest rates, indices of any of the foregoing or any combination thereof, indices of consumer prices or other asset classes. In addition, any amounts payable or property deliverable on the securities may be based on measures, formulas or instruments, including those related to macroeconomic events or indicators or the occurrence or nonoccurrence of any event or circumstance, or baskets composed of any instruments or measures, as specified in the applicable pricing supplement. We refer to each of the assets, instruments or measures on which payments on the securities may be based as a “reference asset.”

Ranking. The securities constitute unsecured and unsubordinated obligations of Barclays Bank PLC ranking pari passu, without any preference among themselves, with all our other outstanding unsecured and unsubordinated obligations, present and future, except those obligations as are preferred by operation of law.

Listing. Unless otherwise specified in the applicable pricing supplement, the securities will not be listed on any U.S. securities exchange or quotation system.

Agreement with Respect to the Exercise of U.K. Bail-in Power. Notwithstanding and to the exclusion of any other term of the securities or any other agreements, arrangements or understandings between Barclays Bank PLC and any holder or beneficial owner of the securities, by acquiring the securities, each holder and beneficial owner of the securities acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power (as defined below) by the relevant U.K. resolution authority (as defined below) that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, interest on, or any other amounts payable on, the securities; (ii) the conversion of all, or a portion, of the principal amount of, interest on, or any other amounts payable on, the securities into shares or other securities or other obligations of Barclays Bank PLC or another person (and the issue to, or conferral on, the holder or beneficial owner of the securities such shares, securities or obligations); (iii) the cancellation of the securities and/or (iv) the amendment or alteration of the maturity of the securities, or amendment of the amount of interest or any other amounts due on the securities, or the dates on which interest or any other amounts become payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised by means of a variation of the terms of the securities solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. Bail-in Power. Each holder and beneficial owner of the securities further acknowledges and agrees that the rights of the holders or beneficial owners of the securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. For the avoidance of doubt, this consent and acknowledgment is not a waiver of any rights holders or beneficial owners of the securities may have at law if and to the extent that any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority in breach of laws applicable in England.

For these purposes, a “U.K. Bail-in Power” is any write-down, conversion, transfer, modification and/or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to Barclays Bank PLC or other members of the Group (as defined below), including but not limited to any such laws, regulations, rules or requirements that are implemented, adopted or enacted within the context of any applicable European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms and/or within the context of a U.K. resolution regime under the Banking Act (as defined below), pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, amended, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (and a reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. Bail-in Power). See “U.K. Bail-in Power” and “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail could materially adversely affect the value of the securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in this prospectus supplement.

Global Medium-Term Notes, Series A

Principal Payment at Maturity. The applicable pricing supplement will specify the maturity date. If you hold your notes to maturity, for each note you will receive a cash payment or a delivery of property, the value of which may be more or less than the principal amount of each note based upon the value of the reference asset and as described in the applicable pricing supplement.

Interest Rates and Interest Payments. The notes may have a rate of interest based on, or contingent on the performance of, (1) one or more reference assets, (2) a fixed amount or rate or (3) movements in the level, value or price or other events relating to one or more reference assets. See “Terms of the Notes—Interest” in this prospectus supplement.

Redemption, Repayment, Repurchase or Exchange. Terms of specific notes described in the applicable pricing supplement may permit or require redemption for cash or one or more reference assets at our option or at your option. The notes may permit or require redemption or repurchase at our option or at your option. The notes may be optionally or mandatorily exchangeable for cash or one or more reference assets.

Universal Warrants

Type of Warrant. The applicable pricing supplement will specify whether the warrants are call warrants, put warrants or any other type of warrant, and how the warrants will be settled. Call warrants are warrants that entitle the holder to purchase warrant property at the applicable exercise price or to receive the cash value of the warrant property by paying the applicable exercise price, if any. Put warrants are warrants that entitle the holder to sell warrant property at the applicable exercise price or to receive the cash value of the exercise price by tendering the warrant property or its cash value.

Payment or Delivery upon Exercise. If you exercise your warrants on the exercise date or during the exercise period, as applicable, for each warrant you will receive cash or warrant property that may be worth more or less than the issue price of your warrant based upon the value of the reference asset and as described in the applicable pricing supplement.

Exercise Date or Exercise Period. The applicable pricing supplement will specify the exercise date or exercise period, as applicable.

Redemption or Repurchase. Terms of specific warrants described in the applicable pricing supplement may permit or require redemption or repurchase for cash or warrant property at our option or at your option.

See “Risk Factors” beginning on page S-9 of this prospectus supplement for risks relating to an investment in the securities.

Any amount payable or property deliverable on the securities is not guaranteed by any third party and is subject to both the creditworthiness of Barclays Bank PLC and to the exercise of any U.K. Bail-in Power (as described below) by the relevant U.K. resolution authority.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposit liabilities of Barclays Bank PLC and are not covered by the U.K. Financial Services Compensation Scheme or insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency or deposit insurance agency of the United States, the United Kingdom or any other jurisdiction.

Barclays Capital Inc. and other entities disclosed in the applicable pricing supplement may solicit offers to subscribe for the securities as our agent. We may also issue securities to any agent as principal for its own account at prices to be agreed upon at the time of subscription. The agents may resell any securities they subscribe for as principal for their own accounts at prevailing market prices, or at other prices, as the agents determine. The applicable pricing supplement will disclose the agents’ discounts and commissions, if any. Unless we or our agent informs you otherwise in the confirmation of sale, the agents may also use this prospectus supplement, the prospectus, any applicable underlying supplement, the applicable pricing supplement and any applicable product supplement in connection with offers and sales of the securities in market-making transactions.

June 27, 2022

Offers and sales of the securities are subject to restrictions in certain jurisdictions. The distribution of this prospectus supplement, the prospectus, any product supplement, any underlying supplement and any pricing supplement and the offer or sale of the securities in certain other jurisdictions may be restricted by law. Persons who come into possession of this prospectus supplement, the prospectus, any product supplement, any underlying supplement and any pricing supplement or any security must inform themselves about and observe any applicable restrictions on the distribution of these materials and the offer and sale of the securities.

European Economic Area

Each underwriter, dealer or agent in connection with an offering of securities has represented and agreed, or will represent and agree, that it has not made and will not make an offer of securities to the public in a Member State of the European Economic Area (each, a “Member State”), except that it may make an offer of securities to the public in a Member State: (a) at any time to any legal entity which is a qualified investor as defined in the EU Prospectus Regulation; (b) at any time to fewer than 150 natural or legal persons (other than qualified investors as defined in the EU Prospectus Regulation), subject to obtaining the prior consent of the issuer or Barclays Capital Inc.; or (c) at any time in any other circumstances falling within Article 1(4) of the EU Prospectus Regulation; provided that no such offer of securities referred to in (a) to (c) (inclusive) above shall require the issuer or Barclays Capital Inc. to publish a prospectus pursuant to Article 3 of the EU Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the EU Prospectus Regulation.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, and the expression “EU Prospectus Regulation” means Regulation (EU) 2017/1129, as amended.

Prohibition of sales to EEA retail investors. The securities are not intended to be offered, sold or otherwise made available to, and should not be offered, sold or otherwise made available to, any retail investor in the European Economic Area (“EEA”). For these purposes, an EEA retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “EU Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “EU PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the European Economic Area has been prepared, and therefore offering or selling the securities or otherwise making them available to any retail investor in the European Economic Area may be unlawful under the EU PRIIPs Regulation.

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United Kingdom

Each underwriter, dealer or agent in connection with an offering of securities has represented and agreed, or will represent and agree, that it has not made and will not make an offer of securities to the public in the United Kingdom (“UK”), except that it may make an offer of such securities to the public in the United Kingdom: (a) at any time to any legal entity which is a qualified investor as defined in Article 2 of the UK Prospectus Regulation; (b) at any time to fewer than 150 natural or legal persons (other than qualified investors as defined in Article 2 of the UK Prospectus Regulation) in the United Kingdom, subject to obtaining the prior consent of Barclays Capital Inc. or the issuer; or (c) at any time in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000 (as amended, the “FSMA”); provided that no such offer of securities referred to in (a) to (c) (inclusive) above shall require the issuer or Barclays Capital Inc. to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”).

Other regulatory restrictions: Each underwriter, dealer or agent in connection with an offering of securities to be distributed in the United Kingdom has represented and agreed, or will represent and agree, that:

(a)	Financial Promotion: it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any securities in circumstances in which section 21(1) of the FSMA would not, if it was not an authorised person, apply to the issuer; and

(b)	General Compliance: it has complied and will comply with all applicable provisions of the FSMA and the Financial Conduct Authority Handbook with respect to anything done by it in relation to any securities in, from or otherwise involving the United Kingdom.

Prohibition of sales to UK retail investors. The securities are not intended to be offered, sold or otherwise made available to, and should not be offered, sold or otherwise made available to, any retail investor in the United Kingdom (“UK”). For these purposes, a UK retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA (as amended, the “UK Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of UK domestic law by virtue of the EUWA (as amended, the “UK PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the United Kingdom has been prepared, and therefore offering or selling the securities or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

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SUMMARY

The Barclays Bank Group

Barclays PLC and its subsidiary undertakings (taken together, the “Group”) is a British universal bank with a diversified and connected portfolio of businesses, serving retail and wholesale customers and clients globally. The Group’s businesses include consumer banking and payments operations around the world, as well as a top-tier, full service, global corporate and investment bank. The Group operates as two operating divisions—the Barclays UK (“Barclays UK”) division and the Barclays International (“Barclays International”) division—which are supported by Barclays Execution Services Limited. Barclays UK consists of UK Personal Banking, UK Business Banking and Barclaycard Consumer UK businesses. These businesses are carried on by Barclays Bank UK PLC and certain other entities within the Group. Barclays International consists of Corporate and Investment Bank and Consumer, Cards and Payments businesses. These businesses are carried on by Barclays Bank PLC and its subsidiaries, as well as by certain other entities with the Group. Barclays Execution Services Limited is the Group-wide service company providing technology, operations and functional services to businesses across the Group.

The whole of the issued ordinary share capital of Barclays Bank PLC is beneficially owned by Barclays PLC. Barclays PLC is the ultimate holding company of the Group.

The registered head office of Barclays Bank PLC is located at 1 Churchill Place, London, E14 5HP, United Kingdom. Our telephone number is 011-44-20-7116-1000.

In this prospectus supplement, unless the context otherwise requires, “we,” “us” and “our” mean Barclays Bank PLC, and references to “$” are to U.S. dollars.

Overview of the Securities

This section summarizes the material terms that will apply generally to the securities issued as part of a series. Each particular security will have financial and other terms specific to it. Some of those terms as pertaining to the notes are described under the captions “Terms of the Notes,” “Interest Mechanics” and “Reference Assets,” and certain of those terms as pertaining to the warrants are described under the captions “Terms of the Warrants” and “Reference Assets.” The specific terms of each security issuance will be described in a pricing supplement that will accompany this prospectus supplement and the prospectus. Those terms may vary from the terms described here. As you read this prospectus supplement, please remember that the specific terms of your security as described in your pricing supplement will supplement and, if applicable, may modify or replace the general terms described in this prospectus supplement and in the accompanying prospectus. Unless we say otherwise below, the terms we use in this prospectus supplement that we also use in the accompanying prospectus have the meanings we give them in the prospectus. Similarly, the terms we use in any pricing supplement that we also use in this prospectus supplement will have the meanings we give them in this prospectus supplement, unless we say otherwise in the pricing supplement.

Types of Securities

The principal, interest or any other amounts payable on or any other property deliverable in respect of the notes, and the amount of cash or warrant property payable or deliverable in respect of the warrants, may be based on, as applicable, one or more of the following or on movements in the level(s), value(s) or price(s) of, or other events relating to, one or more of the following: equity securities, shares or other interests in exchange-traded funds, commodities, currencies, interest rates, indices of any of the foregoing or any combination thereof, indices of consumer prices or other asset classes. In addition, any amounts payable or property deliverable on the securities, may be based on measures, formulas or instruments, including those related to macroeconomic events or indicators or the occurrence or nonoccurrence of any event or circumstance, or baskets composed of any instruments or measures, as specified in the applicable pricing supplement. We refer to each of the assets, instruments or measures on which payments on the securities may be based as a “reference asset.”

See “Terms of the Notes,” “Terms of the Warrants” and “Reference Assets” in this prospectus supplement.

Under no circumstances will we offer or issue warrants pursuant to this prospectus supplement for the purchase or sale of our ordinary shares or the ordinary shares of Barclays PLC.

Ranking

The securities constitute our unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all our other outstanding unsecured and unsubordinated obligations, present and future, except those obligations as are preferred by operation of law.

The securities are not deposit liabilities of Barclays Bank PLC and are not covered by the U.K. Financial Services Compensation Scheme or insured by the U.S. Federal Deposit Insurance Corporation (“FDIC”) or any other governmental agency or deposit insurance agency of the United States, the United Kingdom or any other jurisdiction.

Agreement with Respect to the Exercise of U.K. Bail-in Power

Notwithstanding and to the exclusion of any other term of the securities or any other agreements, arrangements or understandings between Barclays Bank PLC and any holder or beneficial owner of the securities, by acquiring the securities, each holder and beneficial owner of the securities acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power (as defined below) by the relevant U.K. resolution authority (as defined below) that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, interest on, or any other amounts payable on, the securities; (ii) the conversion of all, or a portion, of the principal amount of, interest on, or any other amounts payable on, the securities into shares or other securities or other obligations of Barclays Bank PLC or another person (and the issue to, or conferral on, the holder or beneficial owner of the securities such shares, securities or obligations); (iii) the cancellation of the securities and/or (iv) the amendment or alteration of the maturity of the securities, or amendment of the amount of interest or any other amounts due on the securities, or the dates on which interest or any other amounts become payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised by means of a variation of the terms of the securities solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. Bail-in Power. Each holder and beneficial owner of the securities further acknowledges and agrees that the rights of the holders or beneficial owners of the securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. For the avoidance of doubt, this consent and acknowledgment is not a waiver of any rights holders or beneficial owners of the securities may have at law if and to the extent that any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority in breach of laws applicable in England.

For these purposes, a “U.K. Bail-in Power” is any write-down, conversion, transfer, modification and/or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to Barclays Bank PLC or other members of the Group (as defined below), including but not limited to any such laws, regulations, rules or requirements that are implemented, adopted or enacted within the context of any applicable European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms and/or within the context of a U.K. resolution regime under the Banking Act, pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, amended, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (and a reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. Bail-in Power). See “U.K. Bail-in Power” and “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail could materially adversely affect the value of the securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in this prospectus supplement.

Medium-Term Notes

The notes described in this prospectus supplement are a separate series of our debt securities. We summarize various terms that apply generally to our debt securities, including the notes described in this prospectus supplement, in the accompanying prospectus under the caption “Description of Debt Securities.” The following description of the notes supplements that description of the debt securities. Consequently, you should read this prospectus supplement together with the accompanying prospectus and the applicable pricing supplement in order to understand the terms of the notes.

The Notes Will Be Issued Under the Senior Debt Securities Indenture

The notes are governed by the senior debt securities indenture between us and The Bank of New York Mellon, which acts as trustee. The senior debt securities indenture is sometimes referred to in this prospectus supplement as the “indenture.” The trustee has two main roles:

•	First, the trustee can enforce your rights against us if we default. There are limitations on the extent to which the trustee acts on your behalf, which we describe under “Description of Debt Securities” in the accompanying prospectus; and

•	Second, the trustee performs administrative duties for us, such as sending you any interest and principal payments and notices.

The indenture and the notes are governed by the laws of the State of New York.

We May Issue Other Series of Debt Securities

The senior debt securities indenture permits us to issue different series of debt securities from time to time. The medium-term notes are a single, distinct series of debt securities. We may, however, issue notes in any amounts, at any times and on any terms as we wish. The notes may differ from other notes issued pursuant to the series designated as our Global Medium-Term Notes, Series A, and from debt securities of other series, in their terms. When we refer to “the notes,” “the medium-term notes” or “these notes,” we mean our Global Medium-Term Notes, Series A. When we refer to a “series” of debt securities, we mean a series, such as the notes, issued under the senior debt securities indenture. When we refer to a “class” of the medium-term notes, we mean notes of a certain offering that may be reopened or reissued as described under “Summary—Medium-Term Notes—Amounts That We May Issue” and “Summary—Medium-Term Notes—Reissuances or Reopened Issues,” resulting in notes with different issue dates, but otherwise the same terms.

Amounts That We May Issue

The senior debt securities indenture does not limit the aggregate amount of debt securities that we may issue. Nor does it limit the number of series or the aggregate principal amount of any particular series that we may issue. We intend to issue notes initially in an amount having the aggregate offering price specified on the cover of the applicable pricing supplement. However, we may issue additional notes in amounts that exceed the amount on the cover of the applicable pricing supplement at any time, without your consent and without notifying you. Our affiliates, including Barclays Capital Inc., may use this prospectus supplement to resell notes in market-making transactions from time to time. We describe these transactions under “Plan of Distribution (Conflicts of Interest)” below. The senior debt securities indenture and the notes do not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the notes or the senior debt securities indenture, except as described under “Description of Debt Securities” in the accompanying prospectus.

Reissuances or Reopened Issues

Under some limited circumstances, and at our sole discretion, we may “reopen” or reissue certain issuances of notes, without your consent and without notifying you. These further issuances, if any, will be consolidated to form a single class with the originally issued notes and will have the same CUSIP number and will trade interchangeably with the notes immediately upon settlement, provided that if the further issuances are not fungible with the originally issued notes for U.S. federal income tax purposes, the further issuances will have a separate CUSIP number. Any additional issuances will increase the aggregate principal amount of the outstanding notes of the class, plus the aggregate principal amount of any notes bearing the same CUSIP number that are issued pursuant to (1) any over-allotment option we may grant to an agent and (2) any future issuances of notes bearing the same CUSIP number. The price of any additional offering will be determined at the time of pricing of that offering.

We are under no obligation to reopen or reissue any notes, and we have no obligation to take your interests into account when deciding whether to reopen or reissue any notes.

This Section Is Only a Summary

The senior debt securities indenture and its associated documents, including your note, contain the full legal text of the matters described in this section and your pricing supplement. The senior debt securities indenture and the notes are governed by New York law. A copy of the senior debt securities indenture has been filed with the SEC as part of our registration statement. See “Further Information” in the accompanying prospectus for information on how to obtain a copy. Investors should carefully read the description of the terms and provisions of our senior debt securities and the senior debt securities indenture under “Description of Debt Securities” in the accompanying prospectus. That section, together with this prospectus supplement and the applicable pricing supplement, summarize material terms of the senior debt securities indenture and your note. They do not, however, describe every aspect of the senior debt securities indenture and your note. For example, in the section entitled “Terms of the Notes” in this prospectus supplement, the accompanying prospectus and your pricing supplement, we use terms that have been given special meaning in the senior debt securities indenture, but we describe the meaning of only some of the more important of those terms.

Form, Denomination and Legal Ownership of Notes

Unless otherwise specified in the applicable pricing supplement, your note will be issued:

•	in registered form, without interest coupons;

•	in authorized denominations of $1,000 (or the specified currency equivalent) and integral multiples thereof; and

•	in book-entry form, represented by a global note or a master global note.

You should read the section “Description of Debt Securities—Legal Ownership; Form of Debt Securities” in the accompanying prospectus for information about this type of arrangement and your rights under this type of arrangement.

Universal Warrants

The warrants described in this prospectus supplement are a separate series of our warrants. We summarize various terms that apply generally to our warrants, including the warrants described in this prospectus supplement, in the accompanying prospectus under the caption “Description of Warrants.” The following description of the universal warrants supplements that description of the warrants. Consequently, you should read this prospectus supplement together with the accompanying prospectus and the applicable pricing supplement in order to understand the terms of the universal warrants.

The Warrants Will Be Issued Under a Warrant Indenture or Warrant Agreement

The warrants are governed either by the warrant indenture between us and The Bank of New York Mellon, which acts as trustee, or a warrant agreement between us and the applicable warrant agent.

The trustee acting pursuant to the warrant indenture has two main roles:

•	First, the trustee can enforce your rights against us if we default. There are limitations on the extent to which the trustee acts on your behalf, which we describe under “Description of Warrants” in the accompanying prospectus; and

•	Second, the trustee performs administrative duties for us, such as sending you payments and notices or transferring warrant property, as applicable.

The warrant indenture or the warrant agreement, as applicable, and the warrants are governed by the laws of the State of New York.

The warrant agent acting pursuant to a warrant agreement will act as agent in connection with the warrants issued under that agreement.

We May Issue Other Series of Warrants

The warrant indenture or warrant agreement, as applicable, permits us to issue different series of warrants from time to time. We may issue warrants in any quantities, at any times and on any terms as we wish. The warrants may differ from one another, and from warrants of other series, in their terms. When we refer to “the warrants,” “universal warrants” or “these warrants,” we mean our universal warrants. When we refer to a “series” of warrants, we mean all warrants issued as part of the same series under the applicable warrant indenture or warrant agreement.

When we refer to a “class” of the warrants, we mean warrants of a certain offering that may be reopened or reissued as described under “Summary—Universal Warrants—Amounts That We May Issue” and “Summary—Universal Warrants—Reissuances or Reopened Issues,” resulting in warrants with different issue dates, but otherwise the same terms.

Amounts That We May Issue

Neither the warrant indenture nor the warrant agreement limits the aggregate number of warrants that we may issue. Nor does the warrant indenture or the warrant agreement limit the number of series or the aggregate number of any particular series that we may issue. We intend to issue universal warrants initially in the aggregate number specified on the cover of the applicable pricing supplement. However, we may issue additional universal warrants in numbers that exceed the amount on the cover of the applicable pricing supplement at any time, without your consent and without notifying you. Our affiliates, including Barclays Capital Inc., may use this prospectus supplement to resell warrants in market-making transactions from time to time. We describe these transactions under “Plan of Distribution (Conflicts of Interest)” below. The warrant indenture, warrant agreement and the warrants do not limit our ability to incur indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the warrants, the warrant indenture or warrant agreement, except as described under “Description of Warrants” in the accompanying prospectus.

Reissuances or Reopened Issues

Under some limited circumstances, and at our sole discretion, we may “reopen” or reissue certain issuances of warrants, without your consent and without notifying you. These further issuances, if any, will be consolidated to form a single class with the originally issued warrants and will have the same CUSIP number and will trade interchangeably with the warrants immediately upon settlement, provided that if the further issuances are not fungible with the originally issued warrants for U.S. federal income tax purposes, the further issuances will have a separate CUSIP number. Any additional issuances will increase the aggregate number of the outstanding warrants of the class, plus the aggregate number of any warrants bearing the same CUSIP number that are issued pursuant to (1) any over-allotment option we may grant to an agent and (2) any future issuances of warrants bearing the same CUSIP number. The price of any additional offering will be determined at the time of pricing of that offering.

We are under no obligation to reopen or reissue any warrants, and we have no obligation to take your interests into account when deciding whether to reopen or reissue any warrants.

This Section Is Only a Summary

The warrant indenture or warrant agreement, as applicable, and their respective associated documents, including your warrant, contain the full legal text of the matters described in this section and your pricing supplement. The warrant indenture or warrant agreement, as applicable, and the warrant, are governed by New York law. Copies of the form of warrant indenture and the form of warrant agreement have been filed with the SEC as part of our registration statement. The specific warrant indenture or warrant agreement under which we issue any warrants will be filed with the SEC either as an exhibit to an amendment to the registration statement or as an exhibit to a current report on Form 6-K. See “Further Information” in the accompanying prospectus for information on how to obtain a copy of the warrant indenture or warrant agreement. Investors should carefully read the description of the terms and provisions of our warrants and the warrant indenture or the warrant agreement, as applicable, under “Description of Warrants” in the accompanying prospectus. That section, together with this prospectus supplement and the applicable pricing supplement, summarize material terms of the warrant indenture or warrant agreement, as applicable, and your warrant. They do not, however, describe every aspect of the warrant indenture or warrant agreement and your warrant. For example, in the section entitled “Terms of the Warrants” herein, the accompanying prospectus and your pricing supplement, we use terms that have been given special meaning in the warrant indenture or warrant agreement, but we describe the meaning of only some of the more important of those terms.

Form, Denomination and Legal Ownership of Warrants

Unless otherwise specified in the applicable pricing supplement, your warrant will be issued:

•	in registered form;

•	in authorized denominations of 100 and integral multiples thereof; and

•	in book-entry form, represented by a global warrant or a master global warrant.

You should read the section “Description of Warrants—Legal Ownership; Form of Warrants” in the accompanying prospectus for information about this type of arrangement and your rights under this type of arrangement.

Conflicts of Interest

Barclays Capital Inc. is an affiliate of Barclays Bank PLC, and, as such, may be deemed to have a “conflict of interest” in any offering in which it participates, as either principal or agent, within the meaning of Rule 5121 of the consolidated rulebook of the Financial Industry Regulatory Authority (“FINRA”) (or any successor rule thereto) (“Rule 5121”). Rule 5121 imposes certain requirements when a FINRA member, such as Barclays Capital Inc., distributes an affiliated company’s securities, such as our securities. Barclays Capital Inc. has advised us that each particular offering of securities in which it participates will be conducted in compliance with the provisions of Rule 5121. Barclays Capital Inc. is not permitted to sell securities in any such offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

RISK FACTOR SUMMARY

Investing in the securities involves risks. Set forth below is a summary of principal risks associated with an investment in the securities. You should refer to the more detailed discussion of these and other risks set forth under “Risk Factors” below, as well as the risk factors and the other information included or incorporated by reference in the applicable pricing supplement, any applicable product supplement, any applicable underlying supplement, the prospectus and, in particular, the risk factors contained in our most recently filed annual report on Form 20-F. You should not purchase the securities unless you understand and can bear these investment risks.

Risks Relating to the Securities Generally

•	The notes differ from conventional debt securities and may not pay interest or return all of your principal amount.

•	The warrants are subject to significant risks and may expire worthless. See “Risk Factors—Additional Risks Relating to Warrants” below.

•	You must rely on your own evaluation of the merits of an investment in the securities.

•	There are no security interests in the securities or other financial instruments or assets held by Barclays Bank PLC.

•	We may sell additional notes at a different issue price.

•	If you purchase your notes at a premium to the principal amount, the return on your investment will be lower than the return on notes purchased at the principal amount or at a discount to the principal amount.

•	The amounts payable or property deliverable on your securities is not based on the level, value or price of any reference asset at any time other than the specified valuation date or dates.

•	The securities may be subject to an investor fee and other costs.

•	Governmental legislative or regulatory actions, such as sanctions, could adversely affect your investment in the securities.

•	Securities that we may call or redeem (automatically or otherwise) may be subject to reinvestment risk and may be called or redeemed at our sole discretion. See “Risk Factors—Additional Risks Relating to Securities That We May Call or Redeem (Automatically or Otherwise)” below.

•	Securities payable in a currency other than U.S. dollars may be subject to the potential unavailability of non-U.S. currencies and currency exchange risk. See “Risk Factors—Additional Risks Relating to Securities Payable in a Currency Other Than U.S. Dollars” below.

•	The U.S. federal income tax consequences of an investment in certain securities are uncertain.

Risks Relating to the Issuer

•	The securities are subject to the credit risk of Barclays Bank PLC, are not insured against loss by any third parties and are not insured by the FDIC. A downgrade of the rating assigned by any credit rating agency to Barclays Bank PLC or to the securities could adversely affect the liquidity or market value of the securities.

•	Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail could materially adversely affect the value of the securities.

•	Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority.

Risks Relating to the Estimated Value of the Securities and the Secondary Market

•	If the securities are not listed on a national securities exchange, the securities are intended to be held to maturity or to the relevant exercise date or period, as applicable. There may not be any secondary market for your securities. If any secondary market for the securities develops, the securities may trade only during regular trading hours in the United States.

•	The estimated value of your securities is expected to be lower than the initial issue price of your securities.

•	The estimated value of the securities is based on our internal pricing models, which may prove to be inaccurate and may be different from the pricing models of other financial institutions.

•	The estimated value of your securities is not a prediction of the prices at which you may sell your securities in the secondary market, if any, and the secondary market prices, if any, will likely be lower than the initial issue price of your securities and may be lower than the estimated value of your securities.

•	The temporary price at which we may initially buy the securities in the secondary market and the value we may initially use for customer account statements, if we provide any customer account statements at all, may not be indicative of future prices of your securities.

•	The price at which you will be able to sell your securities prior to the maturity date or prior to the relevant exercise date or period, as applicable, will depend on a number of factors and may be substantially less than the amount you had originally invested.

Risks Relating to Conflicts of Interest

•	We and our affiliates, and any agent or dealer participating in the distribution of the securities, may engage in various activities or make determinations that could materially affect your securities in various ways and create conflicts of interest.

•	You will be bound by the determinations made by the calculation agent.

•	The calculation agent may postpone the determination of any amounts payable or property deliverable on the securities if a market disruption event occurs.

•	Anti-dilution protection is limited, and the calculation agent has discretion to make anti-dilution adjustments or, in some circumstances, to accelerate the securities.

•	The calculation agent may replace a reference asset, make other adjustments or, in some circumstances, accelerate the securities in response to certain events affecting that reference asset.

Risks Relating to the Reference Assets

•	Price or other movements in a reference asset and its components are unpredictable. The historical or hypothetical historical performance of a reference asset is not an indication of its future performance.

•	Actions by a sponsor or issuer of any reference asset or its components may adversely affect the securities. You have no recourse to the sponsor or issuer of any reference asset or any of its components.

•	Securities based on a basket composed of more than one reference asset may not reflect the performance of any market sector, may be subject to concentration risk and may be adversely affected by the correlation (or lack of correlation) or relative weights among the basket components. See “Risk Factors—Additional Risks Relating to Securities Based on a Basket Composed of More Than One Reference Asset” below.

•	Securities based on the performance of the least or best performing reference asset do not benefit from the performance of the other reference assets, are subject to the market risk of each reference asset and are subject to greater risk than securities linked to only one reference asset. See “Risk Factors—Additional Risks Relating to Securities Based on the Performance of the Least or Best Performing Reference Asset” below.

•	Securities with reference assets that are equity securities, indices of equity securities or exchange-traded funds that hold equity securities may be subject to risks associated with the domestic and/or international equity markets represented by those reference assets. See “Risk Factors—Additional Risks Relating to Securities Reference Assets That Are Equity Securities, Indices of Equity Securities or Exchange-Traded Funds that Hold Equity Securities” below.

•	Securities with reference assets that are commodities, commodity futures contracts, indices of commodities or exchange-traded funds that hold commodities may be subject to risks associated with highly volatile commodity prices, futures contracts, commodity markets, futures markets and changes in law or regulation. See “Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Commodities, Commodity Futures Contracts, Indices of Commodities or Exchange-Traded Funds That Hold Commodities” below.

•	Securities with reference assets that are currencies, indices of currencies or exchange-traded funds that hold currencies may be subject to risks associated with currency markets, foreign exchanges and sovereign governments. See “Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Currencies, Indices of or Exchange-Traded Funds That Hold Currencies” below.

•	Notes with a reference asset that is a floating interest rate, an index containing floating interest rates or based in part of a floating interest rate are subject to interest rate volatility and may be subject to an interest rate as low as zero. See “Risk Factors—Additional Risks Relating to Notes with a Reference Asset That Is a Floating Interest Rate, an Index Containing Floating Interest Rates or Based in Part on a Floating Interest Rate” below.

RISK FACTORS

You should understand the risks of investing in the securities and should reach an investment decision only after careful consideration with your advisors of the appropriateness of the securities in light of your particular financial circumstances, the following risk factors and the other information included or incorporated by reference in the applicable pricing supplement, any applicable product supplement, any applicable underlying supplement, this prospectus supplement, the prospectus and, in particular, the risk factors contained in our most recently filed annual report on Form 20-F. Please note that this “Risk Factors” section has various subsections addressing risk factors relating to specific types of reference assets and transaction structures. We have no control over a number of matters, including economic, financial, regulatory, geographic, judicial and political events, that are important in determining the existence, magnitude and longevity of these risks and their influence on the value of, or the payments made on or settlement of obligations with respect to, the securities. You should not purchase the securities unless you understand and can bear these investment risks.

Risks Relating to the Securities Generally

(1)	The notes differ from conventional debt securities and may not pay interest or return all of your principal amount.

Any amounts payable on the notes will be determined pursuant to the terms set forth in the applicable pricing supplement. The notes will not pay interest unless specified in the applicable pricing supplement, and any interest payments may be contingent on the performance of the reference asset(s). The applicable pricing supplement may specify that you may lose some or all of your principal amount at maturity. Even if the applicable pricing supplement provides for payment of at least your principal amount at maturity (subject to the credit risks of Barclays Bank PLC and to the exercise of any U.K. Bail-in Power by U.K. resolution authorities), you may receive no return on your investment at maturity or the return on your investment at maturity may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity. Under these circumstances, you will not be compensated or fully compensated for any loss in value due to inflation and other factors relating to the value of money over time.

(2)	The warrants are subject to significant risks and may expire worthless.

You will receive cash or warrant property upon exercise (including automatic exercise, if applicable) only if the warrant has a settlement value greater than zero at that time. You should therefore be prepared to lose all or some of your investment in the warrants you purchase. The warrants are not standardized options issued by the Options Clearing Corporation. See “Risk Factors—Additional Risks Relating to Warrants” below.

(3)	The securities are subject to the credit risk of Barclays Bank PLC, and are not insured against loss by any third parties.

The securities are unsecured and unsubordinated debt obligations of Barclays Bank PLC, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities is subject to the ability of Barclays Bank PLC to satisfy its obligations as they come due and is not guaranteed by any third party. As a result, the actual and perceived creditworthiness of Barclays Bank PLC may affect the market value of the securities and, in the event Barclays Bank PLC were to default on its obligations, you might not receive any amounts owed to you under the terms of the securities.

(4)	Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail, including the exercise by the relevant U.K. resolution authority of a variety of statutory resolution powers, could materially adversely affect the value of any securities.

Barclays Bank PLC and the Group are subject to substantial resolution powers.

Under the Banking Act, substantial powers are granted to the Bank of England (or, in certain circumstances, Her Majesty’s Treasury (“HM Treasury”)), in consultation with the PRA, the Financial Conduct Authority (the “FCA”) and HM Treasury, as appropriate as part of a special resolution regime (the “SRR”). These powers enable the relevant U.K. resolution authority to implement various resolution measures and stabilization options (including, but not limited to, the bail-in tool) with respect to a U.K. bank or investment firm and certain of its affiliates

(currently including Barclays Bank PLC) (each a “relevant entity”) in circumstances in which the relevant U.K. resolution authority is satisfied that the relevant resolution conditions are met.

The SRR consists of five stabilization options: (i) private sector transfer of all or part of the business or shares of the relevant entity, (ii) transfer of all or part of the business of the relevant entity to a “bridge bank” established by the Bank of England, (iii) transfer to an asset management vehicle wholly or partly owned by HM Treasury or the Bank of England, (iv) the bail-in tool (as described below) and (v) temporary public ownership (nationalization).

The Banking Act also provides for additional insolvency and administration procedures for relevant entities and for certain ancillary powers, such as the power to modify contractual arrangements in certain circumstances (which could include a variation of the terms of any securities), powers to impose temporary suspension of payments, powers to suspend enforcement or termination rights that might be invoked as a result of the exercise of the resolution powers and powers for the relevant U.K. resolution authority to disapply or modify laws in the U.K. (with possible retrospective effect) to enable the powers under the Banking Act to be used effectively.

Holders and beneficial owners of securities should assume that, in a resolution situation, financial public support will only be available to a relevant entity as a last resort after the relevant U.K. resolution authority has assessed and used, to the maximum extent practicable, the resolution tools, including the bail-in tool.

The exercise of any resolution power or any suggestion of any such exercise could materially adversely affect the value of any securities and could lead to holders and beneficial owners of securities losing some or all of the value of their investment in such securities.

Resolution powers triggered prior to insolvency may not be anticipated and holders and beneficial owners of securities may have only limited rights to challenge them.

The resolution powers conferred by the SRR are intended to be used prior to the point at which any insolvency proceedings with respect to the relevant entity could have been initiated. The purpose of the resolution powers is to address the situation where all or part of a business of a relevant entity has encountered, or is likely to encounter, financial difficulties, giving rise to wider public interest concerns.

Although the Banking Act provides specific conditions to the exercise of any resolution powers, it is uncertain how the relevant U.K. resolution authority would assess such conditions in any particular pre-insolvency scenario affecting Barclays Bank PLC and/or other members of the Group and in deciding whether to exercise a resolution power.

The relevant U.K. resolution authority is also not required to provide any advance notice to holders or beneficial owners of securities of its decision to exercise any resolution power. Therefore, holders and beneficial owners of securities may not be able to anticipate a potential exercise of any such powers nor the potential effect of any exercise of such powers on Barclays Bank PLC, the Group and any securities.

Furthermore, holders and beneficial owners of securities may have only limited rights to challenge and/or seek a suspension of any decision of the relevant U.K. resolution authority to exercise its resolution powers (including the bail-in tool) or to have that decision reviewed by a judicial or administrative process or otherwise.

The relevant U.K. resolution authority may exercise the bail-in tool in respect of Barclays Bank PLC and the securities, which may result in holders and beneficial owners of securities losing some or all of their investment.

Where the relevant statutory conditions for use of the bail-in tool have been met, the relevant U.K. resolution authority would be expected to exercise these powers without the consent of the holders and beneficial owners. The Banking Act specifies the order in which the bail-in tool should be applied, reflecting the hierarchy of capital instruments under U.K. CRD and otherwise respecting the hierarchy of claims in an ordinary insolvency. Any such exercise of the bail-in tool in respect of Barclays Bank PLC and the securities may result in the cancellation of all, or a portion, of the principal amount of, interest on, or any other amounts payable on, any securities and/or the conversion of any securities into shares or other securities or other obligations of Barclays Bank PLC or another person, or any other modification or variation to the terms of any securities.

The exercise of the bail-in tool in respect of Barclays Bank PLC and the securities or any suggestion of any such exercise could materially adversely affect the rights of the holders and beneficial owners of securities, the price or value of their investment in such securities and/or the ability of Barclays Bank PLC to satisfy its obligations under the securities and could lead to holders and beneficial owners of securities losing some or all of the value of their investment in such securities. The bail-in tool contains an express safeguard (known as “no creditor worse off”) with the aim that shareholders and creditors do not receive a less favorable treatment than they would have received in ordinary insolvency proceedings. However, even in circumstances where a claim for compensation is established under the “no creditor worse off” safeguard in accordance with a valuation performed after the resolution action has been taken, it is unlikely that such compensation would be equivalent to the full losses incurred by the holders or beneficial owners of securities in the resolution and there can be no assurance that holders or beneficial owners of the securities would recover such compensation promptly.

For a description of the relevant underlying regulatory background, including the bail-in tool and the mandatory write-down and conversion power, see “Risk Review—Supervision and regulation” beginning on page 95 of our annual report on Form 20-F for the fiscal year ended December 31, 2021, filed with the SEC on February 23, 2022 and any similar discussion in any annual report on Form 20-F subsequently filed by us.

(5)	Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority.

Notwithstanding and to the exclusion of any other term of the securities or any other agreements, arrangements or understandings between us and any holder or beneficial owner of the securities, by acquiring the securities, each holder and beneficial owner of the securities acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, interest on, or any other amounts payable on, the securities; (ii) the conversion of all, or a portion, of the principal amount of, interest on, or any other amounts payable on, the securities into shares or other securities or other obligations of Barclays Bank PLC or another person (and the issue to, or conferral on, the holder or beneficial owner of the securities such shares, securities or obligations); (iii) the cancellation of the securities and/or (iv) the amendment or alteration of the maturity of the securities, or amendment of the amount of interest or any other amounts due on the securities, or the dates on which interest or any other amounts become payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised by means of a variation of the terms of the securities solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. Bail-in Power. Each holder and beneficial owner of the securities further acknowledges and agrees that the rights of the holders or beneficial owners of the securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority.

Accordingly, any U.K. Bail-in Power may be exercised in such a manner as to result in you and other holders and beneficial owners of the securities losing all or a part of the value of your investment in the securities or receiving a different security from the securities, which may be worth significantly less than the securities and which may have significantly fewer protections than those typically afforded to debt securities. Moreover, the relevant U.K. resolution authority may exercise the U.K. Bail-in Power without providing any advance notice to, or requiring the consent of, the holders and beneficial owners of the securities. In addition, under the terms of the securities, the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the securities is not an event of default under the relevant indenture.

For more information, see “U.K. Bail-in Power” in this prospectus supplement. See also “Risk Factors—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail, including the exercise by the relevant U.K. resolution authority of a variety of statutory resolution powers, could materially adversely affect the value of any securities” in this prospectus supplement.

(6)	If the securities are not listed on a national securities exchange, the securities are intended to be held to maturity or to the relevant exercise date or period, as applicable.

If the securities are not listed on a national securities exchange, you may receive less, and possibly significantly less, than the amount you originally invested if you sell your securities prior to maturity or prior to the relevant exercise date or period, as applicable. Unless otherwise specified in the applicable pricing supplement, you should be willing to hold your securities to maturity or to the relevant exercise date or period.

(7)	There may not be any secondary market for your securities.

Upon issuance, the securities will not have an established trading market. We cannot assure you that a trading market for the securities will develop or, if one develops, that it will be maintained. Unless otherwise specified in the applicable pricing supplement, the securities will not be listed on any U.S. securities exchange or quotation system. Even if we do apply to list securities on a U.S. securities exchange, we may not meet the requirements for listing and do not expect to announce, prior to the issuance of the securities, whether we will meet those requirements. Even if there is a secondary market, it may not provide liquidity. While we anticipate that our affiliate, Barclays Capital Inc., may make a market for the securities, it is not required to do so. If the securities are not listed on any securities exchange and Barclays Capital Inc. were to cease acting as a market maker, which it may do at any time for any reason, it is likely that there would be no secondary market for the securities. Therefore, you must be willing and able to hold the securities until maturity or until the relevant exercise date or period, as applicable.

(8)	The estimated value of your securities is expected to be lower than the initial issue price of your securities.

The estimated value of your securities on the initial valuation date is expected to be lower, and may be significantly lower, than the initial issue price of your securities. The difference between the initial issue price of your securities and the estimated value of the securities is expected as a result of certain factors, such as any sales commissions expected to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the securities, the estimated cost that we may incur in hedging our obligations under the securities, and estimated development and other costs, including fees to service providers for certain electronic platform services, that we may incur in connection with the securities. Moreover, at our sole option, we may decide to sell additional securities after the initial valuation date. Our estimated value of the securities on any subsequent trade date or pricing date may reflect issue prices, commissions and aggregate proceeds that differ from the amounts set forth in the applicable pricing supplement and will take into account a number of variables, including prevailing market conditions and our subjective assumptions, which may or may not materialize, on the date that those additional securities are traded or priced for sale to the public. As a result of changes in these variables, our estimated value of the securities on any subsequent trade date or pricing date may differ significantly from our estimated value of the securities on the initial valuation date.

(9)	The estimated value of the securities is based on our internal pricing models, which may prove to be inaccurate and may be different from the pricing models of other financial institutions.

The estimated value of your securities on the initial valuation date is based on our internal pricing models, which take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize. These variables and assumptions are not evaluated or verified on an independent basis. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the securities may not be consistent with those of other financial institutions that may be purchasers or sellers of securities in the secondary market. As a result, the secondary market price of your securities may be materially different from the estimated value of the securities determined by reference to our internal pricing models.

(10)	The estimated value of your securities is not a prediction of the prices at which you may sell your securities in the secondary market, if any, and the secondary market prices, if any, will likely be lower than the initial issue price of your securities and may be lower than the estimated value of your securities.

The estimated value of the securities will not be a prediction of the prices at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your securities in the secondary market at any time will be influenced by many factors that cannot be predicted, such as market conditions, and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the securities. Further, as secondary market prices of your securities (i) in the case of notes, take into account the levels at which our debt securities trade in the secondary market, and (ii) in all cases, do not take into account our various costs related to the securities such as fees, commissions, discounts, and the costs of hedging our obligations under the securities, secondary market prices of your securities will likely be lower than the initial issue price of your securities. As a result, the price at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions, if any, will likely be lower than the price you paid for your securities, and any sale prior to the maturity date could result in a substantial loss to you.

(11)	The temporary price at which we may initially buy the securities in the secondary market and the value we may initially use for customer account statements, if we provide any customer account statements at all, may not be indicative of future prices of your securities.

Assuming that all relevant factors remain constant after the initial valuation date, the price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market (if Barclays Capital Inc. makes a market in the securities, which it is not obligated to do) and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value of the securities on the initial valuation date, as well as the secondary market value of the securities, for a temporary period after the initial offering date of the securities. The price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market and the value that we may initially use for customer account statements may not be indicative of future prices of your securities.

(12)	Price or other movements in a reference asset and its components are unpredictable.

Movements in the level, value or price of a reference asset or its components are unpredictable and volatile, and are influenced by complex and interrelated political, economic, financial, regulatory, geographic, judicial and other factors. Moreover, the global capital, credit and commodity markets have experienced volatility and disruption in the last several years. In periods of high volatility, the markets may produce downward pressure on the level, value or price of a reference asset.

It is impossible to predict whether the level, value or price of a reference asset will rise or fall during the term of the securities. Changes in the level, value or price of a reference asset will affect any amounts payable or property deliverable on the securities. Therefore, these changes may result in a significant loss on your securities. There can be no assurance that the levels of volatility and periods of sudden and dramatic price increases or declines seen over the last several years will not continue or recur.

As the securities are linked to reference asset(s) that may be unpredictable and volatile, there can be no assurance that these changes will not be adverse to you, and therefore, you may not receive any return and may suffer a significant loss on your securities.

(13)	The historical or hypothetical historical performance of a reference asset is not an indication of its future performance.

The historical or hypothetical historical performance of a reference asset, which may be included in the applicable pricing supplement, should not be taken as an indication of the future performance of that reference asset. It is impossible to predict whether the level, value or price of a reference asset will fall or rise during the term of the securities, in particular in the environment in the last several years, which has been characterized by volatility across a wide range of asset classes. Past fluctuations and trends in the reference asset(s)—either individually or in comparison to each other in the case of securities linked to a basket or to the best or worst performing reference asset in a group of reference assets—are not necessarily indicative of fluctuations or trends that may occur in the future.

(14)	You must rely on your own evaluation of the merits of an investment in the securities.

In connection with your purchase of the securities, we urge you to consult your own financial, tax and legal advisors as to the risks involved in an investment in the securities and to investigate the reference asset(s) and not rely on our views in any respect. You should make a complete investigation as to the merits of an investment in the securities.

(15)	The price at which you will be able to sell your securities prior to the maturity date or prior to the relevant exercise date or period, as applicable, will depend on a number of factors and may be substantially less than the amount you had originally invested.

If you wish to liquidate your investment in the securities prior to the maturity date or prior to the relevant exercise date or period, as applicable, your only alternative, in the absence of any applicable provisions for redemption at the option of the holder, would be to sell them. However, there may be an illiquid market for the securities or no market at all. Even if you were able to sell your securities, there are many factors that may affect their market value. We believe that the market value of your securities will be affected by the volatility of the reference asset(s), the level(s), value(s) or price(s) of the reference asset(s) at the time of the sale, changes in interest rates, our actual and perceived financial condition and credit ratings, the supply of and demand for the securities, the time remaining until the maturity or until the relevant exercise date or period, as applicable, of the securities and a number of other factors. Some of these factors are interrelated in complex ways; as a result, the effect of any one factor may be offset or magnified by the effect of another factor. The price, if any, at which you will be able to sell your securities prior to maturity or prior to the relevant exercise date or period, as applicable, may be substantially less than the amount you originally invested and will depend on the market value of the securities at the time of the sale. The following paragraphs describe the manner in which we expect the market value of the securities to be affected in the event of a change in a specific factor, assuming all other conditions remain constant.

•	Reference asset performance. We expect that the market value of the securities prior to maturity or prior to the relevant exercise date or period, as applicable, will depend substantially on the then-current level(s), values(s) or price(s) (or in some cases, performance since the date on which the securities price) of the reference asset(s) relative to their initial level(s), value(s) or price(s). If you decide to sell your securities prior to maturity or prior to the relevant exercise date or period, as applicable, when the level(s), value(s) or prices(s) of the reference asset(s) at the time of sale are favorable relative to their initial level(s), value(s) or price(s), you may nonetheless receive substantially less than the amount that would be payable at maturity or upon exercise if those level(s), value(s) or price(s) were to have been determined at valuation dates later in the term of the securities because of expectations at the earlier time of sale that the level(s), value(s) or price(s) will continue to fluctuate until the final level(s), value(s) or price(s) are determined.

•	Volatility of a reference asset. Volatility is the term used to describe the degree of variation in the level, value or price of a reference asset over a period of time. If the volatility of a reference asset or its components increases or decreases, the market value of the securities may be adversely affected. The volatility of a reference asset may change unpredictably.

•	Correlation of reference assets. The correlation of a pair of reference assets represents a statistical measurement of the degree to which the returns of those reference assets were similar to each other over a given period in terms of timing and direction. If the correlation of a pair of reference assets increases or decreases, the market value of the securities may be adversely affected. The correlation of a pair of reference assets may change unpredictably.

•	Interest rates. We expect that the market value of the securities will be affected by changes in interest rates. Interest rates also may affect the economy and, in turn, the level(s), value(s) or price(s) of the reference asset or their components, which would affect the market value of the securities.

•	Supply and Demand for the Securities. We expect that the market value of the securities will be affected by the supply of and demand for the securities. In general, if the supply of the securities increases and/or the demand for the securities decreases, the market value of the securities may be adversely affected. The supply of the securities, and therefore the market value of the securities, may be affected by inventory positions held by us or our affiliates or any market maker.

•	Exercise or Redemption Rights and Call Rights. Your right to redeem the securities, if any, or our right to call the securities, if any, as applicable, may affect the market value of the relevant securities. Generally, the lack of a redemption right for note holders and the inclusion of a call right by us may each adversely affect the market value of the securities.

•	Our financial condition, credit ratings and results of operations. Actual, perceived, anticipated or unanticipated changes in our financial condition, credit ratings or results of operations may significantly affect the market value of the securities. The significant difficulties experienced in the global financial system in the last several years and resulting lack of credit, lack of confidence in the financial sector, increased volatility in the financial markets and reduced business activity could materially and adversely affect our business, financial condition, credit ratings and results of operations. However, because the return on the securities is dependent upon factors in addition to our ability to pay or settle our obligations under the securities (such as the current level(s), value(s) or price(s) of the reference asset(s)), an improvement in our financial condition, credit ratings or results of operations may not have a positive effect on the market value of the securities. These credit ratings relate only to our creditworthiness, do not affect or enhance the return on the securities and are not indicative of other risks associated with the securities or an investment in the reference asset(s). A rating is not a recommendation to buy, sell or hold securities and may be subject to suspension, change or withdrawal at any time by the assigning rating agency.

•	Time remaining to maturity or to the expiration date. A “time premium” results from expectations concerning the level(s), value(s) or price(s) of the reference asset(s) during the period prior to the maturity date of the notes or prior to the expiration date of the warrants. As the time remaining to the maturity date of the notes or to the expiration date of the warrants decreases, this time premium will likely decrease, potentially adversely affecting the market value of the securities. As the time remaining to maturity or to the expiration date, as applicable, decreases, the market value of the securities may be less sensitive to any favorable changes in the volatility of the reference asset(s).

•	Events affecting or involving a reference asset. Economic, financial, regulatory, geographic, judicial, political and other developments that affect the level, value or price of a reference asset and its components, and real or anticipated changes in those factors, also may affect the market value of the securities. For example, if a reference asset is composed of equity securities, the financial condition and earnings results of a component of that reference asset, and real or anticipated changes in those conditions or results, may affect the market value of the securities. In addition, speculative trading by third parties in a reference asset could significantly increase or decrease the level, value or price of that reference asset, thereby exposing that reference asset to additional volatility, which could adversely affect the market value of the securities.

•	Agents’ commissions and cost of hedging. The initial issue price of the securities includes the agents’ commission or discount, if any, and may reflect the estimated cost of hedging our obligations under the securities. These costs may include our or our affiliates’ expected cost of providing that hedge and the profit we expect to realize in consideration for assuming the risks inherent in providing that hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which we (or our affiliates) will be willing to purchase securities from you in secondary market transactions, if at all, will likely be lower than the initial issue price, and could result in a substantial loss to you. In addition, any secondary market prices may differ from values determined by pricing models used by us or our affiliates, as a result of dealer discounts, mark-ups or other transaction costs. Moreover, this hedging activity may result in us or our affiliates realizing a profit, even if the market value of the securities declines.

The effect of any one factor may be offset or magnified by the effect of another factor.

(16)	The securities are not insured against loss by any third parties.

The securities will be solely our obligations, and no other entity will have any payment or settlement obligations, contingent or otherwise, in respect of the securities. In the event that we are unable to pay or settle our obligations under the securities, you risk losing your entire investment.

(17)	The securities are not insured by the FDIC.

The securities are not deposit liabilities of Barclays Bank PLC and neither the securities nor your investment in the securities are insured by the FDIC or any other governmental agency or deposit insurance agency of the United States, United Kingdom or any other jurisdiction. In the event that we are unable to pay or settle our obligations under the securities, you risk losing your entire investment.

(18)	There are no security interests in the securities or other financial instruments or assets held by Barclays Bank PLC.

Neither the indenture governing the notes nor the warrant indenture or warrant agreement, as applicable, governing the warrants contains any restrictions on our ability or the ability of any of our affiliates to sell, pledge or otherwise convey all or any portion of the securities or other instruments or assets acquired by us or our affiliates. Neither we nor any of our affiliates will pledge or otherwise hold those securities or other instruments or assets for the benefit of holders of the securities. Consequently, in the event of a bankruptcy, insolvency or liquidation involving us, any of those securities or other instruments or assets that we own will be subject to the claims of our creditors generally and will not be available specifically for the benefit of the holders of the securities. Any amounts payable or property deliverable on the securities constitute our unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all our other outstanding unsecured and unsubordinated obligations, present and future, except those obligations as are preferred by operation of law.

(19)	A downgrade of the rating assigned by any credit rating agency to Barclays Bank PLC or to the securities could adversely affect the liquidity or market value of the securities. Ratings downgrades could occur as a result of, among other causes, changes in the ratings methodologies used by credit rating agencies. Changes in credit rating agencies’ views of the level of implicit sovereign support for European banks and their groups are likely to lead to ratings downgrades.

Certain securities may be rated by credit rating agencies, although Barclays Bank PLC is under no obligation to ensure that the securities are rated by any credit rating agency. Credit ratings may not reflect the potential impact of all risks related to structure, market, additional factors discussed in this “Risk Factors” section and other factors that may affect the liquidity or market value of the securities. A credit rating is not a recommendation to buy, sell or hold securities and may be revised, suspended or withdrawn by the credit rating agency at any time.

Any rating assigned to Barclays Bank PLC or the securities may be withdrawn entirely by a credit rating agency, may be suspended or may be lowered, if, in that credit rating agency’s judgment, circumstances relating to the basis of the rating so warrant. Ratings may be impacted by a number of factors which can change over time, including the credit rating agency’s assessment of: the issuer’s strategy and management’s capability; the issuer’s financial condition including in respect of capital, funding and liquidity; competitive and economic conditions in the issuer’s key markets; the level of political support for the industries in which the issuer operates; and legal and regulatory frameworks affecting the issuer’s legal structure, business activities and the rights of its creditors. The credit rating agencies may also revise the ratings methodologies applicable to issuers within a particular industry, or political or economic region. If credit rating agencies perceive there to be adverse changes in the factors affecting an issuer’s credit rating, including by virtue of changes to applicable ratings methodologies, the credit rating agencies may downgrade, suspend or withdraw the ratings assigned to an issuer and/or its securities. In addition, credit rating agencies may publish revised methodologies that result in credit rating actions being taken on Barclays Bank PLC’s ratings, including downgrading of certain ratings.

If Barclays Bank PLC determines to no longer maintain one or more ratings, or if any credit rating agency withdraws, suspends or downgrades the credit ratings of Barclays Bank PLC or the securities, or if such a withdrawal, suspension or downgrade is anticipated (or any credit rating agency places the credit ratings of Barclays Bank PLC or any securities on “credit watch” status in contemplation of a downgrade, suspension or withdrawal), whether as a result of the factors described above or otherwise, such event could adversely affect the liquidity or market value of the securities (whether or not the securities had an assigned rating prior to such event).

(20)	The U.S. federal income tax consequences of an investment in certain securities are uncertain.

There is no direct legal authority regarding the proper U.S. federal income tax treatment of certain securities (including, in particular, securities that are not treated as indebtedness for U.S. federal income tax purposes) and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of certain securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as described in the applicable section under “Material U.S. Federal Income Tax Consequences” in this prospectus supplement. If the IRS were successful in asserting an alternative treatment, the tax consequences of your ownership and disposition of the securities could be materially and adversely affected. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in certain securities, possibly with retroactive effect.

You should review the discussion under “Material U.S. Federal Income Tax Consequences” below and consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

(21)	A reference asset or its components may trade outside regular trading hours in the United States; however, if any secondary market for the securities develops, the securities may trade only during regular trading hours in the United States.

If the market for a reference asset or its components is an international market, the hours of trading for the securities, if any, may not conform to the hours during which that reference asset or its components are traded. To the extent that U.S. markets are closed while international markets remain open, significant movements may take place in the level, value or price of a reference asset or its components that will not be reflected immediately in the price of the securities. There may not be any systematic reporting of last-sale or similar information for a reference asset or its components. The absence of last-sale or similar information and the limited availability of quotations would make it difficult for many investors to obtain timely, accurate data about the state of the market for a reference asset or its components.

(22)	We may sell additional notes at a different issue price.

At our sole option, we may decide to sell an additional amount of the notes offered by any pricing supplement subsequent to the date of that pricing supplement. The issue price of the notes in the subsequent sale may differ substantially (higher or lower) from the initial issue price you paid as provided in the applicable pricing supplement.

(23)	If you purchase your notes at a premium to the principal amount, the return on your investment will be lower than the return on notes purchased at the principal amount or at a discount to the principal amount.

Any amounts payable on the notes will not be adjusted based on the price you pay for the notes. If you purchase notes at a price that differs from the principal amount of the notes, then the return on your investment in those notes held to the maturity date will differ from, and may be substantially less than, the return on notes purchased at the principal amount. If you purchase your notes at a premium to the principal amount and hold them to the maturity date, the return on your investment in the notes will be lower than it would have been had you purchased the notes at the principal amount or at a discount to the principal amount. In addition, the impact of certain terms of the notes on the return on your investment will depend upon the price you pay for your notes relative to the principal amount.

(24)	The amounts payable or property deliverable on your securities will be determined based on the level, value or price of any reference asset on the dates specified in the applicable pricing supplement.

The level, value or price of a reference asset may be based on the level, value or price of that reference asset on the dates specified in the applicable pricing supplement (subject to adjustments as described in this prospectus supplement). You will not benefit from any more favorable level, value or price of any reference asset determined at any other time.

(25)	The securities may be subject to an investor fee and other costs.

The securities may be subject to an investor fee and other costs as specified in the applicable pricing supplement. Because the investor fee and any applicable costs reduce the amount of your return, the value of the relevant reference asset must increase significantly (or, for securities that provide short exposure to the reference asset, decrease significantly) in order for you to receive at least the principal amount of your investment at maturity or upon redemption, in the case of notes, or for you to receive any return on your investment, in the case of warrants. If the value of the reference asset decreases or does not increase sufficiently (or, for securities that provide short exposure to the reference asset, increases or does not decrease sufficiently) to offset the investor fee and any applicable costs, you may receive less than the principal amount of your investment at maturity or upon redemption, in the case of notes, or you may receive little or no return on your investment, in the case of warrants.

(26)	We and our affiliates, and any agent or dealer participating in the distribution of the securities, may engage in various activities or make determinations that could materially affect your securities in various ways and create conflicts of interest.

We and our affiliates play a variety of roles in connection with the issuance of the securities, as described below. In performing these roles, our and our affiliates’ economic interests are potentially adverse to your interests as an investor in the securities. We and our affiliates will have no obligation to consider your interests as a holder of the notes in taking any actions that might affect the value of any reference asset or the securities.

•	Trading activities. We and our affiliates may from time to time buy or sell a reference asset and its components, or similar instruments, or derivative instruments relating to that reference asset or its components, as part of our general business for proprietary accounts, for other accounts under management, to facilitate transactions for customers or to hedge obligations under the securities. To the extent that we or any of our affiliates have a hedge position in a reference asset or its components, or in a derivative or synthetic instrument related to a reference asset or its components, we or any of our affiliates may increase or liquidate a portion of those holdings at any time before, during or after the term of the securities. In addition, we or any of our affiliates may purchase or otherwise acquire a long or short position in the securities, and we or any of our affiliates may hold or sell any such position in the securities.

In any such market making, trading and hedging activity, investment banking and other financial services, we or our affiliates may take positions or take actions that are inconsistent with, or adverse to, the investment objectives of the holders of the securities. These trading activities may present a conflict of interest between your interest in the securities and the interests we and our affiliates may have in our proprietary accounts, in facilitating transactions, including block trades, for our other customers and in accounts under our management. These trading activities could also affect the level, value or price of a reference asset in a manner that would decrease the market value of the securities and any amounts payable or property deliverable on the securities. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the securities declines.

•	Other business activities. We or our affiliates may currently or from time to time engage in business with the issuer of a reference asset or its components, including making loans to, equity investments in, or providing investment banking, asset management or other advisory services. We and our affiliates, at present or in the future, may engage in business relating to the persons or organizations responsible for calculating, publishing or maintaining any reference asset that is an index or exchange-traded fund, which we refer to as the “sponsor” of that reference asset. We do not make any representation or warranty to any purchaser of securities with respect to any matters whatsoever relating to its business with the issuer of a reference asset or its components or sponsor. In connection with these activities, we may receive information pertinent to the reference assets or their components that we will not divulge to you.

We or one or more of our affiliates may have published, and may in the future publish, research reports relating to the issuer of a reference asset or its components. The views expressed in this research may be modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any of these activities may affect the level, value or price of a reference asset or its components and, therefore, the market value of the securities and any amounts payable or property deliverable on your securities. Moreover, other professionals who deal in these markets may at any time have views that differ significantly from ours. In connection with your purchase of the securities, you should investigate each reference asset and its components and not rely on our views with respect to future movements in any reference asset and its components.

We or any of our affiliates also may issue, underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments with returns linked to a reference asset or its components. By introducing competing products into the marketplace in this manner, we or our affiliates could adversely affect the market value of the securities.

In addition, the value of a reference asset may be determined in whole or in part by reference to the value of a benchmark that is established based on quotes, prices, values or other data provided by market participants, including, in some cases, us or our affiliates. In addition, we or our affiliates may take part in, or have a supervisory role in connection with, the administration of certain benchmarks.

•	Agents and dealers. In addition, the role played by Barclays Capital Inc., as the agent for the securities, could present significant conflicts of interest with the role of Barclays Bank PLC, as issuer of the securities. For example, Barclays Capital Inc. or its representatives may derive compensation or financial benefit from the distribution of the securities and such compensation or financial benefit may serve as an incentive to sell the securities instead of other investments. Furthermore, we and our affiliates establish the offering price of the securities for initial sale to the public, and the offering price is not based upon any independent verification or valuation. Furthermore, if any other agent or dealer participating in the distribution of the securities or any of its affiliates conducts hedging activities for us in connection with the securities, that participating dealer or its affiliates will expect to realize a projected profit from such hedging activities, and this projected profit will be in addition to any selling concession that the participating agent or dealer realizes for the sale of the securities to you. This additional projected profit may create a further incentive for the participating agent or dealer to sell the securities to you.

•	Calculation agent determinations. In addition to the activities described above, we or one of our affiliates could also act as the calculation agent for the securities. As calculation agent, we will determine any values of the underliers and make any other determinations necessary to calculate any payments on the securities. In making these determinations, we may be required to make discretionary judgments. In making these discretionary judgments, our economic interests are potentially adverse to your interests as an investor in the securities, and any of these determinations may adversely affect any payments on the securities. The calculation agent will have no obligation to consider your interests as an investor in the securities in making any determinations with respect to the securities.

(27)	You will be bound by the determinations made by the calculation agent.

The calculation agent will, in its sole discretion, make certain determinations in respect of your securities that may affect the timing and value of payments on your securities, perhaps significantly. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any determinations made by the calculation agent with respect to the securities.

(28)	The calculation agent may postpone the determination of any amounts payable or property deliverable on the securities if a market disruption event occurs.

A valuation date (as described under “Terms of the Notes—Valuation Dates, Review Dates, Determination Dates, Observation Dates, Calculation Dates and Averaging Dates” and “Terms of the Warrants—Valuation Dates, Review Dates, Determination Dates, Observation Dates, Calculation Dates and Averaging Dates” below) for the securities may be postponed if the calculation agent determines that a market disruption event with respect to any reference asset has occurred or is continuing on that valuation date or if the calculation agent determines that a valuation date is not a scheduled trading day with respect to any reference asset (as described under “Reference Assets” below). In the event that a market disruption event with respect to a reference asset continues for a sustained period, the calculation agent will determine the level, value or price of that reference asset. You will not be entitled to compensation from us or the calculation agent for any loss suffered as a result of the postponement of any valuation date, any resulting delay in payment, any change in the level, value or price of any affected reference asset after the originally scheduled valuation date or any level, value or price of the affected reference asset determined by the calculation agent.

As a result of the foregoing, or in the event that a scheduled payment date (including, in the case of notes, the maturity date) is not a business day, payment dates for the securities may be postponed, as described under “Terms of the Notes—Payment Dates” or “Terms of the Warrants—Payment Dates” below, as applicable. If a payment date is postponed, we will not be obligated to pay or deliver, and you may not receive, any amounts payable or property deliverable on the relevant payment date until several days after the originally scheduled payment date. Any payment or delivery made under the circumstances will not result in a default under any security or the applicable indenture or warrant agreement.

(29)	Anti-dilution protection is limited, and the calculation agent has discretion to make anti-dilution adjustments or, in some circumstances, to accelerate the securities.

For securities linked to the shares of an equity security or an exchange-traded fund, the calculation agent may in its sole discretion adjust any variable described in the applicable pricing supplement, including but not limited to, if applicable, any price (including but not limited to the initial price, any price derived from the initial price, the final price and the closing price or any other relevant price on any valuation date) or physical delivery amount or any combination thereof or any other variable described in the applicable pricing supplement, upon the occurrence of certain events that the calculation agent determines have a diluting or concentrative effect on the theoretical value of the shares. See “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as a Reference Asset” and “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Securities with an Exchange-Traded Fund as a Reference Asset—Anti-dilution Adjustments” in this prospectus supplement. However, the calculation agent will not make such adjustments in response to all events that could affect the shares. The occurrence of any such event and any adjustment made by the calculation agent (or a determination by the calculation agent not to make any adjustment) may adversely affect the market value of the securities and any amounts payable or property deliverable on the securities.

If the securities are linked to more than one reference asset, at least one of which is an equity security or an exchange-traded fund, and as described above, an event with respect to any such equity security or exchange-traded fund occurs that the calculation agent determines has a diluting or concentrative effect on the theoretical value of the shares, but the calculation agent elects not to make such an adjustment or determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent may in its sole discretion accelerate the maturity date of the notes or the payment or settlement date of the warrants for a payment determined by the calculation agent. Any amount payable upon acceleration could be significantly less than the amount(s) that would be due on the securities if they were not accelerated.

(30)	The calculation agent may replace a reference asset, make other adjustments or, in some circumstances, accelerate the securities in response to certain events affecting that reference asset.

The calculation agent may replace a reference asset, make other adjustments or, in some circumstances, accelerate the securities in response to certain events affecting that reference asset:

•	Equity securities. In the case of a reference asset that is an equity security, upon the occurrence of certain reorganization events or a nationalization, expropriation, liquidation, bankruptcy, insolvency or de-listing of that equity security, the calculation agent will make adjustments to the reference asset or, in some cases, will accelerate the maturity date of the notes or the payment or settlement date of the warrants for a payment determined by the calculation agent. Any amount payable upon acceleration could be significantly less than the amount(s) that would be due on the securities if they were not accelerated. If the applicable pricing supplement specifies that any payment on the securities may be made in shares of an equity security, any such payment will be made with shares of any replacement reference asset. See “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as a Reference Asset” in this prospectus supplement.

•	Exchange-traded funds. In the case of a reference asset that is an exchange-traded fund, if the shares or other interests of that exchange-traded fund are de-listed from the relevant exchange or if that exchange-traded fund is liquidated or otherwise terminated, the calculation agent may substitute a successor fund that is comparable to that exchange-traded fund, or if the calculation agent determines that no successor fund is available, accelerate the maturity date of the notes or the payment or settlement date of the warrants. Any amount payable upon acceleration could be significantly less than the amount(s) that would be due on the securities if they were not accelerated. See “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Securities with an Exchange-Traded Fund as a Reference Asset” in this prospectus supplement.

•	Indices. In the case of a reference asset that is an index, if that index is discontinued or calculation or publication of that index is suspended, the calculation agent may select a substitute index that the calculation agent determines to be comparable to the discontinued index to calculate any amounts payable or property deliverable on your securities. In addition, in the event of certain material changes in or modification to an index, the calculation agent may determine the level of that index. See “Reference Assets—Indices—Adjustments Relating to Securities with an Index as a Reference Asset” in this prospectus supplement.

•	Commodities. In the case of a reference asset that is a commodity, if the relevant price source discontinues price discovery of, or the relevant market or exchange discontinues trading in, or physical delivery of, that commodity, the calculation agent may replace that commodity with another commodity. In addition, in the event of certain changes in or modification to a commodity, the calculation agent may determine the price of that commodity. See “Reference Assets—Commodities and Commodity Futures Contracts—Discontinuation of Trading; Alteration of Method of Calculation” in this prospectus supplement.

•	Currency exchange rates. In the case of a reference asset that is a currency exchange rate, if the calculation agent determines that such currency has been removed from circulation or otherwise discontinued, then that currency will be replaced by a successor currency. In addition, in the event of certain changes in or modification to the price source of a currency exchange rate, the calculation agent may determine the value of that currency exchange rate. See “Reference Assets—Currency Exchange Rates—Adjustments Relating to Securities with a Currency Exchange Rate as a Reference Asset” in this prospectus supplement.

A replacement or substitute reference asset may perform significantly worse than the reference asset it replaces. If the securities are accelerated, the term of your investment in the securities will be limited to a period that is shorter than their original term, and holders of the securities will not benefit from any potential positive performance of the reference asset or receive any further payments. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event that the securities are accelerated. Any of these actions may adversely affect, perhaps significantly, the market value of the securities, as well as any amounts payable or property deliverable on the securities.

(31)	Actions by a sponsor or issuer of any reference asset or its components may adversely affect the securities.

Unless otherwise specified in the applicable pricing supplement, we will not be affiliated with any sponsor or issuer of a reference asset or its components (except for the licensing arrangements with respect to indices, if any, discussed in any applicable underlying supplement or the applicable pricing supplement). Unless otherwise specified in the applicable pricing supplement, no such sponsor or issuer will have involvement in the offer and sale of the securities and no such sponsor or issuer will owe any obligation to you. We have no ability to control or predict the actions of any such sponsor or issuer. These actions could include mergers, asset sales, tender offers or the commencement of bankruptcy proceedings in the case of reference assets consisting of securities or errors in information disclosed by a sponsor of an index or an issuer of an equity security or any discontinuance by that sponsor or issuer of that disclosure. In addition, the sponsor of an index can add, delete or substitute the components of that index or make other methodological changes that could adversely change the values of the reference assets and, therefore, the market value of the securities. You should realize that changes in the components of these indices may affect the reference assets, as a newly added instrument or instruments may perform significantly worse than the instrument or instruments it replaces. There can be no assurances that any indices that are reference assets or tracked by reference assets that are exchange-traded funds will continue or the method by which these indices are calculated will remain unchanged. The sponsors of these indices may have the ability from time to time to change the method by which these indices are calculated or to take emergency action under their rules, which could adversely affect the level, value or price of a reference asset and any amounts payable or property deliverable on your securities and the market value of your securities. Actions by any such issuer or sponsor may have an adverse effect on the level, value or price of the market value of the securities, and any such issuer or sponsor may take action without regard to your interests.

(32)	Governmental legislative or regulatory actions, such as sanctions, could adversely affect your investment in the securities.

Governmental legislative or regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the securities, a reference asset or its components, or engaging in transactions in them, and any such action could adversely affect the value of that reference asset. These legislative or regulatory actions could result in restrictions on the securities or the de-listing of a reference asset or its components. You may lose a significant portion or all of your initial investment in the securities if a reference asset or its components are de-listed or if you are forced to divest the securities due to government mandates, especially if such de-listing occurs or such divestment must be made at a time when the value of the securities has declined. See also “—The calculation agent may replace a reference asset, make other adjustments or, in some circumstances, accelerate the securities in response to certain events affecting that reference asset” above.

In addition, the level, value or price of a reference asset could be adversely affected by the promulgation of new laws or regulations or by the reinterpretation of existing laws or regulations after the date hereof (including, without limitation, those relating to taxes and duties on any reference asset) by one or more governments, governmental agencies or instrumentalities, courts or other official bodies. For example, direct or indirect government intervention may restrict the issuance or trading of products, such as your securities, linked to the value of international securities (or indices relating to those securities). Governments may also seek to regulate not only the reference asset(s) to which your securities are linked but also derivative instruments based on a reference asset, which can affect the value of that reference asset. Any of these events could adversely affect the level, value or price of a reference asset and, correspondingly, could adversely affect the market value of the securities, as well as any amounts payable or property deliverable on the securities.

(33)	You have no recourse to the sponsor or issuer of any reference asset or any of its components.

Your investment in the securities will not give you any rights against the sponsor or issuer of any reference asset or any of its components, including any sponsor (with respect to an index or exchange-traded fund) that may determine or publish the level, value or price of a reference asset and any issuer (with respect to equity securities) that may otherwise affect the level, value or price of a reference asset.

Unless otherwise specified in the applicable pricing supplement, no sponsor or issuer of a reference asset or its components will be involved with the administration, marketing or trading of the securities and no sponsor or issuer of a reference asset or its components will have any obligations with respect to any amounts payable or property deliverable on the securities, or to consider your interests as a holder of the securities when it takes any actions that might affect the market value of the securities. No sponsor or issuer of a reference asset or its components will be responsible for, or have participated in, the determination of the timing of, prices for, or quantities of, the securities to be issued.

Neither we, nor any of our affiliates, including the agent, assume any responsibility for the adequacy or accuracy of any publicly available information about the sponsor or issuer of any reference asset or its components. You should make your own investigation into each reference asset and the sponsor or issuer of each reference asset or its components.

Additional Risks Relating to Securities That We May Call or Redeem (Automatically or Otherwise)

(34)	If we call or redeem the securities prior to their scheduled maturity or prior to the relevant exercise date or period, as applicable, you will be exposed to reinvestment risk.

If the securities are called or redeemed, the term of your investment in the securities will be limited to a period that is shorter than their original term. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event that the securities are called or redeemed prior to scheduled maturity or prior to the relevant exercise date or period, as applicable. No further payments will be made on the securities after they have been called or redeemed.

(35)	If we have the right to call or redeem the securities prior to their scheduled maturity or prior to the relevant exercise date or period, as applicable, market factors may influence whether we exercise that right.

It is more likely that we will redeem the securities at our sole discretion to the extent that the expected amounts payable on the securities are greater than the amounts that would be payable on other instruments issued by us of comparable maturity, terms and credit rating trading in the market. We are less likely to call the securities when the expected amounts payable on the securities are less than the amounts that would be payable on other comparable instruments issued by us. Therefore, the securities are more likely to remain outstanding when the expected amounts payable on the securities is less than what would be payable on other comparable instruments.

Additional Risks Relating to Securities Based on a Basket Composed of More Than One Reference Asset

(36)	Baskets are not the same as market indices and, therefore, may not reflect the performance of any market sector.

Unless otherwise specified in the applicable pricing supplement, a basket composed of more than one reference asset is not the same as a recognized market index and will be created solely for purposes of the offering of the securities and calculated solely during the term of the securities. In that instance, the level, value or price of a basket and, therefore, its performance will not be published during the term of the securities. A basket composed of more than one reference asset might not be reflective of any particular market sector or economic measure but may instead represent a particular exposure created in connection with the particular offering of securities.

(37)	Risks associated with the basket may adversely affect the market price of the securities and any amounts payable or property deliverable on your securities.

Because the basket to which securities may be linked may consist of a limited number of reference assets, the basket may be less diversified than funds or portfolios investing in broader markets and, therefore, could experience greater volatility.

If the basket is concentrated in a geographic region, an industry or group of industries or a particular economic sector, the basket and any amounts payable or property deliverable on the securities will be subject to concentration risks. These include the risks that the levels, values or prices of other assets in these geographic regions, industries or economic sectors or the prices of securities or other components of the reference assets composing the basket may decline, thereby adversely affecting the market value of the securities and any amounts payable or property deliverable on the securities. For example, a financial crisis could erupt in a particular geographic region, industry or economic sector and lead to sharp declines in the currencies, stock markets and other asset prices in that geographic region, industry or economic sector, threatening the particular financial systems, disrupting economies and causing political upheaval. Accordingly, the market value of the securities and any amounts payable or property deliverable on the securities may be adversely affected if the basket provides concentrated exposure.

(38)	Correlation (or lack of correlation) of performances among the basket components may adversely affect your return on the securities, and changes in the value of one or more of the basket components may offset each other.

“Correlation” is the term used to describe the relationship between the percentage change among the basket components. Movements in the values of basket components may not correlate with each other. At a time when the value of a basket component increases in value, the value of the other basket components may not increase as much, or may even decline in value. Therefore, in calculating the basket’s performance, an increase in the value of a basket component may be mitigated, or wholly offset, by lesser increases or declines in the value of other basket components. On the other hand, high correlation of movements in the values of the basket components could adversely affect your return on the securities during periods of negative performance of the basket components. Changes in the correlation of the basket components may adversely affect the market value of the securities.

(39)	The basket components may be unequally weighted.

The basket components may have different weights in determining the performance of the basket. In such case, the performance of a basket component with a greater weight will influence the performance of the basket to a greater degree than the performance of a basket component with a lesser weight. Under these circumstances, increases in the value of a lower-weighted basket component may be offset by even small decreases in the value of a more greater-weighted basket component. Accordingly, you may be subject to greater risks in connection with basket components that have greater weights.

Additional Risks Relating to Securities Based on the Performance of the Least or Best Performing Reference Asset

(40)	Payments on the securities may be calculated based solely on the performance of the least performing reference asset or, for securities that provide short exposure, the best performing reference asset.

Payment on the securities may be linked solely to the performance of the least performing reference asset or, for securities that provide short exposure, the best performing reference asset. Under these circumstances, you will not benefit from the performance of the other reference assets. Accordingly, the performance of a single reference asset can adversely affect the value of the notes and any payment on the notes, regardless of the performance of any other reference asset.

(41)	If the securities are linked to the performance of the least or best performing reference asset, you will be exposed to the market risk of each reference asset.

If the securities are linked to the performance of the least or best performing reference asset, your return on the securities will not be linked to a basket consisting of the reference assets. Rather, it will be contingent upon the independent performance of each reference asset. Unlike an instrument with a return linked to a basket of reference assets in which risk is mitigated and diversified among all the basket components, you will be exposed to the risks related to each reference asset. Adverse performance by any reference asset over the term of the securities may negatively affect your return and will not be offset or mitigated by beneficial performance by any other reference asset. Accordingly, your investment is subject to the market risk of each reference asset.

(42)	If the securities are linked to the performance of the least or best performing reference asset, you will be exposed to greater risk than if the securities were linked to only one of those reference assets, the performance of the reference assets may not be correlated or may be negatively correlated.

The risk that payments on the securities will be adversely affected by the performance of a reference asset is greater for securities that are linked to the performance of the least performing reference asset (or, for securities that provide short exposure, the best performing reference asset) than for securities that are linked to only one of those reference assets. With multiple reference assets, it is more likely that at least one of those reference assets will perform adversely.

In addition, the performance of the reference assets may not be correlated or may be negatively correlated. Although the correlation of the reference assets may change over the term of the securities, the terms of the securities will be determined, in part, based on the correlations of the reference assets calculated using our internal models at the time when the terms of the securities are finalized. More favorable terms will generally be associated with lower correlation of the reference assets, and lower correlation. However, the lower the correlation between two reference assets, the greater the potential for one of those reference assets to perform adversely with respect to the securities. It is impossible to predict what the correlations between the reference assets will be over the term of the securities.

Additional Risks Relating to Securities with Reference Assets That Are Equity Securities, Indices of Equity Securities or Exchange-Traded Funds that Hold Equity Securities

The use of the term “reference asset(s)” under this subsection may refer to an equity security, an index composed of equity securities or an exchange-traded fund that includes equity securities.

(43)	The market value of the securities and any amounts payable or property deliverable on the securities will be affected by equity market risks.

We expect that each reference asset will generally fluctuate in accordance with changes in the financial condition of the issuer of that reference asset for reference assets that are equity securities or the equity securities that are components of a reference asset that is an index or exchange-traded fund, the value of equity securities generally and other factors. The financial condition of the issuer of an equity securities may become impaired or the general condition of the equity market may deteriorate, either of which may cause a decrease in the level, value or price of the relevant reference asset and thus in the market value of the securities and any amounts payable or property deliverable on the securities. Equity securities are susceptible to general equity market fluctuations, to speculative trading by third parties and to volatile increases and decreases in value as market confidence in and perceptions regarding those equity securities, or equity markets more generally, change. Investor perceptions regarding the issuer of an equity security are based on various factors, which may be unpredictable, including expectations regarding government, economic, monetary and fiscal policies, inflation and interest rates, economic expansion or contraction, and global or regional political, economic and banking crises.

(44)	You have no rights in the property, or shareholder rights in any securities of any issuer, of a reference asset or the equity securities composing or held by a reference asset.

Investing in the securities will not make you a holder of any reference asset or the equity securities composing or held by any reference asset. Neither you nor any other holder or owner of the securities will have any voting rights, any right to receive dividends or other distributions, or any other rights with respect to any property or securities of any issuer or with respect to any equity securities underlying or held by a reference asset.

(45)	Payments on the securities will not reflect dividends or other distributions on any of the reference assets or the equity securities composing or held by the reference assets.

Unless specified in the applicable pricing supplement, any amounts payable or property deliverable on the securities will not reflect the payment of dividends or other distributions on any of the reference assets or the equity securities held by or underlying the reference assets.

(46)	A reference asset that is an index will reflect the price return of the securities composing that index, not the total return.

Unless otherwise specified in the applicable pricing supplement, a reference asset that is an index will reflect the price return of the securities composing that index, not the total return. A “total return” index reflects dividends paid on the securities composing that index, in addition to reflecting the price returns of those securities. Accordingly, unless otherwise specified in the applicable pricing supplement, the securities will not include such a total return feature.

(47)	We will obtain the information about the sponsors or issuers of the reference assets or the equity securities underlying or held by the reference assets from publicly available information.

Unless otherwise specified in the applicable underlying supplement or the applicable pricing supplement, we will derive all information in any applicable underlying supplement and the applicable pricing supplement about the reference assets or their issuers from publicly available documents or other publicly available information, without independent verification. We have not participated, and will not participate, in the preparation of any of those documents, nor have we made, nor will we make, any “due diligence” investigation or any inquiry with respect to the reference assets or their issuers in connection with the offering of the securities. Furthermore, we do not and will not know whether all events occurring before the date of any applicable underlying supplement and the applicable pricing supplement, including events that would affect the accuracy or completeness of the publicly available documents referred to above or the level, value or price of any reference asset, have been publicly disclosed. Subsequent disclosure of any events of this kind or the disclosure of, or failure to disclose, material future events concerning the sponsors or issuers could adversely affect any amounts payable or property deliverable on the securities and the market value of the securities.

(48)	For securities linked to indices of non-U.S. equity securities, if the prices of the non-U.S. equity securities are converted into U.S. dollars for purposes of calculating the level of the applicable index, the securities will be subject to currency exchange risk.

If the securities are linked to indices of non-U.S. equity securities and the prices of the non-U.S. equity securities are converted into U.S. dollars for purposes of calculating the level of the applicable index, then investors in those securities will be exposed to the currency exchange rate risk with respect to each of the currencies in which the non-U.S. equity securities underlying that index trade. Exchange rate movements for a particular currency can often be volatile and are the result of numerous factors including the supply of, and the demand for, those currencies, as well as the relevant government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to the relevant region. An investor’s net exposure will depend on the extent to which the currencies of the non-U.S. equity securities underlying the applicable index strengthen or weaken against the U.S. dollar and the relative weight of the non-U.S. equity securities denominated in those currencies. If, taking into account that weighting, the dollar strengthens against the currencies of the securities underlying the applicable index, the level of that index will be adversely affected and any amounts payable or property deliverable on the securities may be reduced.

Of particular importance to potential currency exchange risk are: existing and expected rates of inflation; existing and expected interest rate levels; the balance of payments in the relevant countries and the United States and between each relevant country and its major trading partners; the extent of governmental surplus or deficit in the relevant countries and the United States; and intervention by the relevant countries or the United States in currency exchange rates, including through the imposition of currency controls. All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the relevant countries, the United States and those of other countries important to international trade and finance.

(49)	For securities linked to indices of non-U.S. equity securities, if the prices of those non-U.S. equity securities are not converted into U.S. dollars for purposes of calculating the level of the applicable index, any amounts payable or property deliverable on the securities will not be adjusted for fluctuations in exchange rates.

If the securities are linked to indices of non-U.S. equity securities and the prices of the non-U.S. equity securities are not converted into U.S. dollars for purposes of calculating the level of the applicable index, then the value of the securities will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies in which the non-U.S. equity securities underlying the applicable index are denominated, although any currency fluctuations could affect the performance of that index. If any applicable currency appreciates relative to the U.S. dollar over the term of the securities, investors will not receive the benefit of that increase, which they would have had they owned the non-U.S. equity securities underlying the relevant index directly.

(50)	Securities linked to exchange-traded funds holding non-U.S. equity securities will be subject to currency exchange risk.

Because the price of an exchange-traded fund that holds non-U.S. equity securities is related to the U.S. dollar value of the non-U.S. equity securities, investors in these securities will be exposed to the currency exchange rate risk with respect to each of the currencies in which the non-U.S. equity securities held by that exchange-traded fund trade. Currency exchange rates may be subject to a high degree of fluctuation, as described above under “Risk Factors—For securities linked to indices of non-U.S. equity securities, if the prices of the non-U.S. equity securities are converted into U.S. dollars for purposes of calculating the level of the applicable index, the securities will be subject to currency exchange risk.” An investor’s net exposure will depend on the extent to which the currencies of the non-U.S. equity securities held by the applicable exchange-traded fund strengthen or weaken against the U.S. dollar and the relative weight of the non-U.S. equity securities denominated in those currencies. If, taking into account that weighting, the dollar strengthens against the currencies of the securities held by the applicable exchange-traded fund, the value of that exchange-traded fund’s portfolio will be adversely affected, which is expected to have an adverse effect on the price per share of the exchange-traded fund, and any amounts payable or property deliverable on the securities may be reduced.

(51)	Time differences between the domestic and international markets may create discrepancies in the market value of the securities if any reference asset or the equity securities composing or held by any reference asset trade wholly or partly on international markets.

In the event that a reference asset or the equity securities held by a reference asset trade wholly or partly on an international market, time differences between the domestic and international markets (e.g., New York City is 13 or 14 hours (depending on time of year) behind Tokyo) may result in discrepancies between the value of that reference assets or the equity securities composing or held by that reference asset. To the extent that U.S. markets are closed while markets for a reference asset or the equity securities composing or held by a reference asset remain open, significant price or rate movements may take place in that reference asset or the equity securities composing or held by that reference asset that will not be reflected immediately in the market value of the securities. In addition, there may be periods when the relevant international markets are closed for trading (e.g., during holidays in an international country), causing the values of a reference asset or the equity securities composing or held by a reference asset to remain unchanged for multiple trading days in New York City.

(52)	Securities linked to non-U.S. equity securities and/or indices of non-U.S. equity securities and/or exchange-traded funds that include non-U.S. equity securities will be subject to risks associated with non-U.S. securities markets.

Non-U.S. equity securities are issued by non-U.S. companies in non-U.S. securities markets. Investments in securities linked to the value of non-U.S. equity securities or indices or exchange-traded funds that include non-U.S. equity securities involve risks associated with the securities markets in the home countries of the issuers of those non-U.S. equity securities. Non-U.S. securities markets may have less liquidity and may be more volatile than U.S. securities markets, and market developments may affect non-U.S. markets differently than U.S. securities markets. Direct or indirect government intervention to stabilize a non-U.S. securities market, as well as cross-shareholdings in non-U.S. companies, may affect trading prices and volumes in those markets. In addition, governments may seek to regulate not only the reference assets or the equity securities composing or held by the reference assets to which your securities are linked but also derivative instruments based on the equity securities, which can affect the value of the equity securities and your securities. Also, there is generally less publicly available information about companies in some of these jurisdictions than there is about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission, and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies. The prices of securities in non-U.S. markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.

Further, non-U.S. equity securities may be issued by companies in countries based in emerging markets. Emerging markets pose further risks in addition to the risks associated with investing in foreign equity markets generally. Countries with emerging markets may have relatively unstable financial markets and governments; may present the risks of nationalization of businesses; may impose restrictions on currency conversion, exports or foreign ownership and prohibitions on the repatriation of assets; may pose a greater likelihood of regulation by the national, provincial and local governments of the emerging market countries, including the imposition of currency exchange laws and taxes; and may have less protection of property rights, less access to legal recourse and less comprehensive financial reporting and auditing requirements than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions. The currencies of emerging markets may also be less liquid and more volatile than those of developed markets and may be affected by political and economic developments in different ways than developed markets. The foregoing factors may adversely affect the performance of companies based in emerging markets.

Some or all of these factors may adversely affect the performance of the applicable non-U.S. equity securities and, as a result, the market value of the securities and any amounts payable or property deliverable on the securities.

(53)	Securities linked to an exchange-traded fund may be subject to liquidity risk.

Although an exchange-traded fund may be listed for trading on a securities exchange, there is no assurance that an active trading market will develop or continue for the shares of the exchange-traded fund or that there will be liquidity in the trading market. These liquidity issues could adversely affect the performance of the exchange-traded fund and, as a result, the market value of the securities and any amounts payable or property deliverable on the securities.

(54)	An exchange-traded fund and any index tracked by that exchange-traded fund are different and the performance of the exchange-traded fund may not correlate with the performance of that index.

The performance of an exchange-traded fund will not fully replicate the performance of the index it tracks, and an exchange-traded fund may hold securities or other assets not included in the index it tracks. The price of an exchange-traded fund is subject to:

•	Management risk. This is the risk that the investment strategy for an exchange-traded fund, the implementation of which is subject to a number of constraints, may not produce the intended results. The exchange-traded fund’s investment adviser may have the right to use a portion of the exchange-traded fund’s assets to invest in shares of equity securities that are not included in any index tracked by the exchange-traded fund. Unless otherwise specified in the applicable pricing supplement, the exchange-traded fund is not actively managed, and the exchange-traded fund’s investment adviser will generally not attempt to take defensive positions in declining markets.

•	Derivatives risk. An exchange-traded fund may invest in derivatives, including forward contracts, futures contracts, options on futures contracts, options and swaps. A derivative is a financial contract, the value of which depends on, or is derived from, the value of an underlying asset such as a security or an index. Compared to conventional securities, derivatives can be more sensitive to changes in interest rates or to sudden fluctuations in market prices, and thus an exchange-traded fund’s losses may be greater than if the Underlier invested only in conventional securities.

•	Transaction costs and fees. Unlike the index tracked by an exchange-traded fund, the exchange-traded fund will reflect transaction costs and fees that will reduce its performance relative to the index it tracks.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the factors described above. In addition, an exchange-traded fund may diverge significantly from the performance of the index it tracks due to differences in trading hours between that exchange-traded fund and the securities or other assets composing that index or other circumstances. During periods of market volatility, the component securities other assets held by an exchange-traded fund may be unavailable in the secondary market, market participants may be unable to calculate accurately the intraday net asset value per share of that exchange-traded fund and the liquidity of that exchange-traded fund may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares in an exchange-traded fund. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of an exchange-traded fund. As a result, under these circumstances, the market value of an exchange-traded fund may vary substantially from the net asset value per share of that exchange-traded fund. Securities that provide exposure to the performance of an exchange-traded fund, and not to the index tracked by that exchange-traded fund, may provide a lower return than that of an alternative investment linked directly to the index tracked by that exchange-traded fund.

(55)	Securities linked to an exchange-traded fund are subject to the fluctuation of the market value of the exchange-traded fund.

The net asset value of the shares of an exchange-traded fund is generally expected to fluctuate with changes in the market value of the exchange-traded fund’s securities holdings. The market prices of the shares of the exchange-traded fund may fluctuate in accordance with changes in net asset value and supply and demand on the applicable stock exchanges. In addition, the market price of one share of an exchange-traded fund may differ from its net asset value per share; shares of an exchange-traded fund may trade at, above or below their net asset value per share.

During periods of market volatility, securities held by an exchange-traded fund may be unavailable in the secondary market, market participants may be unable to calculate accurately the intraday net asset value per share of the exchange-traded fund and the liquidity of the exchange-traded fund may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares of the exchange-traded fund. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of the exchange-traded fund. As a result, under these circumstances, the market value of the exchange-traded fund may vary substantially from the net asset value per share of the exchange-traded fund.

(56)	Securities linked to American depositary shares carry exchange rate risk.

Because American depositary shares are denominated in U.S. dollars but represent non-U.S. equity securities that are denominated in a non-U.S. currency, changes in currency exchange rates may adversely impact the value of the American depositary shares. The value of the non-U.S. currency may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the United States, non-U.S. governments, central banks or supranational entities, the imposition of currency controls or other national or global political or economic developments. Therefore, exposure to exchange rate risk may result in reduced returns for securities linked to American depositary shares.

(57)	Additional risks relating to securities linked to American depositary shares of a company.

There are important differences between the rights of holders of American depositary shares and the rights of holders of the shares of equity securities underlying the American depositary shares. Each American depositary share is a security evidenced by American depositary receipts that represent a certain number of shares of the issuing company. The American depositary shares are issued pursuant to a deposit agreement, which sets forth the rights and responsibilities of the depositary, the company, and holders of the American depositary shares, which may be different from the rights of holders of the underlying shares. For example, a company may make distributions in respect of the underlying shares that are not passed on to the holders of its American depositary shares. Any differences between the rights of holders of the American depositary shares and the rights of holders of the underlying shares of the company may be significant and may materially and adversely affect the value of the American depositary shares and, as a result, the value of securities that are linked to American depositary shares.

Additional Risks Relating to Securities with Reference Assets That Are Commodities, Commodity Futures Contracts, Indices of Commodities or Exchange-Traded Funds That Hold Commodities

The use of the term “reference asset(s)” under this subsection may refer to commodities, commodity futures contracts, an index composed of commodities or commodity futures contracts and/or an exchange-traded fund that holds commodities or commodity futures contracts.

(58)	Prices of commodities and commodity futures contracts are highly volatile and may change unpredictably, and prices of commodity futures contracts may become negative.

Commodity prices are highly volatile and, in many sectors, have experienced increased volatility in recent periods. Commodity prices are affected by numerous factors, including: changes in supply and demand relationships (whether actual, perceived, anticipated, unanticipated or unrealized); weather; agriculture; trade, fiscal, monetary and exchange control programs; domestic and foreign political and economic events and policies; disease; pestilence; technological developments; changes in interest rates, whether through governmental action or market movements; monetary and other governmental policies, action and inaction; macroeconomic, geopolitical or military events, including political instability in oil-producing countries or other commodity producing countries; and natural or nuclear disasters. Those events tend to affect prices worldwide, regardless of the location of the event. Market expectations about these events and speculative activity also cause prices to fluctuate. These factors may adversely affect the performance of the reference assets or their components and, as a result, the market value of the securities and any amounts payable or property deliverable on the securities. It is possible that lower prices, or increased volatility, will adversely affect the performance of the reference assets or their components and, as a result, the market value of the securities.

In addition, prices of commodity futures contracts may become negative, which can occur rapidly and unexpectedly. The market value of and return on the securities could be adversely affected if any reference asset reaches negative price, potentially severely and in unanticipated ways, and you may lose a significant portion, perhaps all, of your investment in the securities.

(59)	Changes in supply and demand in the market for futures contracts may adversely affect the value of the securities.

Your securities may be linked to the performance of futures contracts on the applicable underlying physical commodities instead of providing actual exposure to physical commodities. Futures contracts are legally binding agreements for the purchase and sale of a commodity at a fixed price for settlement on a future date. Commodity futures contract prices are subject to similar types of pricing volatility patterns as may affect the specific commodities underlying the futures contracts, as well as additional trading volatility factors that may impact futures markets generally. Moreover, changes in the supply and demand for commodities and futures contracts and for the purchase and sale of particular commodities, may lead to differentiated pricing patterns in the market for futures contracts over time. For example, a futures contract scheduled to expire in the first nearby month may experience more severe pricing pressure or greater price volatility than the corresponding futures contract scheduled to expire in the second nearby month, or vice versa. Under these circumstances, and depending on when the specified valuation date occurs, the price of the reference asset may be determined by reference to the futures contract expiring in a less favorable month for pricing purposes. As a result, the value of your securities may be less than would otherwise be the case if the settlement price of the reference asset had been determined by reference to the corresponding futures contract scheduled to expire in a more favorable month for pricing purposes.

(60)	The prices of some futures contracts on commodities may be subject to daily price ceilings and floors.

Some exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits,” and the maximum or minimum price of a futures contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular futures contract, no trades may be made at a price above or below the limit price, as the case may be or trading may be limited for a set period of time. Limit prices may have the effect of precluding trading in a particular contract or forcing the liquidation of futures contracts at potentially disadvantageous times or prices. These circumstances could adversely affect the prices of the futures contracts on commodities composing the reference asset and, therefore, could adversely affect the market value of the securities and any amounts payable or property deliverable on the securities.

(61)	Suspensions or disruptions of market trading in the commodity markets and related futures markets may adversely affect the market value of the securities and any amounts payable or property deliverable on the securities.

The commodity markets and related futures markets are subject to temporary distortions or other disruptions due to various factors, including a lack of liquidity in the markets, the participation of speculators and potential government regulation and intervention. Some exchanges, or the U.S. Commodity Futures Trading Commission, commonly referred to as the “CFTC,” could suspend or terminate trading in a particular futures contract or contracts in order to address market emergencies. These circumstances may adversely affect the performance of the reference assets or their components and, as a result, may adversely affect any amounts payable or property deliverable on the securities.

(62)	Risks relating to trading of commodity futures contracts on international futures exchanges.

Some international futures exchanges operate in a manner more closely analogous to the over-the-counter physical commodity markets than to the regulated futures markets, and some features of U.S. futures markets are not present. For example, there may not be any daily price limits which would otherwise restrict the extent of daily fluctuations in the prices of the respective contracts. In a declining market, therefore, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days. This may adversely affect the performance of the reference assets or their components and, as a result, the market value of the securities and any amounts payable or property deliverable on the securities.

(63)	Commodity indices may include contracts that are not traded on regulated futures exchanges.

Commodity indices are typically based solely on futures contracts traded on regulated futures exchanges. However, a commodity index may include over-the-counter contracts (such as swaps and forward contracts) traded on trading facilities that are subject to lesser degrees of regulation or, in some cases, no substantive regulation. As a result, trading in these contracts, and the manner in which prices and volumes are reported by the relevant trading facilities, may not be subject to the provisions of, and the protections afforded by, for example, the U.S. Commodity

Exchange Act of 1936, as amended, or other applicable statutes and related regulations, that govern trading on regulated U.S. futures exchanges, or similar statutes and regulations that govern trading on regulated U.K. futures exchanges. In addition, many electronic trading facilities have only recently initiated trading and do not have significant trading histories. As a result, the trading of contracts on these facilities, and the inclusion of these contracts in a commodity index, may be subject to certain risks not presented by, for example, U.S. or U.K. exchange-traded futures contracts, including risks related to the liquidity and price histories of the relevant contracts, which may have a material adverse effect on the market value of the securities and any amounts payable or property deliverable on the securities.

(64)	You will not have any rights to receive the underlying commodities or commodities futures contracts.

Investing in the securities will not make you a holder of any underlying commodity or futures contract on any commodity. Payments due on the securities will be made in U.S. dollars or the specified currency stated in the applicable pricing supplement, and you will have no right to receive delivery of any underlying commodity or futures contract relating to any commodity.

(65)	Your securities may provide exposure only to futures contracts and may not provide direct exposure to physical commodities.

Your securities may be linked to the performance of futures contracts on physical commodities instead of providing actual exposure to physical commodities. Therefore, the securities will reflect a return based, in part, on the performance of futures contracts and do not provide exposure to the spot prices in respect of the applicable commodities. The price of a commodity futures contract reflects the expected value of the commodity upon delivery in the future, whereas the spot price of a commodity reflects the immediate delivery value of the commodity. The spot prices of physical commodities may affect the prices of related futures contracts in a volatile and inconsistent manner. A variety of factors can lead to a disparity between the expected future price of a commodity and the spot price at a given point in time, such as the cost of storing the commodity for the term of the futures contract, interest charges incurred to finance the purchase of the commodity and expectations concerning supply and demand for the commodity. The price movement of a futures contract is typically correlated with the movements of the spot price of the reference commodity, but the correlation is generally imperfect and price movements in the spot market may not be reflected in the futures market (and vice versa). Accordingly, the securities may underperform a similar investment that reflects the return on the underlying physical commodities.

(66)	Your investment in securities linked to commodities, commodity futures contracts or an index of commodities or commodity futures contracts will not entitle you to the regulatory protections of the CFTC or any other regulated futures exchange.

The net proceeds to be received by us from the sale of securities relating to one or more commodities, commodity futures contracts or an index of commodities or commodity futures contracts will not be used to purchase or sell any commodity futures contracts or options on futures contracts for your benefit. An investment in the securities thus does not constitute either an investment in futures contracts, options on futures contracts or in a collective investment vehicle that trades in these futures contracts (i.e., the securities will not constitute a direct or indirect investment by you in the futures contracts), and you will not benefit from the regulatory protections of the CFTC. We are not registered with the CFTC as a futures commission merchant and you will not benefit from the CFTC’s or any other regulatory authority’s regulatory protections afforded to persons who trade in futures contracts on a regulated futures exchange through a registered futures commission merchant. Unlike an investment in the securities, an investment in a collective investment vehicle that invests in futures contracts on behalf of its participants may be subject to regulation as a commodity pool and its operator may be required to be registered with and regulated by the CFTC as a commodity pool operator, or qualify for an exemption from the registration requirement. Because the securities will not be interests in a commodity pool, the securities will not be regulated by the CFTC as a commodity pool, we will not be registered with the CFTC as a commodity pool operator, and you will not benefit from the CFTC’s or any other regulatory authority’s regulatory protections afforded to persons who invest in regulated commodity pools.

(67)	Changes in law or regulation relating to commodity futures contracts may adversely affect the market value of certain securities and any amounts payable or property deliverable on your securities.

Commodity futures contracts are subject to extensive regulation and margin requirements. The CFTC and the exchanges on which those futures contracts trade are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily limits and the suspension of trading. Furthermore, certain exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur. These limits could adversely affect the market prices of relevant futures contracts and forward contracts. The regulation of commodity transactions in the United States is subject to ongoing modification by governmental and judicial action. In addition, various non-U.S. governments have expressed concern regarding the disruptive effects of speculative trading in the commodity markets and the need to regulate the derivative markets in general. The effect on the value of the securities of any future regulatory change is impossible to predict but could be substantial and adverse to the interests of holders of the securities.

Notably, with respect to agricultural and exempt commodities as defined in the Commodity Exchange Act (generally, physical commodities such as agricultural commodities, energy commodities and metals), the CFTC has authority to establish limits on the number of positions, other than bona fide hedge positions, that may be held by any person in a commodity through futures contracts, options on futures contracts and other related derivatives, such as swaps, that are economically equivalent to those contracts. In addition, designated contract markets and swap execution facilities, as defined in the Commodity Exchange Act, are authorized to establish and enforce position limits or position accountability requirements on their own markets or facilities, which must be at least as stringent as the CFTC’s where CFTC limits also apply.

In October 2020, the CFTC adopted rules to establish revised or new position limits on 25 agricultural, metals and energy commodity derivatives contracts. The limits will apply to a number of Commodity Futures Contracts and commodity futures contracts that may be included in an Index, such as CBOT Soybeans, Soybean Meal and Wheat futures; ICE Futures US Cotton No. 2, Sugar No. 11 and Sugar No. 16 futures; NYMEX Light Sweet Crude Oil, NYMEX NY Harbor USLD Heating Oil, NY Harbor Gasoline Blendstock and Henry Hub Natural Gas futures; and COMEX Gold, Silver and Copper futures and NYMEX Palladium futures. The limits would apply to a person’s combined position in the specified 25 futures contracts and options on futures (“core referenced futures contracts”), futures and options on futures directly or indirectly linked to the core referenced futures contracts, and economically equivalent swaps. These rules came into effect on January 1, 2022 for covered futures and options on futures contracts and will come into effect on January 1, 2023 for covered swaps. The rules may reduce liquidity in the exchange-traded market for those commodity-based futures contracts, which may, in turn, have an adverse effect on the market value of the securities and any amounts payable or property deliverable on the securities.

Other regulatory organizations (such as relevant European Union rulemaking bodies) have proposed, and in the future may propose, further reforms similar to those enacted by the Dodd-Frank Act or other legislation which could have an adverse impact on the liquidity and depth of the commodities, futures and derivatives markets. Any such adverse impact may have a material adverse effect on the market value of the securities and any amounts payable or property deliverable on the securities.

(68)	The level, value or price of a commodity or commodity futures contract can fluctuate widely due to supply and demand disruptions in major producing or consuming regions.

The level, value or price of a commodity or commodity futures contract can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. For example, some commodities are used primarily in one industry, and fluctuations in levels of activity in (or the availability of alternative resources to) one industry may have a disproportionate effect on global demand for a particular commodity. Moreover, recent growth in industrial production and gross domestic product has made many developing countries, particularly China, disproportionately large users of commodities and has increased the extent to which the reference assets rely on the markets of these developing countries. Political, economic and other developments that affect these developing countries may affect the level, value or price of a commodity or commodity futures contract and, thus, the market value of the securities and any amounts payable or property deliverable on the securities. Because a commodity may be produced in a limited number of countries and may be controlled by a small number of producers, political, economic and supply-related events in those countries could have a disproportionate impact on the prices of that commodity.

(69)	Future prices of commodity futures contracts within a commodity index that are different relative to their current prices may affect the value of that commodity index and result in a reduced amount payable or property deliverable on the securities.

Commodity indices typically track commodity futures contracts rather than physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the underlying physical commodity. As the exchange-traded futures contracts that compose a commodity index approach expiration, they are replaced by similar contracts that have a later expiration. For example, a futures contract purchased and held in August may specify an October expiration date. As time passes, the contract expiring in October may be replaced by a contract for delivery in December. This process is referred to as “rolling.”

If the market for these contracts is (putting aside other considerations) in “backwardation,” which means that the prices are lower in the distant delivery months than in the nearer delivery months, the purchase of the December contract would take place at a price that is lower than the sale price of the October contract. Conversely, if the market for these contracts is in “contango,” which means that the prices are higher in the distant delivery months than in the nearer delivery months, the purchase of the December contract would take place at a price that is higher than the sale price of the October contract. The difference between the prices of the two contracts when they are rolled is sometimes referred to as a “roll yield.”

The presence of contango in the commodity markets could result in negative roll yields, which could adversely affect the value of the commodity index. Because of the potential effects of negative roll yields, it is possible for the value of the commodity index to decrease significantly over time even when the near-term or spot prices of the underlying commodities are stable or increasing. It is also possible, when near-term or spot prices of the underlying commodities are decreasing, for the value of the commodity index to decrease significantly over time even when some or all of the constituent commodity futures contracts are experiencing backwardation.

Some commodity futures contracts have historically traded in contango markets. Although some commodity futures contracts have historically experienced periods of backwardation, it is possible that this backwardation will not be experienced in the future. The absence of backwardation in the commodity futures markets could result in negative “roll yields,” which could adversely affect the value of the commodity index to which your securities are linked and, accordingly, decrease any amounts payable or property deliverable on the securities.

(70)	Economic or political events or crises could result in large-scale purchases or sales of commodities, which could affect the price of commodities and may adversely affect the value of an investment in the securities.

Investors, institutions, governments and others may purchase and sell commodities as a hedge against inflation, market turmoil or uncertainty or political events, and significant large-scale purchases or sales of commodities by market participants may affect the price of commodities, which could adversely affect the value of the securities. In addition, governments and other public sector entities, such as agencies of governments and multi-national institutions, may regularly buy, sell and hold commodities as part of the management of their reserves. In the event that economic, political or social conditions or pressures require or motivate public sector entities to sell commodities, in a coordinated or uncoordinated manner, the resulting purchases could cause the price of those commodities to decrease substantially, which could adversely affect the value of an investment in the securities linked to those commodities.

(71)	The securities may be linked to an excess return commodity index and not to a total return commodity index.

The securities may be linked to an excess return commodity index and not to a total return commodity index. The return from investing in futures contracts derives from three sources: (a) changes in the price of the relevant futures contracts (which is known as the “price return”); (b) any profit or loss realized when rolling the relevant futures contracts (which is known as the “roll return”); and (c) any interest earned on the cash deposited as collateral for the purchase of the relevant futures contracts (which is known as the “collateral return”). Some commodity indices are excess return indices that measure the returns accrued from investing in uncollateralized futures contracts (i.e., the sum of the price return and the roll return associated with an investment in futures contracts). By contrast, a total return index, in addition to reflecting those returns, also reflects interest that could be earned on funds committed to the trading of the underlying futures contracts (i.e., the collateral return associated with an investment in futures contracts). If the securities provide long exposure to a commodity index that is an excess return index, then investing in the securities will not generate the same return as would be generated from investing directly in the relevant futures contracts or in a total return index related to the relevant futures contracts.

(72)	If the securities are linked to a total return commodity index, changes in the applicable rate of interest may affect the value of that commodity index and securities linked to that commodity index.

If the securities are linked to a total return commodity index, the value of that commodity index will be linked, in part, to a rate of interest that could be earned on cash collateral. Under these circumstances, changes in that rate of interest may affect any amount payable or property deliverable on any securities linked to that commodity index and, therefore, the market value of those commodity linked securities. Assuming the trading prices of the commodity components included in the commodity index remain constant, a decrease in the relevant rate of interest will adversely impact the value of the commodity index and, therefore, the value of the commodity-linked securities.

Additional Risks Relating to Securities with Reference Assets That Are Currencies, Indices of Currencies or Exchange-Traded Funds That Hold Currencies

The use of the term “reference asset(s)” under this subsection may refer to currencies, an index composed of currencies and/or an exchange-traded fund that holds currencies.

(73)	Securities relating to currencies may be subject to foreign exchange risk.

The price relationship between two different currencies (e.g., the U.S. dollar and the Indian rupee) can be highly volatile and varies based on a number of interrelated factors, including the supply of and demand for each currency, political, economic, legal, financial, accounting and tax matters and other actions that we cannot control. Relevant factors include, among other things, the possibility that exchange controls could be imposed or modified, the possible imposition of other regulatory controls or taxes, the overall growth and performance of the local economies, the trade and current account balance between the relevant countries, market interventions by the central banks, inflation, interest rate levels, the performance of the global stock markets, the stability of the relevant governments and banking systems, wars, major natural disasters and other foreseeable and unforeseeable events. In addition, the value of a currency may be affected by the operation of, and the identity of persons and entities trading on, interbank and interdealer foreign exchange markets. These factors may adversely affect the performance of the reference assets or their components and, as a result, the market value of the securities and any amounts payable or property deliverable on the securities.

(74)	You will not have any rights to receive the underlying currencies.

Investing in the securities will not make you a holder of any underlying currency. The securities will be paid in U.S. dollars or the specified currency stated in the applicable pricing supplement, and you will have no right to receive delivery of any underlying currency. Further, the return on your securities linked to any currency will not reflect the return you would realize if you directly purchased, invested in or traded that currency or instruments related to that currency.

(75)	The liquidity and market value of the securities and any amounts payable or property deliverable on the securities could be suddenly and severely affected by the actions of the relevant sovereign governments.

Currency exchange rates of most economically developed nations are “floating,” meaning the rate is permitted to fluctuate in value. However, governments, from time to time, may not allow their currencies to float freely in response to economic forces. Moreover, governments, including the government of the United States, use a variety of techniques, such as intervention by their central bank or imposition of regulatory controls or taxes, to affect the currency exchange rates of their respective currencies. Governments also may issue a new currency to replace an existing currency or alter the currency exchange rate or relative exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing securities based on the relationships of one or more non-U.S. currencies to each other or to the U.S. dollar is that their liquidity, their value and any amounts payable or property deliverable on the securities could be suddenly and severely affected by the actions of sovereign governments which could change or interfere with currency valuation and the movement of currencies across borders. Subject to calculation agent determinations in respect of certain events as described under “Reference Assets—Currency Exchange Rates—Adjustments Relating to Securities with a Currency Exchange Rate as a Reference Asset” below, there will be no adjustment or change in the terms of those securities in the event that currency exchange rates should become fixed, in the event of any devaluation, revaluation or imposition of exchange or other regulatory controls or taxes, in the event of the issuance of a replacement currency, or in the event of any other development affecting the relevant currencies.

(76)	Suspensions or disruptions of market trading in the currency markets may adversely affect the market value of the securities and any amounts payable or property deliverable on the securities.

The currency markets are subject to temporary distortions or other disruptions due to various factors, including lack of liquidity in the currency markets, the participation of speculators and government regulation and intervention. These circumstances may adversely affect the performance of the reference assets or their components and, as a result, may adversely affect any amounts payable or property deliverable on the securities or the market value of the securities.

(77)	Securities linked to emerging market currencies carry additional risks.

An investment linked to emerging market currencies involves many risks beyond those involved in an investment linked to the currencies of developed markets, including, but not limited to: economic, social, political, financial and military conditions in the emerging markets, including especially political uncertainty and financial instability; the increased likelihood of restrictions on export or currency conversion in the emerging markets; the greater potential for an inflationary environment in the emerging markets; the possibility of nationalization or confiscation of assets; the greater likelihood of regulation by the national, provincial and local governments of the emerging market countries, including the imposition of currency exchange controls and taxes; and less liquidity in emerging market currency markets than in those of developed markets. The currencies of emerging markets may be more volatile than those of developed markets and may be affected by political and economic developments in different ways than developed markets. Moreover, the emerging market economies may differ, potentially unfavorably, from developed market economies in a variety of ways, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

(78)	Currency exchange risks can be expected to heighten in periods of financial crisis.

In periods of financial crisis, capital can move quickly out of regions that are perceived to be more vulnerable to the effects of the crisis than other regions with sudden and severely adverse consequences to the currencies of those regions that are perceived to be more vulnerable. In addition, governments around the world, including the United States and governments issuing other major world currencies, have recently made, and may be expected to continue to make, very significant interventions in their economies, and sometimes directly in their currencies. These interventions may affect currency exchange rates globally and, in particular, may affect the value of the currencies underlying the currency exchange rate to which your securities may be linked. Further interventions, other government actions or suspensions of actions, as well as other changes in government financial, economic or monetary policy or other financial, economic or monetary events affecting the currency markets, may cause currency exchange rates to fluctuate sharply in the future, which could have a material adverse effect on the value of the securities and your return on your investment in the securities.

(79)	The formula for calculating the return of any currency exchange rate to which the securities are linked may have a significant adverse effect on your return on the securities. You should carefully consider the formulas used to calculate the return of any currency exchange rate to which the securities are linked.

The securities may be linked to the return of one or more currency exchange rates. If the applicable pricing supplement specifies that the return of the currency exchange rate is expressed as (a) the initial exchange rate minus the final exchange rate divided by (b) the initial exchange rate or as (a) the final exchange rate minus the initial exchange rate divided by (b) the final exchange rate, then in no event will the return of the currency exchange rate be equal to or greater than 100%, even though the return of the currency exchange rate may be less than -100%.

In addition, under these circumstances, the method of calculating the return of the currency exchange rate to which the securities are linked will result in (a) a less than 1-to-1 increase in the return on the currency exchange rate if the currency to which the securities provide long exposure (which we refer to as the “long currency”) strengthens relative to the currency to which the securities provide short exposure (which we refer to as the “short currency”) and (b) a greater than 1-to-1 decrease in the return on the currency exchange rate if the long currency weakens relative to the short currency.

This means that if the long currency strengthens relative to the short currency by a certain percentage, the corresponding return on the currency exchange rate to which the securities are linked will increase by a smaller percentage. Conversely, if the long currency were to weaken relative to the short currency by a certain percentage, the corresponding return on the currency exchange rate to which the securities are linked will decrease by a greater percentage.

In addition, if the securities are linked to a basket, significant depreciation of any single long currency relative to the short currency could offset significant appreciation by the other basket components.

For example, assuming (i) the securities are linked to a currency exchange rate that is quoted as the amount (a specified number) of the long currency that can be exchanged for one unit of the short currency, (ii) the return of the currency exchange rate is expressed as (a) the initial exchange rate minus the final exchange rate divided by (b) the initial exchange rate, and (iii) the initial exchange rate for the long currency relative to the short currency is 1.0. Based on the above assumptions, if the long currency appreciates relative to the short currency by 10% such that the final exchange rate is 0.9091, the return of the currency exchange rate will only be 9.09%; conversely, if the long currency depreciates relative to the short currency by 10% such that the final exchange rate is 1.1111, the return of the currency exchange rate will be -11.11%. Further, if the long currency appreciates relative to the short currency by 30% such that the final exchange rate is 0.7692, the return of the currency exchange rate will only be 23.08%; conversely, if the long currency depreciates relative to the short currency by 30% such that the final exchange rate is 1.4286, the return of the currency exchange rate will be -42.86%.

As illustrated above, the method of calculating the return of the currency exchange rate also will also result in (i) the value of the reference asset increasing at a diminishing rate the greater the appreciation of the long currency relative to the short currency, and (ii) the value of the reference asset decreasing at an increasing rate the greater the depreciation of the long currency relative to the short currency.

Accordingly, any amounts payable or property deliverable on the securities may be less than if you had invested in similar securities that use a different method for calculating currency returns or if you had invested directly in the relevant currencies.

You should carefully consider the formulas used to calculate the return of any currency exchange rate to which the securities are linked, which we will set forth in the applicable pricing supplement.

Additional Risks Relating to Notes with a Reference Asset That Is a Floating Interest Rate, an Index Containing Floating Interest Rates or Based in Part on a Floating Interest Rate

(80)	You may receive a lesser amount of interest in the future.

Because the reference asset(s) will be composed of or based in part on a floating interest rate, there will be significant risks not associated with a conventional fixed-rate debt security. These risks include fluctuation of the applicable interest rate and the possibility that, in the future, you will receive a lesser amount of interest or no interest at all. We have no control over a number of factors that may affect interest rates, including economic, financial and political events that are important in determining the existence, magnitude and longevity of these risks and their results. Interest rates have been volatile in recent years and could remain volatile in the future.

(81)	The interest rate may be below the rate otherwise payable on similar notes with a floating interest rate issued by us or another issuer with the same credit rating.

Because the reference asset(s) will be composed of or based in part on a floating interest rate, you may receive a rate of interest that is less than the rate of interest on other debt securities with the same maturity issued by us or an issuer with the same credit rating.

(82)	The notes may be subject to a maximum interest rate, which will limit your return.

If the reference asset(s) are composed of or based in part on a floating interest rate, the notes may be subject to a maximum interest rate.

(83)	The interest rate on the notes could be zero.

We have no control over fluctuations in the level, value or price of a reference asset. If the interest payments depend on a formula that uses a reference asset as a variable, certain values of that reference asset may result in a calculation that equals zero. In that case, no interest may accrue for the related interest payment period.

(84)	Changes in the method pursuant to which a floating interest rate is determined may adversely affect the value of your notes.

The method by which any floating interest rate is calculated may change in the future, as a result of governmental actions, actions by the publisher of the applicable floating interest rate or otherwise. We cannot predict whether the method by which the applicable floating interest rate is calculated will change or what the impact of any change might be. Any of these changes could adversely affect the applicable floating interest rate, the market value of the notes and any amounts payable or property deliverable on the notes.

In particular, rates that are deemed “benchmarks” are the subject of recent national, international and other regulatory guidance and proposals for reform. Some of these reforms are already effective while others are still to be implemented. These reforms may cause these “benchmarks” to perform differently than in the past, or to disappear entirely, or have other consequences which cannot be predicted. Any of these consequences could adversely affect any notes based on, or linked to, these “benchmarks.” Any of these international, national or other proposals for reform or the general increased regulatory scrutiny of “benchmarks” could increase the costs and risks of administering or otherwise participating in the setting of a “benchmark” and complying with any of these regulations or requirements. These factors may have the effect of discouraging market participants from continuing to administer or participate in certain “benchmarks,” trigger changes in the rules or methodologies used in certain “benchmarks” or lead to the disappearance of certain “benchmarks.” The disappearance of a “benchmark” or changes in the manner of administration of a “benchmark” could result in adjustment to the terms and conditions, early redemption, discretionary valuation by the calculation agent, delisting or other consequence in relation to notes linked to that “benchmark.” Any of these consequences could adversely affect the market value of the notes and any amounts payable or property deliverable on the notes.

(85)	A floating interest rate may be replaced by a successor or alternative reference rate.

The terms of the notes governing the determination of a floating interest rate may provide that such floating interest rate will be replaced by a successor or alternative reference rate in certain circumstances. Those circumstances may, for example, include such floating interest rate being permanently discontinued or such floating interest rate becoming no longer representative of the underlying market and economic reality that such floating interest rate was intended to measure. If a floating interest rate is replaced by a successor or alternative rate, the terms of the notes may permit the calculation agent to apply an adjustment spread or an adjustment formula in calculating such successor or alternative rate and/or the calculation agent may be authorized to specify other changes to the terms of the notes, including but not limited to the relevant spread, day count convention and screen page, definitions of business day and interest determination date, and the method for determining the fallback rate in relation to such successor or alternative rate. The circumstances that can lead to the replacement of a floating interest rate with a successor or alternative reference rate are beyond our control. The use of a successor or alterative reference rate may adversely affect the market value of the notes and any amounts payable or property deliverable on the notes.

Additional Risks Relating to Securities Payable in a Currency Other Than U.S. Dollars

(86)	The unavailability of non-U.S. currencies could result in a substantial loss to you.

Banks may not offer non-U.S. dollar denominated checking or savings account facilities in the United States. Accordingly, payments on non-U.S. dollar denominated securities will be made from an account with a bank located in the country issuing the specified currency. As a result, you may have difficulty converting or be unable to convert those specified currencies into U.S. dollars on a timely basis or at all.

(87)	Changes in non-U.S. currency exchange rates and foreign exchange controls could result in a substantial loss to you.

An investment in securities denominated in a specified currency other than U.S. dollars entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Risks include, without limitation, the possibility of significant changes in rates of exchange between the U.S. dollar and the relevant non-U.S. currencies or composite currencies and the possibility of the imposition or modification of foreign exchange controls by either the United States or non-U.S. governments. These risks generally depend on factors over which we have no control, such as economic and political events or the supply of and demand for the relevant currencies. In recent periods, rates of exchange between the U.S. dollar and certain non-U.S. currencies have been highly volatile and that volatility could continue in the future. If a security is non-U.S. dollar denominated, changes in rates of exchange between the U.S. dollar and the relevant non-U.S. currency could adversely affect the value of your security, and in the case of a note, could lower the effective yield of the note below its interest rate, and in some circumstances could result in a loss to the investor on a U.S. dollar basis.

Governments have imposed, and may in the future impose, exchange controls that could affect currency exchange rates, as well as the availability of a specified non-U.S. currency for making payments with respect to a non-U.S. dollar denominated security. There can be no assurance that exchange controls will not restrict or prohibit payments in any of those currencies or currency units. Even if there are no actual exchange controls, it is possible that the specified currency for any particular security would not be available to make payments when due. In that event, unless otherwise specified in the applicable pricing supplement, we will pay cash amounts due on the securities in U.S. dollars on the basis of the most recently available currency exchange rate.

(88)	Securities payable in a non-U.S. currency may permit us to make payments in U.S. dollars or delay payment if we are unable to obtain the specified currency.

Securities payable in a currency other than U.S. dollars may provide that, if the other currency is subject to convertibility or transferability restrictions, market disruption or other conditions affecting its availability at or about the time when a payment on the securities comes due because of circumstances beyond our control, we will be entitled to make the payment in U.S. dollars or delay making the payment. We will describe these provisions in the pricing supplement relating to your securities. These circumstances could include the imposition of exchange controls or our inability to obtain the other currency because of a disruption in the currency markets. If we made payment in U.S. dollars, the currency exchange rate we would use for the securities would be determined in the manner described, in the case of notes, under “Terms of the Notes—Payment and Paying Agent,” and in the case of warrants, under “Terms of the Warrants—Payment and Paying Agent.” A determination of this kind may be based on limited information and would involve significant discretion on the part of the exchange rate agent appointed by us. As a result, the value of the payment in U.S. dollars an investor would receive on the payment date may be less than the value of the payment the investor would have received in the other currency if it had been available, or may be zero. In addition, a government may impose extraordinary taxes on transfers of a currency. If that happens, we will be entitled to deduct these taxes from any payment on securities payable in that currency.

(89)	We will not adjust non-U.S. dollar denominated securities to compensate for changes in currency exchange rates.

Except as described in the applicable pricing supplement, we will not make any adjustment or change in the terms of a non-U.S. dollar denominated security in the event of any change in currency exchange rates for the relevant currency, whether in the event of any devaluation, revaluation, substitution of a new currency, or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting that currency, the U.S. dollar or any other currency. Consequently, investors in non-U.S. dollar denominated securities will bear the risk that their investment may be adversely affected by these types of events.

(90)	In a lawsuit for payment on a non-U.S. dollar denominated security, you may bear currency exchange risk.

Our securities will be governed by New York law. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a security denominated in a currency other than U.S. dollars would be required to render the judgment in the specified currency; however, the judgment would be converted into U.S. dollars at the currency exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on a security denominated in a currency other than U.S. dollars, U.S. dollar-based investors would bear currency exchange risk until judgment is entered, which could be a long time.

In courts outside of New York, investors may not be able to obtain judgment in a specified currency other than U.S. dollars. For example, a judgment for money in an action based on a non-U.S. dollar denominated security in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of the currency in which any particular security is denominated into U.S. dollars will depend upon various factors, including which court renders the judgment.

Additional Risks Relating to Warrants

(91)	The warrants may expire worthless.

You will receive cash or warrant property upon exercise (including automatic exercise, if applicable) only if the warrant has a settlement value greater than zero at that time. The settlement value will be greater than zero only if the value of the reference asset from the initial valuation date to the applicable valuation date is favorable. If the value of the reference asset is less than (or, in the case of put warrants, greater than) or equal to the initial value of the reference asset, the warrants will expire worthless. You should therefore be prepared to lose all or some of your investment in the warrants you purchase. In some cases you may not be able to determine, at the time of exercise of your warrant, the value of the reference asset that will be used in calculating the settlement value of your warrant. Therefore, you may be unable to determine the settlement value you are entitled to receive when making the decision to exercise that warrant. Potential profit or loss upon exercise (including automatic exercise, if applicable) of a warrant will be a function of the settlement value of that warrant, the purchase price of that warrant and any related transaction costs.

Because warrants may become worthless upon expiration, you must generally be correct about the direction, timing and magnitude of anticipated changes in the level of the reference asset in order to receive a positive return on your investment.

(92)	The return on the warrants may be significantly less than the return on conventional debt securities.

Your return on the warrants may be less than the return you could earn on other investments. Because the settlement amount may be equal to or less than the issue price, the effective yield to maturity on the warrants may be less than that which would be payable on a conventional fixed-rate debt security with the same maturity issued by a company with a credit rating comparable to ours. Furthermore, any return may not compensate you for any opportunity cost implied by inflation and other factors relating to the time value of money.

(93)	The warrants are appropriate only for investors with options-approved accounts.

The warrants will be sold only to investors with options-approved accounts. You should therefore be experienced with respect to options and options transactions and you should reach an investment decision with respect to the warrants only after carefully considering the appropriateness of the warrants in light of their particular circumstances. The warrants are not appropriate for persons solely dependent upon a fixed income, for individual retirement plan accounts or for accounts under the U.S. Uniform Transfers to Minors Act or Uniform Gifts to Minors Act.

(94)	The warrants are not standardized options issued by the Options Clearing Corporation.

The warrants are not standardized options of the type issued by the U.S. Options Clearing Corporation (“OCC”), a clearing agency regulated by the SEC. For example, unlike purchasers of OCC standardized options who have the credit benefits of guarantees and margin and collateral deposits by OCC clearing members to protect the OCC from a clearing member’s failure, you must look solely to us for performance of our obligations to pay or deliver the amount of cash or warrant property payable or deliverable, if any, on the payment or settlement date of the applicable warrants. Further, the market for warrants is not expected to be as liquid as the market for OCC standardized options.

U.K. BAIL-IN POWER

Agreement with Respect to the Exercise of U.K. Bail-in Power

Notwithstanding and to the exclusion of any other term of the securities or any other agreements, arrangements or understandings between Barclays Bank PLC and any holder or beneficial owner of the securities, by acquiring the securities, each holder and beneficial owner of the securities acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power (as defined below) by the relevant U.K. resolution authority (as defined below) that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, interest on, or any other amounts payable on, the securities; (ii) the conversion of all, or a portion, of the principal amount of, interest on, or any other amounts payable on, the securities into shares or other securities or other obligations of Barclays Bank PLC or another person (and the issue to, or conferral on, the holder or beneficial owner of the securities such shares, securities or obligations); (iii) the cancellation of the securities and/or (iv) the amendment or alteration of the maturity of the securities, or amendment of the amount of interest or any other amounts due on the securities, or the dates on which interest or any other amounts become payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised by means of a variation of the terms of the securities solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. Bail-in Power. Each holder and beneficial owner of the securities further acknowledges and agrees that the rights of the holders or beneficial owners of the securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. For the avoidance of doubt, this consent and acknowledgment is not a waiver of any rights holders or beneficial owners of the securities may have at law if and to the extent that any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority in breach of laws applicable in England.

For these purposes, a “U.K. Bail-in Power” is any write-down, conversion, transfer, modification and/or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to Barclays Bank PLC or other members of the Group, including but not limited to any such laws, regulations, rules or requirements that are implemented, adopted or enacted within the context of any applicable European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms and/or within the context of a U.K. resolution regime under the U.K. Banking Act 2009, as the same has been or may be amended from time to time (whether pursuant to the U.K. Financial Services (Banking Reform) Act 2013 (the “Banking Reform Act 2013”), secondary legislation or otherwise, the “Banking Act”), pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, amended, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (and a reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. Bail-in Power and the “Group” refers to Barclays PLC (or any successor entity) and its consolidated subsidiaries).

No repayment of the principal amount of the securities or payment of interest or any other amounts payable on the securities shall become due and payable after the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority unless such repayment or payment would be permitted to be made by Barclays Bank PLC under the laws and regulations of the United Kingdom and the European Union applicable to Barclays Bank PLC.

By its acquisition of the notes, each holder and beneficial owner of the notes, to the extent permitted by the Trust Indenture Act, waives any and all claims against the trustee for, agrees not to initiate a suit against the trustee in respect of, and agrees that the trustee shall not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the notes.

Upon the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the notes, Barclays Bank PLC shall provide a written notice to DTC as soon as practicable regarding such exercise of the U.K. Bail-in Power for purposes of notifying holders of such occurrence. Barclays Bank PLC shall also deliver a copy of such notice to the trustee for information purposes.

By its acquisition of the notes, each holder and beneficial owner of the notes acknowledges and agrees that the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the notes shall not give rise to a default for purposes of Section 315(b) (Notice of Defaults) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

Barclays Bank PLC’s obligations to indemnify the trustee in accordance with the senior debt securities indenture shall survive the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to any notes.

With respect to the notes, by its acquisition of the notes, each holder and beneficial owner of the notes acknowledges and agrees that, upon the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority, (a) the trustee shall not be required to take any further directions from holders of the notes under Section 5.12 (Control by Holders) of the senior debt securities indenture, which authorizes holders of a majority in aggregate outstanding principal amount of the notes to direct certain actions relating to the notes, and (b) the senior debt securities indenture shall impose no duties upon the trustee whatsoever with respect to the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority in respect of the notes, the notes remain outstanding (for example, if the exercise of the U.K. Bail-in Power results in only a partial write-down of the principal of such notes), then the trustee’s duties under the senior debt securities indenture shall remain applicable with respect to the notes following such completion to the extent that Barclays Bank PLC and the trustee shall agree pursuant to a supplemental indenture or an amendment thereto.

By its acquisition of the notes, each holder and beneficial owner of the notes shall be deemed to have (a) consented to the exercise of any U.K. Bail-in Power as it may be imposed without any prior notice by the relevant U.K. resolution authority of its decision to exercise such power with respect to the notes and (b) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds the notes to take any and all necessary action, if required, to implement the exercise of any U.K. Bail-in Power with respect to the notes as it may be imposed, without any further action or direction on the part of such holder, beneficial owner or the trustee.

Under the terms of the notes, the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the notes will not be a default or an Event of Default (as each term is defined in the senior debt securities indenture).

If any securities provide for the delivery of property, any reference in this prospectus supplement, the accompanying prospectus and the applicable pricing supplement to payment by Barclays Bank PLC under the securities will be deemed to include that delivery of property.

For the avoidance of doubt, references to “you” and “holder” in this “U.K. Bail-in Power” section include beneficial owners of the securities.

See “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail could materially adversely affect the value of the securities” and “Risk Factors—Risks Relating to the Securities Generally —Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in this prospectus supplement.

Subsequent Holders’ Agreement

Holders of securities that acquire such securities in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions described herein to the same extent as the holders of such securities that acquire the securities upon their initial issuance, including, without limitation, with respect to the acknowledgment and agreement to be bound by and consent to the terms of the securities, including in relation to the U.K. Bail-in Power.

Certain Definitions

“CRD IV” consists of Directive 2013/36/EU on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, as the same may be amended or replaced from time to time and the CRD IV Regulation.

“CRD IV Regulation” means Regulation (EU) No. 575/2013 on prudential requirements for credit institutions and investment firms of the European Parliament and of the Council of June 26, 2013, as the same may be amended or replaced from time to time.

“PRA” means the Prudential Regulation Authority of the United Kingdom or such other governmental authority in the United Kingdom (or if Barclays Bank PLC becomes domiciled in a jurisdiction other than the United Kingdom, such other jurisdiction) having primary responsibility for the prudential supervision of Barclays Bank PLC.

TERMS OF THE NOTES

General

You should carefully read the general terms and provisions of our debt securities in “Description of Debt Securities” in the accompanying prospectus. This section supplements that description. The pricing supplement for each offering of notes will contain the detailed information and terms for that particular offering. The pricing supplement also may add, update or change information contained in any applicable product supplement, any applicable underlying supplement, this prospectus supplement and the prospectus. If the terms described in the applicable pricing supplement are different from or inconsistent with those described in this prospectus supplement, in the prospectus, in any applicable product supplement or any applicable underlying supplement, the terms described in the applicable pricing supplement will control. Any pricing supplement should be read in connection with any applicable product supplement, any applicable underlying supplement, this prospectus supplement and the prospectus. It is important that you consider all of the information in the pricing supplement, any applicable product supplement, any applicable underlying supplement, this prospectus supplement and the prospectus when making your investment decision.

We will issue Global Medium-Term Notes, Series A, under the senior debt securities indenture between us and The Bank of New York Mellon. The senior debt securities indenture permits us to issue different series of debt securities from time to time. The medium-term notes are a single, distinct series of debt securities. We may, however, issue notes in any amounts, at any times and on any terms as we wish. The notes may differ from other notes issued pursuant to the series designated as our Global Medium-Term Notes, Series A, and from debt securities of other series, in their terms.

The notes constitute our unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all our other outstanding unsecured and unsubordinated obligations, present and future, except those obligations as are preferred by operation of law.

The notes are not deposit liabilities of Barclays Bank PLC and are not covered by the U.K. Financial Services Compensation Scheme or insured by the FDIC or any other governmental agency or deposit insurance agency of the United States, the United Kingdom or any other jurisdiction.

Note that the information about the price to the public and net proceeds to Barclays Bank PLC in the applicable pricing supplement relates only to the initial sale of the notes. If you have purchased the notes in a purchase/resale transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

Payment at Maturity

The applicable pricing supplement will set forth the manner in which the payment at maturity will be determined. The payment at maturity may be based, or may be contingent, on movements in the level(s), value(s) or price(s) or other events relating to one or more reference assets and, if so, the formula or method of calculation and the relevant reference asset(s) will be specified in the applicable pricing supplement. See “Reference Assets” below for terms of the notes relating to any reference asset.

If so specified in the applicable pricing supplement, the payment at maturity may be made in shares of an equity security, with fractional shares paid in cash. Under these circumstances, the number of shares received is referred to as the “physical delivery amount.” The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as a Reference Asset” below. Notwithstanding the foregoing, if due to an event beyond our control, we determine that it is impossible, impracticable (including if unduly burdensome) or illegal for us to deliver shares of the relevant equity security to you, we will, without your consent or any prior notice, pay the cash equivalent of the physical delivery amount (as determined by the calculation agent in good faith and in a commercially reasonable manner) in lieu of delivering shares. The calculation agent may in its sole discretion as it deems necessary make adjustments to the physical delivery amount such as those described under “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as a Reference Asset—Anti-dilution Adjustments” or “Reference Assets—Exchange-Traded

Funds—Adjustments Relating to Securities with an Exchange-Traded Fund as a Reference Asset,” as applicable, in this prospectus supplement.

Interest

The applicable pricing supplement will specify whether the notes bear interest. The applicable pricing supplement may specify that interest will accrue on the notes from the original issue date or any other date specified in the applicable pricing supplement either at a fixed rate or floating rate or at a rate based on a reference asset as specified in the applicable pricing supplement. See “Interest Mechanics” below. The applicable pricing supplement may instead specify that any interest will be based, or will be contingent, on movements in the level(s), value(s) or price(s) or other events relating to one or more reference assets and, if so, the formula or method of calculation and the relevant reference asset(s) will be specified in the applicable pricing supplement. See “Reference Assets” below for terms of the notes relating to any reference asset.

Additional Amounts and Redemption for Tax Reasons

Unless otherwise specified in the applicable pricing supplement, the provisions in the accompanying prospectus described under “Description of Debt Securities—Additional Amounts” and “Description of Debt Securities—Redemption—Redemption of Senior Debt Securities for Tax Reasons” will not apply to the notes. Unless the applicable pricing supplement provides otherwise, we will pay any amounts to be paid by us on any series of notes without deduction or withholding for, or on account of, any and all present or future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any U.K. political subdivision or authority thereof or therein that has the power to tax, unless the deduction or withholding is required by law.

Early Redemption at Barclays Bank PLC’s Option

The applicable pricing supplement will indicate whether we have the option to redeem the notes, in whole or in part, on any optional redemption date. The amount payable upon redemption, which we may refer to in a pricing supplement as the “redemption price,” and any other terms related to our option to redeem the notes, will be specified in the applicable pricing supplement.

If we exercise any early redemption at our option, we will notify each holder, or in the case of global notes, the depositary, as holder of the global notes, within the redemption notice period specified in the applicable pricing supplement. The notes will not be subject to any sinking fund. See “Description of Debt Securities—Redemption” in the accompanying prospectus.

Automatic Early Redemption

The applicable pricing supplement will indicate whether the notes will be automatically callable or redeemable based on the level(s), value(s) or prices(s) of the reference asset(s) on one or more valuation dates. The amount payable upon an automatic call, which we may refer to in a pricing supplement as the “call price” or “redemption price,” and any other terms related to the automatic call provision, will be specified in the applicable pricing supplement.

Repurchase at Option of the Holder

The applicable pricing supplement will indicate whether the holder has the option to require us to repay the note on a date or dates specified prior to its maturity date. If applicable, the repurchase price, and any other terms related to the holder’s repurchase option, will be specified in the applicable pricing supplement.

Exercise of the repurchase option by the holder of a note will be irrevocable. Unless otherwise specified in the relevant terms supplement, the holder may exercise the repurchase option for less than the entire principal amount of the note but, in that event, the principal amount of the note remaining outstanding after repurchase must be an authorized denomination.

Special Requirements for Optional Repayment of Global Notes

Since the notes are represented by global notes, the depositary or depositary’s nominee will be the holder of the notes and therefore will be the only entity that can exercise a right to require repayment prior to the stated maturity. To ensure that the depositary’s nominee will timely exercise a right to require repayment of a particular note prior to the stated maturity, the beneficial owner of the note must instruct the broker or other direct or indirect participant through which it holds an interest in the note to notify the depositary of its desire to exercise a right to require repayment prior to the stated maturity. Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, each beneficial owner of the note should consult the broker or other direct or indirect participant through which it holds an interest in a note in order to ascertain the cut-off time by which an instruction must be given for timely notice to be delivered to the depositary.

Payment Dates

The applicable pricing supplement will specify the maturity date and any date preceding the maturity date on which amounts will or may be payable with respect to the notes. We refer to the maturity date and each of these other dates as a “payment date.”

If the valuation date with respect to any payment date preceding the maturity date is postponed, the relevant payment date will be postponed by the same number of business days from but excluding the originally scheduled valuation date to and including the actual valuation date.

If the final valuation date is postponed, the maturity date will be postponed by the same number of business days from but excluding the originally scheduled final valuation date to and including the actual final valuation date.

If the notes are linked to a basket of multiple assets or to the best or worst performing in a group of reference assets (in either case, other than a basket or a group of reference assets containing only equity securities, exchange-traded funds and/or indices of equity securities), the valuation date or final valuation date, for purposes of the preceding two paragraphs, will be deemed to have occurred on the earliest date on which the levels, values or prices for the all basket components or reference assets, as applicable, have been determined.

Unless otherwise stated in the applicable pricing supplement, each payment date will be governed by the “following business day” convention (i.e., if the applicable payment date stated in the applicable pricing supplement is not a business day, that payment date will be extended to the next following business day) and will be “unadjusted” (i.e., the relevant payment will be made on the following business day in accordance with the designated business day convention with the same effect as if paid on the originally scheduled payment date, without additional interest).

Valuation Dates, Review Dates, Determination Dates, Observation Dates, Calculation Dates and Averaging Dates

We refer to each date on which the level, value or price of any reference asset is to be referenced in the determination of any payment on the notes as a “valuation date.” The applicable pricing supplement may also refer to a valuation date as a “review date,” a “determination date,” an “observation date,” a “calculation date” or an “averaging date.” We refer to the date on which the notes are initially priced for sale to the public as the “initial valuation date,” and such date will, unless otherwise set forth in the applicable pricing supplement, be the date on which the initial level, initial value or initial price of a reference asset is established. We refer to the valuation date on which the final level, final value or final price of a reference asset is established as the “final valuation date.” For the avoidance of doubt, if the final level, final value or final price of a reference asset is based on the levels, values, or prices of that reference asset on multiple valuation dates (either consecutively near the end of the term of the notes or periodically throughout the term of the notes), the last of those valuation dates will be the “final valuation date.”

Each valuation date will be specified in the applicable pricing supplement, provided that the calculation agent may in its sole discretion postpone any valuation date if the calculation agent determines that the originally scheduled valuation date is not a scheduled trading day or that a market disruption event has occurred or is continuing on a scheduled trading day that would otherwise be that valuation date. We describe market disruption events and valuation date postponement for the various reference assets under “Reference Assets” below.

Business Day

As used in this prospectus supplement, and in the applicable pricing supplement unless otherwise defined therein, “business day” means any day that is a Monday, Tuesday, Wednesday, Thursday or Friday and that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to be closed.

Business Day Convention

Business day conventions are procedures used to adjust payment dates that are not business days. Unless the applicable pricing supplement states otherwise, each payment date will be governed by the “following business day” convention (e.g., if a payment date is not a business day, that payment date will be the next following business day).

Following Business Day. Any payment on the notes that would otherwise be due on a day that is not a business day will instead be paid on the next day that is a business day.

Modified Following Business Day. Any payment on the notes that would otherwise be due on a day that is not a business day will instead be paid on the next day that is a business day, unless that day falls in the next calendar month, in which case the payment date will be the first preceding day that is a business day.

Preceding Business Day. Any payment on the notes that would otherwise be due on a day that is not a business day will instead be paid on the first preceding day that is a business day.

Nearest Business Day. Any payment on the notes that would otherwise be due on a day that is not a business day will instead be paid on the first preceding day that is a business day if the originally scheduled payment date would otherwise fall on a day other than a Sunday or a Monday and will be paid on the next day that is a business day if the originally scheduled payment date would otherwise fall on a Sunday or a Monday.

Day Count Convention

A day count convention is a method to calculate the fraction of a year represented by a period, which is referred to herein as the day count fraction. The applicable pricing supplement will specify the day count convention, if any. Any day count fraction will be determined as described below.

ACT/360 or Actual/360. The actual number of days in the relevant period divided by 360.

30/360. Each month is deemed to have 30 days and the year is deemed to have 360 days.

ACT/ACT or Actual/Actual. The actual number of days in the relevant period divided by the actual number of days in the year.

ACT/365 or Actual/365 Fixed. The actual number of days in the relevant period, with the year deemed to have 365 days, regardless of leap year status.

NL/365. “No Leap Year” logic extension to ACT/365 where leap days are subtracted, ensuring the quotient never exceeds 1.

30/365. Extension to 30/360 where each month is deemed to have 30 days and the year is deemed to have 365 days.

ACT/366 or Actual/366. Extension to ACT/365 where the actual number of days in the relevant period is divided by 366, ensuring the quotient never exceeds 1.

ACT/252 or BUS/252 or Actual/252 or Business Days/252. The number of business days in the relevant period, divided by a nominal year deemed to have 252 business days. (Weekends and holidays are excluded; thus, Friday to Monday would be considered one business day.)

Payment and Paying Agent

Currency of Notes

Amounts that become due and payable on your notes in cash will be payable in a currency, composite currency, basket of currencies or currency unit or units (“specified currencies”) specified in the applicable pricing supplement. The specified currency for your notes will be U.S. dollars, unless your pricing supplement states otherwise. Some notes may have different specified currencies for principal, interest or other amounts payable on your notes. We will make payments on your notes in the specified currency, except as described in the applicable pricing supplement. See “Risk Factors—Additional Risks Relating to Securities Payable in a Currency Other Than U.S. Dollars” in this prospectus supplement for more information about the risks of investing in this kind of note.

Payments Due in U.S. Dollars

We will follow the practices described below when paying amounts due in U.S. dollars.

Payments on Global Notes. We will make payments on a global note in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global note. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described in the section entitled “Description of Debt Securities—Legal Ownership; Form of Debt Securities” in the accompanying prospectus.

Payments on Non-Global Notes. We will make payments on a note in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all other payments by check at the paying agent described below, against surrender of the note. All payments by check will be made in next-day funds—i.e., funds that become available on the day after the check is cashed. Alternatively, if a non-global note has a principal amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the note by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the note is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their notes.

For a description of the paying agent, see “Description of Debt Securities—Legal Ownership; Form of Debt Securities—Payment and Paying Agents” in the accompanying prospectus.

Payments Due in Non-U.S. Dollar Currencies

We will follow the practices described below when paying amounts that are due in a specified currency other than U.S. dollars.

Payments on Global Notes. We will make payments on a global note in accordance with the applicable policies of the depositary as in effect from time to time. We understand that these policies, as currently in effect at The Depository Trust Company (“DTC”), are as follows:

Unless otherwise indicated in your pricing supplement, if you are an indirect owner of global notes denominated in a specified currency other than U.S. dollars, you will not have the right to elect to receive payment in that other currency. If your pricing supplement indicates that you have the right to elect to receive payments in that other currency and you do make that election, you must notify the DTC participant through which your interest in the global note is held of your election:

•	on or before the applicable regular record date, which will be specified in your pricing supplement, in the case of a payment of interest, or

•	on or before the 16th day prior to stated maturity, or any redemption or repurchase date, in the case of payment of principal or any premium.

If any interest, principal or premium payment is due in a specified currency other than U.S. dollars, you may elect to receive all or only a portion of the payment in that other currency.

Your DTC participant must, in turn, notify DTC of your election on or before the 12th DTC business day prior to the interest payment date or stated maturity, as applicable, or on the redemption or repurchase date if your note is redeemed or repaid earlier, in the case of a payment of principal or any premium.

DTC, in turn, will notify the paying agent of your election in accordance with DTC’s procedures.

If complete instructions are received by the DTC participant and forwarded by the DTC participant to DTC, and by DTC to the paying agent, on or before the dates noted above, the paying agent, in accordance with DTC’s instructions, will make the payments to you or your DTC participant by wire transfer of immediately available funds to an account maintained by you or your DTC participant with a bank located in the country issuing the specified currency or in another jurisdiction acceptable to us and the paying agent.

If the foregoing steps are not properly completed, we expect DTC to inform the paying agent that payment is to be made in U.S. dollars. In that case, we or our agent will convert the payment to U.S. dollars in the manner described under “Terms of the Notes—Payment and Paying Agent—Payments Due in Non-U.S. Dollar Currencies—Conversion to U.S. Dollars.” We expect that we or our agent will then make the payment in U.S. dollars to DTC, and that DTC in turn will pass it along to its participants.

Book-entry and other indirect holders of a global note denominated in a currency other than U.S. dollars should consult their banks or brokers for information on how to request payment in the specified currency.

Payments on Non-Global Notes. Except where otherwise requested by the holder as described below, we will make payments on notes in non-global form in the applicable specified currency. We will make these payments by wire transfer of immediately available funds to any account that is maintained in the applicable specified currency at a bank designated by the holder and that is acceptable to us and the trustee. To designate an account for wire payment, the holder must give the paying agent appropriate wire instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the regular record date. In the case of any other payment, the payment will be made only after the note is surrendered to the paying agent. Any instructions, once properly given, will remain in effect unless and until new instructions are properly given in the manner described above.

If a holder fails to give instructions as described above, we will notify the holder at the address in the trustee’s records and will make the payment within five business days after the holder provides appropriate instructions. Any late payment made in these circumstances will be treated under the senior debt securities indenture as if made on the due date, and no interest will accrue on the late payment from the due date to the date paid.

Although a payment on a note in non-global form may be due in a specified currency other than U.S. dollars, we will make the payment in U.S. dollars if the holder asks us to do so. To request U.S. dollar payment, the holder must provide appropriate written notice to the paying agent at least five business days before the next due date for which payment in U.S. dollars is requested. In the case of any interest payment due on an interest payment date, the request must be made by the person who is the holder on the regular record date. Any request, once properly made, will remain in effect unless and until revoked by notice properly given in the manner described above.

Indirect owners of a non-global note with a specified currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.

Conversion to U.S. Dollars. When we make payments in U.S. dollars of an amount due in another currency, either on a global note or a non-global note as described above, we will determine the U.S. dollar amount the holder receives as follows. The exchange rate agent described below will request currency bid quotations expressed in U.S. dollars from three or, if three are not available, then two, recognized foreign exchange dealers in New York City, any of which may be the exchange rate agent, which may be Barclays Capital Inc., an affiliate of Barclays Bank PLC, as of 11:00 a.m., New York City time, on the second business day before the payment date.

Currency bid quotations will be requested on an aggregate basis, for all holders of notes requesting U.S. dollar payments of amounts due on the same date in the same specified currency. The U.S. dollar amount the holder receives will be based on the highest acceptable currency bid quotation received by the exchange rate agent. If the exchange rate agent determines that fewer than two acceptable currency bid quotations are available on that second business day, the payment will be made in the specified currency.

To be acceptable, a quotation must be given as of 11:00 a.m., New York City time, on the second business day before the due date and the quoting dealer must commit to execute a contract at the quotation in the total amount due in that currency on all series of notes.

When we make payments to you in U.S. dollars of an amount due in another currency, you will bear all associated currency exchange costs, which will be deducted from the payment.

When the Specified Currency Is Not Available. If we are obligated to make any payment in a specified currency other than U.S. dollars, and the specified currency or any successor currency is not available to us or cannot be paid to you due to circumstances beyond our control—such as the imposition of exchange controls or a disruption in the currency markets—we will be entitled to satisfy our obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis specified in the applicable pricing supplement.

The foregoing will apply to any note, whether in global or non-global form, and to any payment, including a payment at maturity. Any payment made under the circumstances and in a manner described above will not result in a default under any note or the senior debt securities indenture.

Exchange Rate Agent. If we issue a note in a specified currency other than U.S. dollars, we will appoint a financial institution to act as the exchange rate agent and will name the institution initially appointed when the note is originally issued in the applicable pricing supplement. We may select Barclays Capital Inc. or another of our affiliates to perform this role. We may change the exchange rate agent from time to time after the original issue date of the note without your consent and without notifying you of the change.

All determinations made by the exchange rate agent will be at its sole discretion unless we state in your pricing supplement that any determination is subject to our approval. In the absence of manifest error, those determinations will be conclusive for all purposes and final and binding on you and us, without any liability on the part of the exchange rate agent.

Calculations and Calculation Agent

Any calculations relating to the notes will be made by the calculation agent, an institution that we appoint as our agent for this purpose. Unless otherwise specified in the applicable pricing supplement, Barclays Bank PLC will act as calculation agent. We may appoint a different institution, including one of our affiliates, to serve as calculation agent from time to time after the original issue date of the notes without your consent and without notifying you of the change. We will ensure that there is a financial institution serving as the calculation agent at all relevant times.

The calculation agent will, in its sole discretion, make all determinations regarding any amounts payable in respect of your notes, the level(s), value(s) or price(s) of the reference asset(s), market disruption events, early redemption events, business days, the default amount upon any acceleration (only in the case of an event of default under the senior debt securities indenture), the maturity date, optional redemption dates, if any, the interest rate, if any, and any other calculations or determinations to be made by the calculation agent. Absent manifest error, all determinations of the calculation agent will be conclusive for all purposes and final and binding on you and us, without any liability on the part of the calculation agent.

The calculation agent is obligated to carry out its duties and functions as calculation agent in good faith and using reasonable judgment. However, in engaging in these activities the calculation agent will have no obligation to consider your interests as an investor in the notes, and if the calculation agent is Barclays Bank PLC or one of our affiliates, in making these discretionary judgments, it may have economic interests that are adverse to your interests as an investor in the notes and its determinations may adversely affect the value of and any return on your notes. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

All percentages resulting from any calculation relating to a note will, unless otherwise specified in the applicable pricing supplement, be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876544% (or .09876544) being rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or .0987655). All amounts used in or resulting from any calculation relating to a note will, unless otherwise specified in the applicable pricing supplement, be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, or to the nearest one hundred-thousandth of a unit, in the case of a currency exchange rate, with one-half cent, one-half of a corresponding hundredth of a unit or one-half of a hundred-thousandth of a unit or more being rounded upward.

In determining the level, value or price of a reference asset that applies to a note during a particular interest or other period, the calculation agent may obtain quotes from various banks or dealers active in the relevant market, as described under “Reference Assets” below. Those reference banks, dealers, reference asset sponsors or information providers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant notes and its affiliates, and they may include Barclays Bank PLC or its affiliates.

Default Amount

If an event of default occurs and the maturity of the notes is accelerated, we will pay the default amount in respect of the principal of the notes. We describe the default amount below under “Determination of Default Amount.”

For the purpose of determining whether the holders of our medium-term notes, of which the notes are a part, are entitled to take any action under the senior debt securities indenture, we will treat the stated principal amount of each note outstanding as the principal amount of that note. Although the terms of your notes may differ from those of the other medium-term notes, holders of specified percentages in principal amount of all medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the medium-term notes, including your notes. This action may involve changing some of the terms that apply to the medium-term notes, accelerating the maturity of the medium-term notes after a default or waiving some of our obligations under the senior debt securities indenture. We discuss these matters in the attached prospectus under “Description of Debt Securities—Modification and Waiver,” “Description of Debt Securities—Senior Events of Default; Dated Subordinated Events of Default and Debt Defaults” and “Description of Debt Securities—Limitation on Suits.”

Determination of Default Amount

The default amount for the notes on any day will be an amount, determined by the calculation agent in its sole discretion, that is equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations (including accrued and unpaid interest) with respect to the notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the notes. That cost will equal:

•	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

•	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the notes in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the notes, which we describe below, the holders of the notes and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Notwithstanding the foregoing, if a voluntary or involuntary liquidation, bankruptcy or insolvency of, or any analogous proceeding is filed with respect to Barclays Bank PLC, then depending on applicable bankruptcy law, your claim may be limited to an amount that could be less than the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

•	no quotation of the kind referred to above is obtained, or

•	every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final valuation date, or, in the case of notes linked to an interest rate, the maturity date, then the default amount will equal the principal amount of the notes.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

•	A-1 or higher by S&P Global Ratings, a division of Standard & Poor’s Financial Services LLC or any successor, or any other comparable rating then used by that rating agency, or

•	P-1 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

INTEREST MECHANICS

How Interest Is Calculated

If applicable, interest on notes will accrue from and including the most recent interest payment date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the original issue date or any other date specified in the applicable pricing supplement on which interest begins to accrue. Interest will accrue to but excluding the next interest payment date or, the date on which the principal has been paid or duly made available for payment, except as described below.

Unless otherwise specified in the applicable pricing supplement, accrued interest on a floating rate note during an interest period with more than one interest reset date will be calculated by multiplying the principal amount of the note by an accrued interest factor. The accrued interest factor will be computed by adding the interest factors calculated for each day in the applicable interest period. Unless otherwise specified in the applicable pricing supplement, the interest factor for each day in the applicable interest period will be computed by dividing the interest rate in effect on that day by the denominator used to determine the day count fraction as provided under “Terms of the Notes—Day Count Convention” above. The interest factor will be expressed as a decimal calculated to seven decimal places without rounding. For purposes of making the foregoing calculation, the interest rate in effect on any interest reset date will be the applicable rate as reset on that date.

Unless otherwise specified in the applicable pricing supplement, for all other floating rate notes, accrued interest will be calculated by multiplying the principal amount of the notes by the interest rate in effect during the applicable interest period and by the day count fraction for the applicable interest period, determined as described under “Terms of the Notes—Day Count Convention” above.

In all other cases, interest will be calculated in the manner set forth in the applicable pricing supplement.

Regular Record Dates for Interest

Global Notes

In the event that the notes are issued as “global notes,” the ultimate beneficial owners of the notes are indirect holders and interest will be paid to the person in whose name the notes are registered at the close of business on the regular record date before each interest payment date. Unless otherwise specified in the applicable pricing supplement, the regular record date relating to an interest payment date for the notes issued as “global notes” will be the date one business day prior to the interest payment date, whether or not that interest payment date is a business day; provided that for an interest payment date that is also the maturity date, the interest payable on that interest payment date will be payable to the person to whom the principal is payable. If the interest payment date is also a day on which principal is due, the interest payable will include interest accrued to, but excluding, the maturity date. If a note is issued between a record date and an interest payment date, the first interest payment will be made on the next succeeding interest payment date. For the purpose of determining the holder at the close of business on a regular record date, the close of business will mean 5:00 p.m., New York City time, on that day. See “Description of Debt Securities—Legal Ownership; Form of Debt Securities” in the accompanying prospectus.

Non-Global Notes

The regular record date relating to an interest payment date for the notes issued in non-global, registered form will be the date 15 business days prior to the interest payment date, whether or not that interest payment date is a business day; provided that for an interest payment date that is also the maturity date, the interest payable on that interest payment date will be payable to the person to whom the principal is payable. If the interest payment date is also a day on which principal is due, the interest payable will include interest accrued to, but excluding, the maturity date. If a note is issued between a record date and an interest payment date, the first interest payment will be made on the next succeeding interest payment date. For the purpose of determining the holder at the close of business on a regular record date, the close of business will mean 5:00 p.m., New York City time, on that day. See “Description of Debt Securities—Legal Ownership; Form of Debt Securities” in the accompanying prospectus.

If a Payment Date Is Not a Business Day

If any scheduled payment date is not a business day, we may pay interest or principal according to a designated business day convention, which may be the same for all of those dates or different for each date. See “Terms of the Notes—Business Day Convention” above. As described under “Terms of the Notes—Payment Dates” above, each payment date will be subject to the “following business day” convention, unless otherwise specified in the applicable pricing supplement.

Interest on that payment may or may not accrue during the period from and after the scheduled or stated payment date. Unless otherwise specified in the applicable pricing supplement, the business day convention is “unadjusted,” meaning that if an interest payment date is not a business day, the relevant interest payment will be made on the following or preceding business day in accordance with the designated business day convention with the same effect as if paid on the original due date. Accordingly, the amount of interest accrued and payable on that interest payment date will not be adjusted to reflect the longer or shorter interest period.

If the applicable pricing supplement specifies that the business day convention is “adjusted” and an interest payment date is not a business day, the relevant interest payment will be made on the following or preceding business day in accordance with the designated business day convention and deemed made on the date on which interest is actually paid (and not on the original due date). Accordingly, the amount of interest accrued and payable on that interest payment date will be adjusted to reflect the longer or shorter interest period.

Interest Payment Dates or Coupon Payment Dates

Subject to adjustment in accordance with the business day convention, the “interest payment dates” or “coupon payment dates” are the dates payments of interest on notes will be made. The interest payment dates will be specified in the applicable pricing supplement. See “Terms of the Notes—Interest” and “Interest Mechanics—Regular Record Dates for Interest” in this prospectus supplement and “Description of Debt Securities—Legal Ownership; Form of Debt Securities” in the accompanying prospectus.

How Floating Interest Rates Are Reset

If so specified in the applicable pricing supplement, the interest rate in effect from the date of issue to the first interest reset date for a floating rate note will be the initial interest rate specified in the applicable pricing supplement. We refer to this rate as the “initial interest rate.” The interest rate on each floating rate note may be reset daily, weekly, monthly, quarterly, semi-annually, annually or otherwise as specified in the applicable pricing supplement. This period is the “interest reset period.” Unless otherwise specified in the applicable pricing supplement, the first day of each interest reset period after the initial interest reset period will be the “interest reset date.” If the initial interest rate is not specified in the applicable pricing supplement, the issue date will be treated as the first interest reset date.

Unless otherwise specified in the applicable pricing supplement, if an interest reset date for any floating rate note would fall on a day that is not a business day, the interest reset date will be postponed to the next following business day.

Interest Determination Dates

The rate of interest for any interest period (or any other period over which interest is to be calculated) will be determined by the calculation agent by reference to a particular date called an “interest determination date.” Unless otherwise specified in the applicable pricing supplement:

•	For notes linked to Compounded SOFR, the interest determination date for each interest period (or any other period over which Compounded SOFR is to be calculated) will be the date five U.S. government securities business days preceding the interest payment date for that interest period (or the date five U.S. government securities business days preceding the calendar day immediately following the final day of that other period).

•	For notes linked to the U.S. Dollar SOFR ICE Swap Rate, the interest determination date for each interest period (or any other period over which Compounded SOFR is to be calculated) will be the date two U.S. government securities business days preceding the interest payment date for that interest period (or the date two U.S. government securities business days preceding the calendar day immediately following the final day of that other period).

As used in this prospectus supplement, a “U.S. government securities business day” means any day except for a Saturday, a Sunday or a day on which The Securities Industry and Financial Markets Association (or any successor or replacement organization) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

TERMS OF THE WARRANTS

General

You should carefully read the general terms and provisions of our debt securities in “Description of Warrants” in the accompanying prospectus. This section supplements that description. The pricing supplement for each offering of warrants will contain the detailed information and terms for that particular offering. The pricing supplement also may add, update or change information contained in any applicable product supplement, any applicable underlying supplement, this prospectus supplement and the prospectus. If the terms described in the applicable pricing supplement are different from or inconsistent with those described in this prospectus supplement, in the prospectus, in any applicable product supplement or any applicable underlying supplement, the terms described in the applicable pricing supplement will control. Any pricing supplement should be read in connection with any applicable product supplement, any applicable underlying supplement, this prospectus supplement and the prospectus. It is important that you consider all of the information in the pricing supplement, any applicable product supplement, any applicable underlying supplement, this prospectus supplement and the prospectus when making your investment decision.

We will issue warrants under the warrant indenture between us and The Bank of New York Mellon, which acts as trustee, or a warrant agreement between us and the applicable warrant agent. The warrant indenture or warrant agreement, as applicable, permits us to issue different series of warrants from time to time. We may issue warrants in any quantities, at any times and on any terms as we wish. The warrants may differ from one another, and from warrants of other series, in their terms.

The warrants constitute our unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all our other outstanding unsecured and unsubordinated obligations, present and future, except those obligations as are preferred by operation of law.

The warrants are not deposit liabilities of Barclays Bank PLC and are not covered by the U.K. Financial Services Compensation Scheme or insured by the FDIC or any other governmental agency or deposit insurance agency of the United States, the United Kingdom or any other jurisdiction.

Please note that the information about the price to the public and net proceeds to Barclays Bank PLC in the applicable pricing supplement relates only to the initial sale of the warrants. If you have purchased the warrants in a purchase/resale transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

Type of Warrant

The applicable pricing supplement will specify whether your warrants are call warrants or put warrants, including in each case warrants that may be settled by means of net cash settlement or cashless exercise, or any other type of warrants. Call warrants are warrants that entitle the holder to purchase warrant property at the applicable exercise price or to receive the cash value of the warrant property by paying the applicable exercise price, if any. Put warrants are warrants that entitle the holder to sell warrant property at the applicable exercise price or to receive the cash value of the exercise price by tendering the warrant property or its cash value.

The applicable pricing supplement will also specify whether your warrants will be settled in cash or warrant property, and the method of determining the amount of cash or warrant property payable or deliverable upon exercise of your warrants.

Payment or Delivery upon Exercise

The applicable pricing supplement will set forth the manner in which the payment or settlement of the warrants will be determined. The payment or delivery of cash or warrant property on the payment or settlement date may be based on movements in the level(s), value(s) or price(s) or other events relating to one or more reference assets and, if so, the formula or method of calculation and the relevant reference assets will be specified in the applicable pricing supplement. See “Reference Assets” below for terms of the warrants relating to any reference asset.

Early Redemption at Barclays Bank PLC’s Option

The applicable pricing supplement will indicate whether we have the option to redeem the warrants, in whole or in part, on any optional redemption date. If applicable, the redemption price, and any other terms related to our option to redeem the warrants, will be specified in the applicable pricing supplement.

If we exercise any early redemption at our option, we will notify each holder, or in the case of global warrants, the depositary, as holder of the global warrants, within the redemption notice period specified in the applicable pricing supplement. The procedures for early redemption of warrants issued under the warrant indenture are described in the accompanying prospectus under “Description of Warrants—General Provisions of Warrant Indenture—Redemption.” The procedures for early redemption of warrants issued under a warrant agreement, if any, will be described in the applicable pricing supplement and warrant agreement.

Payment Dates

The applicable pricing supplement will specify the payment date or settlement date on which amounts or property will or may be payable or deliverable, as applicable, with respect to the warrants. We refer to the payment date or settlement date as a “payment date.”

If the final valuation date is postponed, the payment date will be postponed by the same number of business days from but excluding the originally scheduled final valuation date to and including the actual final valuation date.

If the warrants are linked to a basket of multiple assets or to the best or worst performing in a group of reference assets (in either case, other than a basket or a group of reference assets containing only equity securities, exchange-traded funds and/or indices of equity securities), the valuation date or final valuation date, for purposes of the preceding paragraph, will be deemed to have occurred on the earliest date on which the levels, values or prices for the all basket components or reference assets, as applicable, have been determined.

Unless otherwise stated in the applicable pricing supplement, each payment date will be governed by the “following business day” convention (i.e., if the applicable payment date stated in the applicable pricing supplement is not a business day, that payment date will be extended to the next following business day, without interest).

Valuation Dates, Review Dates, Determination Dates, Observation Dates, Calculation Dates and Averaging Dates

We refer to each date on which the level, value or price of any reference asset is to be referenced in the determination of any payment (whether in cash or property) on the warrants as a “valuation date.” The applicable pricing supplement may also refer to a valuation date as a “review date,” a “determination date,” an “observation date,” a “calculation date” or an “averaging date.” We refer to the date on which the warrants are initially priced for sale to the public as the “initial valuation date,” and such date will, unless otherwise set forth in the applicable pricing supplement, be the date on which the initial level, initial value or initial price of a reference asset is established. We refer to the valuation date on which the final level, final value or final price of a reference asset is established as the “final valuation date.” For the avoidance of doubt, if the final level, final value or final price of a reference asset is based on the levels, values, or prices of that reference asset on multiple valuation dates (either consecutively near the end of the term of the notes or periodically throughout the term of the notes), the last of those valuation dates will be the “final valuation date.”

Each valuation date will be specified in the applicable pricing supplement, provided that the calculation agent may postpone in its sole discretion any valuation date if the calculation agent determines that the originally scheduled valuation date is not a scheduled trading day or that a market disruption event has occurred or is continuing on a scheduled trading day that would otherwise be that valuation date. We describe market disruption events and valuation date postponement for the various reference assets under “Reference Assets” below.

Exercise Dates or Exercise Periods

The applicable pricing supplement may specify any exercise date or exercise period preceding the payment date on which the holder of the warrant may exercise their warrants. Unless otherwise stated in the applicable pricing supplement, exercise date (or, in the case of an exercise period, each relevant date during the exercise period) will be governed by the “following business day” convention (i.e., if an exercise date stated in the applicable pricing supplement is not a business day, that exercise date will be extended to the next following business day).

Business Day

As used in this prospectus supplement, and in the applicable pricing supplement unless otherwise defined therein, “business day” means any day that is a Monday, Tuesday, Wednesday, Thursday or Friday and that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to be closed.

Business Day Convention

Business day conventions are procedures used to adjust payment dates that are not business days. Unless the applicable pricing supplement states otherwise, payment dates will be governed by the “following business day” convention (e.g., if a payment date is not a business day, that payment date will be the next following business day). As described under “Terms of the Warrants—Payment Dates” above, each payment date will be subject to the “following business day” convention, unless otherwise specified in the applicable pricing supplement.

Following Business Day. Any payment of cash or delivery of warrant property on the warrants that would otherwise be due on a day that is not a business day will instead be paid or delivered on the next day that is a business day.

Modified Following Business Day. Any payment of cash or delivery of warrant property in respect of the warrants that would otherwise be due on a day that is not a business day will instead be paid or delivered on the next day that is a business day, unless that day falls in the next calendar month, in which case the payment or delivery date will be the first preceding day that is a business day.

Preceding Business Day. Any payment of cash or delivery of warrant property in respect of the warrants that would otherwise be due on a day that is not a business day will instead be paid or delivered on the first preceding day that is a business day.

Nearest Business Day. Any payment of cash or delivery of warrant property in respect of the warrants that would otherwise be due on a day that is not a business day will instead be paid on the first preceding day that is a business day if the originally scheduled payment date would otherwise fall on a day other than a Sunday or a Monday and will be paid on the next day that is a business day if the originally scheduled payment date would otherwise fall on a Sunday or a Monday.

In each case, if a payment of cash or a delivery of warrant property is made on the following or preceding business day in accordance with the procedures described above with the same effect as if paid or delivered on the original due date and without payment or delivery of any additional cash or warrant property, the business day convention is “unadjusted.”

Payment and Paying Agent or Warrant Agent

Currency of Warrants

Amounts that become due and payable on your warrants in cash will be payable in a currency, composite currency, basket of currencies or currency unit or units (“specified currencies”) specified in the applicable pricing supplement. The specified currency for your warrants will be U.S. dollars, unless your pricing supplement states otherwise. We will make payments on your warrants in the specified currency, except as described in the applicable pricing supplement. See “Risk Factors—Additional Risks Relating to Securities Payable in a Currency Other Than U.S. Dollars” in this prospectus supplement for more information about the risks of investing in this kind of warrant. The procedures for non-cash settlement of warrants, if applicable, will be described in the applicable pricing supplement.

Payments Due in U.S. Dollars

We will follow the practices described below when paying amounts due in U.S. dollars.

Payments on Global Warrants. We will make payments on a global warrant in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global warrant. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described in the section entitled “Description of Warrants—Legal Ownership; Form of Warrants” in the accompanying prospectus.

Payments on Non-Global Warrants. We will make payments on a warrant in non-global, registered form as follows. We will make all payments by check at the paying agent or at the office of the warrant agent, as applicable and described below, against surrender of the warrant. All payments by check will be made in next-day funds—i.e., funds that become available on the day after the check is cashed. Alternatively, if a non-global warrant has an original issue price of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the warrant by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent or warrant agent, as applicable, appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any other payment, payment will be made only after the warrant is surrendered to the paying agent or warrant agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments due on their warrants.

For a description of the paying agent and warrant agent, see “Description of Warrants—General Provisions of Warrant Indenture—Payment and Paying Agents” and “Description of Warrants—General Provisions of Warrant Agreements—Payments” in the accompanying prospectus.

Payments Due in Non-U.S. Dollar Currencies

We will follow the practices described below when paying amounts that are due in a specified currency other than U.S. dollars.

Payments on Global Warrants. We will make payments on a global warrant in accordance with the applicable policies of the depositary as in effect from time to time. Unless we say otherwise in the applicable pricing supplement, DTC will be the depositary for all warrants in global form.

Book-entry and other indirect holders of a global warrant payable in a currency other than U.S. dollars should consult their banks or brokers for information on how to request payment in the specified currency.

Payments on Non-Global Warrants. Except where otherwise requested by the holder as described below, we will make payments on warrants in non-global form in the applicable specified currency. We will make these payments by wire transfer of immediately available funds to any account that is maintained in the applicable specified currency at a bank designated by the holder and that is acceptable to us and the trustee or warrant agent, as applicable. To designate an account for wire payment, the holder must give the paying agent or warrant agent, as applicable, appropriate wire instructions at least five business days before the requested wire payment is due. Payment will be made only after the warrant is surrendered to the paying agent or warrant agent. Any instructions, once properly given, will remain in effect unless and until new instructions are properly given in the manner described above.

If a holder fails to give instructions as described above, we will notify the holder at the address in the records of the trustee or warrant agent, as applicable, and will make the payment within five business days after the holder provides appropriate instructions. Any late payment made in these circumstances will be treated under the warrant indenture or warrant agreement, as applicable, as if made on the due date, and no interest will accrue on the late payment from the due date to the date paid.

Although a payment on a warrant in non-global form may be due in a specified currency other than U.S. dollars, we will make the payment in U.S. dollars if the holder asks us to do so. To request U.S. dollar payment, the holder must provide appropriate written notice to the paying agent or warrant agent, as applicable, at least five business days before the due date for which payment in U.S. dollars is requested. Any request, once properly made, will remain in effect unless and until revoked by notice properly given in the manner described above.

Indirect owners of a non-global warrant with a specified currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.

Conversion to U.S. Dollars. When we make payments in U.S. dollars of an amount due in another currency, either on a global warrant or a non-global warrant as described above, we will determine the U.S. dollar amount the holder receives as follows. The exchange rate agent described below will request currency bid quotations expressed in U.S. dollars from three or, if three are not available, then two, recognized foreign exchange dealers in New York City, any of which may be the exchange rate agent, which may be Barclays Capital Inc., an affiliate of Barclays Bank PLC, as of 11:00 a.m., New York City time, on the second business day before the payment date.

Currency bid quotations will be requested on an aggregate basis, for all holders of warrants requesting U.S. dollar payments of amounts due on the same date in the same specified currency. The U.S. dollar amount the holder receives will be based on the highest acceptable currency bid quotation received by the exchange rate agent. If the exchange rate agent determines that fewer than two acceptable currency bid quotations are available on that second business day, the payment will be made in the specified currency.

To be acceptable, a quotation must be given as of 11:00 a.m., New York City time, on the second business day before the due date and the quoting dealer must commit to execute a contract at the quotation in the total amount due in that currency on all series of warrants.

When we make payments to you in U.S. dollars of an amount due in another currency, you will bear all associated currency exchange costs, which will be deducted from the payment.

When the Specified Currency Is Not Available. If we are obligated to make any payment in a specified currency other than U.S. dollars, and the specified currency or any successor currency is not available to us or cannot be paid to you due to circumstances beyond our control—such as the imposition of exchange controls or a disruption in the currency markets—we will be entitled to satisfy our obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis specified in the applicable pricing supplement.

The foregoing will apply to any cash-settled warrant, whether in global or non-global form, and to any payment, including a payment at the payment or settlement date. Any payment made under the circumstances and in a manner described above will not result in a default under any warrant or the warrant indenture or warrant agreement, as applicable.

Exchange Rate Agent. If we issue a warrant in a specified currency other than U.S. dollars, we will appoint a financial institution to act as the exchange rate agent and will name the institution initially appointed when the warrant is originally issued in the applicable pricing supplement. We may select Barclays Capital Inc. or another of our affiliates to perform this role. We may change the exchange rate agent from time to time after the original issue date of the warrant without your consent and without notifying you of the change.

All determinations made by the exchange rate agent will be at its sole discretion unless we state in your pricing supplement that any determination is subject to our approval. In the absence of manifest error, those determinations will be conclusive for all purposes and final and binding on you and us, without any liability on the part of the exchange rate agent.

Calculations and Calculation Agent

Any calculations relating to the warrants will be made by the calculation agent, an institution that we appoint as our agent for this purpose. Unless otherwise specified in the applicable pricing supplement, Barclays Bank PLC will act as calculation agent. We may appoint a different institution, including one of our affiliates, to serve as calculation agent from time to time after the original issue date of the warrant without your consent and without notifying you of the change. We will ensure that there is a financial institution serving as the calculation agent at all relevant times.

The calculation agent will, in its sole discretion, make all determinations regarding any amounts payable or property deliverable in respect of your warrants, the level(s), value(s) or price(s) of the reference asset(s), market disruption events, early redemption events, business days, the default amount (only in the case of an event of default under the warrant indenture), the relevant exercise date or period, optional redemption dates, if any, and any other calculations or determinations to be made by the calculation agent. Absent manifest error, all determinations of the calculation agent will be conclusive for all purposes and final and binding on you and us, without any liability on the part of the calculation agent.

The calculation agent is obligated to carry out its duties and functions as calculation agent in good faith and using reasonable judgment. However, in engaging in these activities the calculation agent will have no obligation to consider your interests as an investor in the warrants, and if the calculation agent is Barclays Bank PLC or one of our affiliates, in making these discretionary judgments, it may have economic interests that are adverse to your interests as an investor in the notes and its determinations may adversely affect the value of and any return on your warrants. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

All percentages resulting from any calculation relating to a warrant will, unless otherwise specified in the applicable pricing supplement, be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876544% (or .09876544) being rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or .0987655). All amounts used in or resulting from any calculation relating to a warrant will, unless otherwise specified in the applicable pricing supplement, be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, or to the nearest one hundred-thousandth of a unit, in the case of a currency exchange rate, with one-half cent, one-half of a corresponding hundredth of a unit or one-half of a hundred-thousandth of a unit or more being rounded upward.

In determining the level, value or price of a reference asset that applies to a warrant during a particular period, the calculation agent may obtain quotes from various banks or dealers active in the relevant market, as described under “Reference Assets” below. Those reference banks, dealers, reference asset sponsors or information providers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant warrants and its affiliates, and they may include Barclays Bank PLC or its affiliates.

Default Amount

If an event of default occurs in respect of warrants issued under the warrant indenture, we may be required to pay a default amount in respect of the warrants.

Determination of Default Amount

The default amount for the warrants on any day will be an amount, determined by the calculation agent in its sole discretion, that is equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations, if any, with respect to the warrants as of that day and as if no default had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the warrants. That cost will equal:

•	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

•	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the warrants in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the warrants, which we describe below, the holders of the warrants and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

•	no quotation of the kind referred to above is obtained, or

•	every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final valuation date, then the default amount will be equal to the issue price.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

•	A-1 or higher by S&P Global Ratings, a division of Standard & Poor’s Financial Services LLC or any successor, or any other comparable rating then used by that rating agency, or

•	P-1 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

REFERENCE ASSETS

Fixed Interest Rate

Unless otherwise specified in the applicable pricing supplement, if the notes have a fixed interest rate, the notes will bear interest from and including the original issue date or any other date specified in the applicable pricing supplement at the annual rate stated in the applicable pricing supplement until the principal is paid or made available for payment, except as described under “Interest Mechanics” in this prospectus supplement.

Floating Interest Rate

If the notes have a floating interest rate, the notes will bear interest at a floating rate determined by reference to an interest rate or interest rate formula, which we refer to as the “reference asset,” provided that the interest payment on any interest payment date will not be less than zero. In addition, if so specified in the applicable pricing supplement, the payment at maturity for notes that are linked to a floating interest rate may be based on the level of an interest rate or interest rate formula on one or more interest determination dates. The reference asset may be one or more of the following:

•	Compounded SOFR;

•	the U.S. Dollar SOFR ICE Swap Rate;

•	a combination of any of the above, or

•	any other rate or interest rate formula specified in the applicable pricing supplement.

We have no current intention to offer warrants linked to the reference assets listed above due to regulatory restrictions, and we may also limit the percentage of those reference assets included in a basket underlying a warrant in order to comply with regulatory restrictions, where applicable. However, if we offer warrants linked to any of the above as a reference asset or within a basket of multiple instruments or measures in a manner that complies with any applicable regulatory restrictions, the applicable pricing supplement will describe the interest rate or inflation-related component and its role in the formula or method of calculation to determine the amount of cash payable upon exercise, as well as the relevant valuation date.

Compounded SOFR

The Secured Overnight Financing Rate (“SOFR”) is published by the Federal Reserve Bank of New York (“FRBNY”) and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by Treasury securities. FRBNY reports that SOFR includes all trades in the Broad General Collateral Rate, plus bilateral Treasury repurchase agreement (“repo”) transactions cleared through the delivery-versus-payment service offered by the Fixed Income Clearing Corporation (the “FICC”), a subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). SOFR is filtered by FRBNY to remove a portion of the foregoing transactions considered to be “specials.” According to FRBNY, “specials” are repos for specific-issue collateral which take place at cash-lending rates below those for general collateral repos because cash providers are willing to accept a lesser return on their cash in order to obtain a particular security.

FRBNY reports that SOFR is calculated as a volume-weighted median of transaction-level tri-party repo data collected from The Bank of New York Mellon, which currently acts as the clearing bank for the tri-party repo market, as well as General Collateral Finance Repo transaction data and data on bilateral Treasury repo transactions cleared through the FICC’s delivery-versus-payment service. FRBNY notes that it obtains information from DTCC Solutions LLC, an affiliate of DTCC.

FRBNY currently publishes SOFR daily on its website. Information contained in the publication page for SOFR is not incorporated by reference in, and should not be considered part of, this prospectus supplement.

Compounded SOFR. “Compounded SOFR” means, with respect to any interest period (or any other period over which Compounded SOFR is to be calculated), the rate of return of a daily compound interest investment over the Observation Period corresponding to that interest period (or that other period), calculated as follows with the resulting percentage being rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (0.000005% being rounded upwards to 0.00001%):

where:

“d0” means the number of U.S. government securities business days in that Observation Period;

“i” is a series of whole numbers from one to d0, each representing the relevant U.S. government securities business day in chronological order from, and including, the first U.S. government securities business day in that Observation Period;

“SOFRi” means, for any U.S. government securities business day “i” in that Observation Period, SOFR with respect to that day “i”;

“ni” means, for any U.S. government securities business day “i” in that Observation Period, the number of calendar days in that Observation Period from, and including, that U.S. government securities business day “i” up to, but excluding, the following U.S. government securities business day (“i+1”); and

“d” means the number of calendar days in that Observation Period.

The “Observation Period” means, with respect to each interest period (or each other period over which Compounded SOFR is to be calculated), the period from, and including, the date five U.S. government securities business days preceding the first date in that interest period (or the date five U.S. government securities business days preceding the first date in that other period) to, but excluding, the date five U.S. government securities business days preceding the interest payment date for that interest period (or the date five U.S. government securities business days preceding the calendar day immediately following the final day of that other period).

“SOFR” means, with respect to any U.S. government securities business day:

(1)	the Secured Overnight Financing Rate published for that U.S. government securities business day as that rate appears on the SOFR Administrator’s Website on or about 5:00 p.m. (New York time) on the immediately following U.S. government securities business day (the “SOFR Determination Time”);

(2)	if the rate specified in (1) above does not so appear, the Secured Overnight Financing Rate as published with respect to the first preceding U.S. government securities business day for which the Secured Overnight Financing Rate was published on the SOFR Administrator’s Website, provided that if the rate does not appear for five consecutive U.S. Government Business Days, SOFR will be determined by the calculation agent in its sole discretion, taking into account any sources it deems reasonable in order to determine SOFR in respect of such U.S. Government Business Day;

where:

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the Secured Overnight Financing Rate) (“FRBNY”); and

“SOFR Administrator’s Website” means the website of the FRBNY, or any successor source.

Effect of a Benchmark Transition Event. Notwithstanding anything to the contrary as outlined above, if the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the securities in respect of such determination on such date and all determinations on all subsequent dates. In connection with the implementation of a Benchmark Replacement, we or the calculation agent will have the right to make Benchmark Replacement Conforming Changes from time to time. Any determination, decision or election that may be made by us or by the calculation agent pursuant to the benchmark transition provisions described herein, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

•	will be conclusive and binding absent manifest error;

•	will be made in our or the calculation agent’s sole discretion; and

•	will become effective without consent from the holders of the securities or any other party.

Definitions. For the purposes of this “Compounded SOFR” subsection:

“Benchmark” means, initially, Compounded SOFR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published daily SOFR used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the calculation agent as of the Benchmark Replacement Date:

(1)	the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment;

(3)	the sum of: (a) the alternate rate of interest that has been selected by us as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the calculation agent as of the Benchmark Replacement Date:

(1)	the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;

(3)	the spread adjustment (which may be a positive or negative value or zero) that has been selected by us giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions of “interest determination date,” “interest period” and “Observation Period,” timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that we decide may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we decide that adoption of any portion of such market practice is not administratively feasible or if we determine that no market practice for use of the Benchmark Replacement exists, in such other manner as we determine is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)	in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the Benchmark is no longer representative of the underlying market and economic reality that such Benchmark is intended to measure.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)	a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“ISDA Definitions” means the 2021 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Determination Time, and (2) if the Benchmark is not Compounded SOFR, the time determined by the calculation agent in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

U.S. Dollar SOFR ICE Swap Rate

A “U.S. Dollar SOFR ICE Swap Rate” (also referred to as a “Swap Rate” herein) means, for any relevant interest determination date or any other relevant date of which a U.S. Dollar SOFR ICE Swap Rate is to be determined (together, a “rate determination date”), the fixed rate of interest payable on a U.S. dollar interest rate swap, with a designated maturity for a number of years specified in the applicable pricing supplement for that Swap Rate, that references SOFR (compounded in arrears for twelve months using standard market conventions), as reported on the Designated Swap Rate Page as of approximately 11:00 a.m. New York City time on that rate determination date (or, if that rate determination date if not a U.S. government securities business day, on the immediately preceding U.S. government securities business day), as determined by the calculation agent. A Swap Rate may also sometimes be referred to as a “constant-maturity swap rate” or a “CMS rate.”

Fallback provisions. If a Swap Rate is not displayed by approximately 11:00 a.m. New York City time on the Designated Swap Rate Page for that Swap Rate on any rate determination date (or, if that rate determination date if not a U.S. government securities business day, on the immediately preceding U.S. government securities business day), the calculation agent, after consulting such sources as it deems comparable to that Designated Swap Rate Page, or any source it deems reasonable from which to estimate that Swap Rate, will determine that Swap Rate for that rate determination date in its sole discretion.

Notwithstanding the foregoing, if the calculation agent determines in its sole discretion that a Benchmark Transition Event has occurred with respect to a Swap Rate on or prior to any rate determination date, the calculation agent will apply the following provisions:

•	the calculation agent will determine an Alternative Swap Rate and, in its sole discretion, the effective date for that Alternative Swap Rate;

•	if an Alternative Swap Rate is determined in accordance with the preceding provisions, that Alternative Swap Rate will be the relevant Swap Rate for each rate determination date after the effective date for that Alternative Swap Rate (subject to the subsequent operation of the provisions of this “U.S. Dollar SOFR ICE Swap Rate” subsection, and to adjustment as described herein). If the calculation agent determines that there is no such Alternative Swap Rate for that Swap Rate as of any rate determination date, then the calculation agent, after consulting such sources as it deems comparable to the relevant Designated Swap Rate Page, or any source it deems reasonable from which to estimate that Swap Rate, will determine that Swap Rate for that day in its sole discretion;

•	if the calculation agent determines that an Adjustment Formula should be applied to any relevant Swap Rate or Alternative Swap Rate and determines the Adjustment Formula, then that Adjustment Formula will be applied to that Swap Rate or Alternative Swap Rate, as applicable. If the calculation agent is unable to determine, prior to the relevant rate determination date, such Adjustment Formula, then that Swap Rate or Alternative Swap Rate will apply without an Adjustment Formula;

•	the calculation agent may also specify changes to the terms of the securities, including but not limited to any relevant spread, day count convention and screen page, definitions of U.S. government securities business day, interest determination date and/or the definition of any Swap Rate, and the method for determining the fallback rate in relation to any Swap Rate or Alternative Swap Rate, as applicable, in order to follow market practice in relation to that Swap Rate or Alternative Swap Rate, as applicable, and/or any Adjustment Formula. For the avoidance of doubt, consent of the holders of the securities will not be required in connection with implementing any Alternative Swap Rate and/or any Adjustment Formula or such other changes, including for the execution of any documents, amendments or other steps by us, the trustee or the calculation agent (if required); and

•	we will promptly, following the determination of any Alternative Swap Rate and/or any Adjustment Formula, give notice thereof to The Depository Trust Company, which will specify the effective date(s) for that Alternative Swap Rate and/or any Adjustment Formula, as applicable, and any consequential changes made to the terms of the securities. We will also deliver a copy of that notice to the trustee for information purposes.

Definitions. For the purposes of this “U.S. Dollar SOFR ICE Swap Rate” subsection:

“Adjustment Formula” means a formula or methodology (including but not limited to a multiplier and/or a spread or formula or methodology for calculating a multiplier and/or spread) for calculating the relevant Swap Rate or Alternative Swap Rate (as applicable), which the calculation agent determines is required to be applied in order to reduce or eliminate, to the extent reasonably practicable in the circumstances, any economic prejudice or benefit (as applicable) to holders of the securities as a result of the Benchmark Transition Event and is the formula or methodology which:

•	the calculation agent determines is recognized or acknowledged as being in customary market usage in international debt capital markets transactions which reference that Swap Rate, where such rate has been replaced by the Alternative Swap Rate (if applicable); or

•	if no such customary market usage is recognized or acknowledged, the calculation agent in its discretion (as applicable), determines to be appropriate.

“Alternative Swap Rate” means the rate that the calculation agent determines has replaced the relevant Swap Rate in customary market usage in the international debt capital markets for the purposes of determining rates of interest in respect of bonds denominated in U.S. dollars, or, at the calculation agent’s sole discretion and election, if the calculation agent determines that there is no such rate, such other rate as the calculation agent determines is a commercially responsible replacement for that Swap Rate. In determining customary market usage for purposes of determining an Alternative Swap Rate, the calculation agent may take into account any guidance or recommendations relating to fallbacks for that Swap Rate from any Relevant Governmental Body.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to a then-current Swap Rate:

(1)	a public statement or publication of information by or on behalf of the administrator of that Swap Rate announcing that such administrator has ceased or will cease to provide that Swap Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide that Swap Rate;

(2)	a public statement or publication of information by the regulatory supervisor for the administrator of that Swap Rate, the central bank for the currency of that Swap Rate, an insolvency official with jurisdiction over the administrator for that Swap Rate, a resolution authority with jurisdiction over the administrator for that Swap Rate or a court or an entity with similar insolvency or resolution authority over the administrator for that Swap Rate, which states that the administrator that the Swap Rate has ceased or will cease to provide that Swap Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide that Swap Rate;

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of that Swap Rate announcing that that Swap Rate is no longer representative; or

(4)	a determination by the calculation agent that that Swap Rate has been permanently or indefinitely discontinued.

“Designated Swap Rate Page” means the Bloomberg Screen Page set forth in the following table for the designated maturity specified in the applicable pricing supplement for the relevant Swap Rate (or any other page that replaces that page on that service or any successor or replacement service):

Designated Maturity	Bloomberg Screen Page	Designated Maturity	Bloomberg Screen Page
1 year	USISSO01	8 years	USISSO08
2 years	USISSO02	9 years	USISSO09
3 years	USISSO03	10 years	USISSO10
4 years	USISSO04	15 years	USISSO15
5 years	USISSO05	20 years	USISSO20
6 years	USISSO06	30 years	USISSO30
7 years	USISSO07

“Relevant Governmental Body” means the relevant governmental body or agency with jurisdiction over the relevant then-current Swap Rate or the administrator thereof.

Equity Securities

The principal, interest or any other amounts payable on or any other property deliverable in respect of the notes, and the amount of cash or warrant property payable or deliverable in respect of the warrants, may be based on the performance of the shares of one or more equity securities, including price movements in or other events relating to those equity securities. The shares of equity securities may consist of American depositary shares. Any reference asset in the form of an American depositary share is issued pursuant to a deposit agreement, as amended from time to time (the “deposit agreement”). “ADS underlying shares” means with respect to a reference asset that is an American depositary share, the securities of the issuer underlying that reference asset. Unless the context requires otherwise, references in this prospectus supplement to the issuer of an equity security that is an American depositary share refer to the issuer of the corresponding ADS underlying shares. Under no circumstances will we offer or issue warrants pursuant to this prospectus supplement for the purchase or sale of our ordinary shares or the ordinary shares of Barclays PLC.

Reference Asset Issuer and Reference Asset Information

The securities are not issued, endorsed, sponsored or promoted by and are not financial or legal obligations of the issuer of any underlying equity securities, nor does the issuer of any underlying equity securities opine on the legality or appropriateness of the securities. The trademarks, service marks or registered trademarks of the issuer of the equity securities are the property of their owner. This prospectus supplement relates only to the securities offered by the applicable pricing supplement and does not relate to any security of an underlying issuer.

If the reference asset is an equity security that is registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act,” issuers of those equity securities are required to file periodically financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by a company issuing the equity securities can be located by reference to the SEC file number provided in the applicable pricing supplement. We make no representation or warranty as to the accuracy or completeness of the information referred to above relating to equity securities or any other publicly available information regarding the issuer of the reference asset. We and our affiliates have not participated in the preparation of the above-described documents or made any due diligence inquiry with respect to the issuer of the reference asset. Furthermore, we cannot give any assurance that all events occurring prior to the date of the applicable pricing supplement (including events that would affect the accuracy or completeness of the publicly available documents described in this prospectus supplement) that would affect the closing prices of the reference asset (and therefore the closing price of that reference asset at the time we price the securities) have been publicly disclosed. Subsequent disclosure of, or the failure of the issuer to disclose, any of those events or the disclosure of or failure to disclose material future events concerning the issuer of the reference asset could adversely affect any amounts payable or property deliverable on the securities and the price of the securities in the secondary market, if any.

Special Calculation Provisions

Unless otherwise specified in the applicable pricing supplement, with respect to a reference asset that is an equity security, the closing price on any day will equal the closing sale price or last reported sale price, regular way, for that equity security, on a per-share or other unit basis:

•	on the principal U.S. national securities exchange on which that equity security is listed for trading on that day, or

•	if that equity security is not listed on any U.S. national securities exchange, on any other U.S. national market system that is the primary market for the trading of that equity security.

With respect to the closing sale price or last reported sale price for the Nasdaq, the closing price will be the Nasdaq Official Closing Price (NOCP), unless otherwise specified in the applicable pricing supplement.

If that equity security is not listed or traded as described above, then the closing price for that equity security on any day will be determined by the calculation agent. In determining the closing price for that equity security on any day, the calculation agent may consider any relevant information, including, without limitation, information consisting of relevant market data in the relevant market supplied by one or more third parties or internal sources including, without limitation, relevant rates, prices, yields, yield curves, volatiles, spreads, correlations or other relevant market data in the relevant market.

Market Disruption Events for Securities with an Equity Security as a Reference Asset

For purposes of this “Market Disruption Events for Securities with an Equity Security as a Reference Asset” subsection, all references to “shares” of equity securities include any corresponding ADS underlying shares unless otherwise specified. Any of the following will be a market disruption event with respect to shares of a reference asset that is an equity security, in each case as determined by the calculation agent in its sole discretion:

•	a suspension, absence or material limitation of trading in (1) the shares on the relevant exchange (as defined below) or (2) futures or options contracts relating to the shares in the primary market for those contracts, in either case for more than two hours of trading or at any time during the one-half hour period preceding the close of the regular trading session in that exchange or market or, if the applicable pricing supplement provides for a valuation time that is not the close of the regular trading session in that exchange or market, the relevant valuation time;

•	any event that materially disrupts or impairs the ability of market participants in general to (1) effect transactions in, or obtain market values for, the shares on the relevant exchange, or (2) effect transactions in, or obtain market values for, futures or options contracts relating to the shares in the primary market for those contracts, in either case for more than two hours of trading or at any time during the one-half hour period preceding the close of the regular trading session in that exchange or market or, if the applicable pricing supplement provides for a valuation time that is not the close of the regular trading session in that exchange or market, the relevant valuation time;

•	the closure on any scheduled trading day of the relevant exchange for the shares prior to the scheduled weekday closing time of the relevant exchange (without regard to after hours or any other trading outside of the regular trading session hours) unless the earlier closing time is announced by the relevant exchange at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on the relevant exchange on that scheduled trading day for the relevant exchange and (2) the submission deadline for orders to be entered into the applicable exchange system for execution at the close of trading on that scheduled trading day for the relevant exchange; or

•	any scheduled trading day on which (1) the relevant exchange for the shares or (2) the exchanges or quotation systems, if any, on which futures or options contracts relating to the shares are traded, fail to open for trading during their regular trading session.

For the purposes of this prospectus supplement and unless otherwise specified in the applicable pricing supplement, “scheduled trading day” with respect to an equity security means any day on which the relevant exchange for the shares is scheduled to be open for trading for its regular trading session, as determined by the calculation agent in its sole discretion.

“Relevant exchange” with respect to an equity security means the principal U.S. national securities exchange on which that equity security is listed for trading or, if that equity security is not listed on any U.S. national securities exchange, the U.S. national market system that is the primary market for the trading of that equity security, as determined by the calculation agent in its sole discretion, provided that relevant exchange with respect to any equity security that is not listed or traded as described above will be determined by the calculation agent in its sole discretion.

The following events will not be market disruption events:

•	a limitation on the hours or number of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant exchange or market; and

•	a decision to permanently discontinue trading in the shares or the futures or options contracts relating to the shares.

For this purpose, an “absence of trading” in the relevant exchange on which the shares are traded, or the primary market on which futures or options contracts related to the shares are traded, will not include any time when that exchange or market is itself closed for trading under ordinary circumstances.

In contrast, a suspension or limitation of trading in shares, or in futures or options contracts related to the shares, on the relevant exchange, by reason of any of:

•	a price change exceeding limits set by that market,

•	an imbalance of orders, or

•	a disparity in bid and ask quotes,

will constitute a suspension or material limitation of trading in the shares or those futures and options contracts in the relevant exchange or market.

The calculation agent may in its sole discretion postpone any valuation date if the calculation agent determines that the originally scheduled valuation date is not a scheduled trading day or that a market disruption event has occurred or is continuing on a scheduled trading day that would otherwise be that valuation date. Under these circumstances, that valuation date will be the first following scheduled trading day on which the calculation agent determines that no market disruption event occurs or is continuing.

In no event, however, will any valuation date be postponed by more than five scheduled trading days. If the calculation agent determines that a market disruption event occurs or is continuing on the fifth scheduled trading day, the calculation agent will determine the closing price for the share on that fifth scheduled trading day in good faith and in a commercially reasonable manner. In making such determination, the calculation agent may take into account any information that it deems relevant.

For securities linked to a basket or to the reference asset with the lowest or highest return in a group of two or more reference assets, if any valuation date is not a scheduled trading day or if the calculation agent determines that a market disruption event occurs or is continuing on any valuation date, that valuation date may be postponed as described under “Reference Assets—Baskets” or “Reference Assets—Least or Best Performing Reference Asset,” as applicable.

Share Adjustments Relating to Securities with an Equity Security as a Reference Asset

Anti-dilution Adjustments. For purposes of this “Anti-dilution Adjustments” subsection, all references to “shares” of equity securities include any corresponding ADS underlying shares unless otherwise specified.

The calculation agent may in its sole discretion adjust any variable described in the applicable pricing supplement, including but not limited to, if applicable, any price (including but not limited to the initial price, any price derived from the initial price, the final price and the closing price or any other relevant price on any valuation date) or physical delivery amount or any combination thereof or any other variable described in the applicable pricing supplement, if an event described below occurs on or before the final valuation date and the calculation agent determines that the event has a diluting or concentrative effect on the theoretical value of the shares. The calculation agent will make any such adjustment with a view to offsetting, to the extent practicable, any change in your economic position relative to the securities, that results solely from that event, and the calculation agent may make any adjustments as necessary to ensure an equitable result. The calculation agent will also determine the effective date of any adjustment.

In the case of American depositary shares, an event that has a diluting or concentrative effect on the corresponding ADS underlying shares may affect the theoretical value of those American depositary shares, unless (and to the extent that) the issuer of the ADS underlying shares or the depositary for the American depositary shares, pursuant to their authority (if any) under the relevant deposit agreement, elects to adjust the number of ADS underlying shares that are represented by each American depositary share such that the price and other terms of the American depositary share will not be affected by any such event. If the issuer of the ADS underlying shares or the depositary for the American depositary share does not adjust the number of ADS underlying shares that are represented by each American depositary share, or makes an adjustment that the calculation agent deems inappropriate to account for such an event, then the calculation agent may make any adjustments that the calculation agent determines to be appropriate to account for that event or that adjustment that the calculation agent deems inappropriate. The depositary of the American depositary shares may also have the ability pursuant to the relevant deposit agreement to make adjustments in respect of the American depositary shares for share distributions, rights distributions, cash distributions and distributions other than shares, rights and cash. Upon any such adjustment by the depositary, the calculation agent may adjust such terms and conditions of the securities as the calculation agent determines appropriate to account for that event.

If more than one event that may require an adjustment occurs, to the extent practicable, the calculation agent will make any adjustment for each event in the order in which the events occur, and on a cumulative basis. Thus, to the extent practicable, having adjusted the values for the appropriate variables for the first event, the calculation agent will adjust the appropriate values for the second event, applying any adjustments cumulatively.

For any dilution event described below, the calculation agent does not currently expect to adjust any variable unless the adjustment would result in a change of at least 0.1% of the unadjusted amount.

The calculation agent will make all determinations with respect to anti-dilution adjustments, including any determination as to whether an event that may require an adjustment has occurred, as to the nature of the adjustment and how it will be made.

The following events are those that may require an anti-dilution adjustment, in each case, if that event becomes effective after the initial valuation date for the original securities and on or before the applicable final valuation date:

•	a stock split or reverse stock split;

•	a reclassification of the shares of equity securities or a free distribution or dividend of any of these shares to existing holders of the shares by way of bonus, capitalization or similar issue;

•	a distribution or dividend to existing holders of the shares of equity securities of:

•	shares;

•	other share capital or securities granting the right to payment of dividends and/or proceeds of a liquidation of the issuer of the shares equally or proportionately with those payments to holders of the shares;

•	share capital or other securities of another issuer acquired or owned or owned (directly or indirectly) by the issuer of shares as a result of a spin-off or other similar type transaction; or

•	any other type of securities, rights or warrants or other assets in any case for payment (in cash or otherwise) at less than the prevailing market price as determined by the calculation agent;

•	a dividend or other distribution by the issuer of the shares of equity securities of an extraordinary or special dividend whether in cash or shares or other assets;

•	a call by the issuer of shares of equity securities in respect of shares that are not fully paid;

•	in respect of an issuer of shares of equity securities, an event that results in any shareholder rights being distributed or becoming separated from shares of common stock or other shares of capital stock of the issuer of shares of equity securities pursuant to a shareholder rights plan or arrangement directed against hostile takeovers that provides upon the occurrence of certain events for a distribution of preferred stock, warrants, debt instruments or stock rights at a price below their market value, as determined by the calculation agent, provided that any adjustment effected as a result of such an event will be readjusted upon any redemption of those rights;

•	a reorganization event (as defined below), if the securities are not accelerated as described under “—Adjustments for Reorganization Events” below;

•	an additional adjustment event (as defined below), if the securities are not accelerated as described under “—Adjustments for Nationalization, Expropriation, Liquidation, Bankruptcy, Insolvency or De-listing” below;

•	a repurchase by the issuer of shares of equity securities of its common stock whether out of profits or capital and whether the consideration for that repurchase is cash, securities or otherwise; or

•	any other similar event that may have a diluting or concentrative effect on the theoretical value of the shares of equity securities.

A dividend or other distribution with respect to the shares of equity securities will be deemed to be an “extraordinary or special dividend” if, as determined by the calculation agent, it is (1) a payment by the issuer of the shares of equity securities to holders of the shares that such issuer announces will be an extraordinary dividend; (2) a payment by the issuer of the shares of equity securities to holders of these shares out of that issuer’s capital and surplus; or (3) any other “special” cash or non-cash dividend on, or distribution with respect to, the shares which is, by its terms or declared intent, declared and paid outside the normal operations or normal dividend procedures of the relevant issuer. The ex-dividend date for any dividend or other distribution is the first day on which the shares trade without the right to receive that dividend or distribution. To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent.

Adjustments for Reorganization Events. For purposes of this “Adjustments for Reorganization Events” subsection, references to “shares” of equity securities do not include the corresponding ADS underlying shares.

Each of the following is a “reorganization event” in respect of the shares of equity securities, provided that, in each case, the closing date of the event occurs on or before the final valuation date:

•	any reclassification or change of the shares that results in the transfer of or an irrevocable commitment to transfer all of the outstanding shares to another person or entity;

•	the shares have been subject to a merger, consolidation, amalgamation or binding share exchange which is not a merger, consolidation, amalgamation or binding share exchange in which the issuer of the shares is the surviving entity and which does not result in the reclassification or change of all of the outstanding shares;

•	any takeover offer, tender offer, exchange offer, solicitation, proposal or other event by any entity or person that results in that entity or person purchasing, or otherwise obtaining or having the right to obtain, by conversion or other means, not less than 100% of the outstanding voting shares (other than shares of the equity securities owned or controlled by that other entity or person) as determined by the calculation agent, based upon the making of filings with governmental or self-regulatory agencies or any other information as the calculation agent deems relevant; or

•	any consolidation, amalgamation, merger or binding share exchange of the issuer of the shares or its subsidiaries with or into another entity in which the issuer of the shares is the continuing entity and which does not result in a reclassification or change of all such outstanding shares but results in the outstanding shares (other than shares of the equity securities owned or controlled by that other entity) immediately prior to that event collectively representing less than 50% of the outstanding shares immediately following that event.

If a reorganization event occurs with respect to the shares of equity securities or any corresponding ADS underlying shares and the consideration for the shares consists solely of new shares (exclusive of fractional share cash amounts) that are publicly quoted, traded or listed on any of the New York Stock Exchange, NYSE American, NYSE Arca and Nasdaq Global Select Market (or their respective successors), then the shares of the equity securities will be adjusted to comprise the new number of shares to which a holder of one share of the equity securities immediately prior to the occurrence of the reorganization event, as the case may be, would be entitled upon consummation of that reorganization event, and the calculation agent will adjust any variable that the calculation agent determines appropriate to account for the reorganization event as described under “—Anti-dilution Adjustments” above.

If a reorganization event occurs with respect to the shares of equity securities or any corresponding ADS underlying shares and the consideration for the shares does not consist solely of new shares (exclusive of fractional share cash amounts) that are publicly quoted, traded or listed on any of the New York Stock Exchange, NYSE American, NYSE Arca and Nasdaq Global Select Market (or their respective successors), then the calculation agent may in its sole discretion accelerate the maturity date (in the case of notes) or the payment or settlement date (in the case of warrants) to the fourth business day after the date on which the value of the securities is determined by the calculation agent as described below. In the event of such an acceleration, the amount payable in respect of the securities on the maturity date or the payment or settlement date so accelerated will be the value of the securities as of the approval date (or, if the calculation agent determines in its sole discretion that another day is more appropriate, such other day), as determined by the calculation agent in its sole discretion by reference to, among other things, the value of any embedded options or other derivatives. In the case of an acceleration of the maturity date on the notes, any accrued but unpaid interest payable under the notes will be paid through and excluding the related date of the accelerated payment.

The “approval date” means the closing date with respect to each of the first, second and fourth reorganization events described above or the date on which the person or entity making the offer, solicitation or proposal acquires the right to obtain the relevant percentage of shares of equity securities with respect to the third reorganization event described above, as the case may be.

To the extent applicable in the cases described above, if a holder of a share of equity security or any corresponding ADS underlying shares is able to elect to receive different types or combinations of property in the reorganization event, that property will nevertheless consist of the types and amounts of each type distributed to a holder that makes no election, as determined by the calculation agent.

In the case where a reorganization event occurs with respect to the shares of equity securities or any corresponding ADS underlying shares and the consideration for the shares does not consist solely of new shares (exclusive of fractional share cash amounts) that are publicly quoted, traded or listed on any of the New York Stock Exchange, NYSE American, NYSE Arca and Nasdaq Global Select Market (or their respective successors) and the calculation agent determines in its sole discretion not to accelerate the maturity date or relevant exercise date or period, as applicable, the calculation agent may adjust any variable the calculation agent determines appropriate to account for that reorganization event as described under “—Anti-dilution Adjustments” above.

Adjustments for Nationalization, Expropriation, Liquidation, Bankruptcy, Insolvency or De-listing. For purposes of this “Adjustments for Nationalization, Expropriation, Liquidation, Bankruptcy, Insolvency or De-listing” subsection, references to “shares” of equity securities do not include the corresponding ADS underlying shares.

Each of the following is an “additional adjustment event” in respect of the shares of equity securities, or any corresponding ADS underlying shares, provided that, in each case, the event occurs on or before the final valuation date:

•	All the assets or substantially all the assets of the issuer of the shares of equity securities or any corresponding ADS underlying shares are nationalized, expropriated or are otherwise required to be transferred to any governmental agency, authority or entity.

•	By reason of the voluntary or involuntary liquidation, bankruptcy or insolvency of, or any analogous proceeding involving the issuer of the shares of equity securities, or any corresponding ADS underlying shares, (1) all of the shares of the issuer of the shares of equity securities or the issuer of any corresponding ADS underlying shares are required to be transferred to a trustee, liquidator or other similar official or (2) holders of the shares of equity securities or any corresponding ADS underlying shares become legally prohibited from transferring those shares.

•	The exchange on which the shares of equity securities are traded announces that pursuant to the rules of that exchange, the shares cease (or will cease) to be listed, traded or publicly quoted on that exchange for any reason (other than a reorganization event as described above) and those shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, NYSE American, NYSE Arca and Nasdaq Global Select Market (or their respective successors).

If an additional adjustment event relating to the shares of equity securities or any corresponding ADS underlying shares occurs on or before the final valuation date, then the calculation agent may in its sole discretion accelerate the maturity date (in the case of notes) or the payment or settlement date (in the case of warrants) to the fourth business day after the date on which the value of the securities is determined by the calculation agent as described below. In the event of such an acceleration, the amount payable in respect of the securities on the maturity date or the payment or settlement date so accelerated will be the value of the securities as of the announcement date (or, if the calculation agent determines in its sole discretion that another day is more appropriate, such other day), as determined by the calculation agent in its sole discretion by reference to, among other things, the value of any embedded options or other derivatives. In the case of an acceleration of the maturity date on the notes, any accrued but unpaid interest payable under the notes will be paid through and excluding the related date of the accelerated payment.

The “announcement date” means (1) in the case of the additional adjustment event first described above, the day of the first public announcement by the relevant government authority that all or substantially all of the assets of the issuer of the shares of equity securities or the issuer of any corresponding ADS underlying shares are to be nationalized, expropriated or otherwise transferred to any governmental agency, authority or entity, (2) in the case of the second additional adjustment event described above, the day of the first public announcement of the issuer of a proceeding or presentation of a petition or passing of a resolution (or other analogous procedure in any jurisdiction) that leads to an insolvency with respect to the issuer of the shares of equity securities or any corresponding ADS underlying shares, or (3) in the case of the third additional adjustment event described above, the day of the first public announcement by the relevant exchange that the shares of the equity securities will cease to trade or be publicly quoted on that exchange.

In the case where an additional adjustment event relating to the shares of equity securities or any corresponding ADS underlying shares occurs on or before the final valuation date and the calculation agent determines in its sole discretion not to accelerate the maturity date or relevant exercise date or period, as applicable, the calculation agent may adjust any variable the calculation agent determines appropriate to account for that additional adjustment event as described under “—Anti-dilution Adjustments” above.

Adjustments Affecting Securities Linked to More than One Reference Asset, at Least One of Which Is an Equity Security. If the securities are linked to more than one reference asset, at least one of which is an equity security, and an event occurs with respect to any such equity security that would allow the calculation agent to adjust any variable of the securities as described above under “—Anti-dilution Adjustments” above, then the calculation agent may adjust any variable in the manner described under “—Anti-dilution Adjustments” above, taking into account the relative exposure provided by the securities to any such equity security and any other reference assets.

If the calculation agent elects not to make an adjustment as described in the immediately preceding paragraph or determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent may in its sole discretion accelerate the maturity date (in the case of notes) or the payment or settlement date (in the case of warrants) to the fourth business day after the date on which the value of the securities is determined by the calculation agent as described below. In the event of such an acceleration, the amount payable in respect of the securities on the maturity date or the payment or settlement date so accelerated will be the value of the securities as of the date of that determination, as determined by the calculation agent in its sole discretion by reference to, among other things, the value of any embedded options or other derivatives. In the case of an acceleration of the maturity date on the notes, any accrued but unpaid interest payable under the notes will be paid through and excluding the related date of the accelerated payment.

Exchange-Traded Funds

The principal, interest or any other amounts payable on or any other property deliverable in respect of the notes, and the amount of cash or warrant property payable or deliverable in respect of the warrants, may be based on the performance of the shares or other interests in one or more exchange-traded funds, including price movements in or other events relating to those shares or interests.

Reference Asset Investment Company and Reference Asset Information

Exchange-traded funds are generally designed to track the performance of a portfolio of one or more categories of assets, including, among others, securities, commodities, commodity futures contracts and exchange rate contracts. A registered investment company holds all of the portfolio assets in trust and each share of the exchange-traded fund represents an undivided ownership interest in that trust. Exchange-traded funds may also have a sponsor or investment adviser. The securities are not issued, endorsed, sponsored or promoted by and are not financial or legal obligations of the issuer, sponsor or investment adviser of the exchange-traded funds or the sponsor of any underlying indices, nor does the issuer, sponsor or investment adviser of the exchange-traded funds or the sponsor of any underlying indices opine on the legality or appropriateness of the securities. The trademarks, service marks or registered trademarks of the issuer of the exchange-traded funds or the sponsor of any underlying indices are the property of their owner. This prospectus supplement relates only to the securities offered by the applicable pricing supplement and does not relate to the exchange-traded fund or the underlying index.

If the reference asset is the shares or other interests in an exchange-traded fund that is registered under the Securities Exchange Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, the issuer of those shares or other interests is required to file periodically financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC by an investment company issuing shares or other interests in an exchange-traded fund can be located by reference to the SEC file numbers provided in the applicable pricing supplement. We make no representation or warranty as to the accuracy or completeness of the information referred to above relating to exchange-traded funds. We and our affiliates have not participated in the preparation of the above-described documents or made any due diligence inquiry with respect to the issuer of the reference asset. Furthermore, we cannot give any assurance that all events occurring prior to the date of the applicable pricing supplement (including events that would affect the accuracy or completeness of the publicly available documents described in this prospectus supplement) that would affect the closing prices of the reference asset (and therefore the closing price of that reference asset at the time we price the securities) have been publicly disclosed. Subsequent disclosure of, or the failure to disclose, any of those events or the disclosure of or failure to disclose material future events concerning the issuer of the reference asset could adversely affect any amounts payable or property deliverable on the securities and the price of the securities in the secondary market, if any.

Special Calculation Provisions

Unless otherwise specified in the applicable pricing supplement, with respect to a reference asset that is shares or other interests in exchange-traded funds, the closing price on any day will equal the closing sale price or last reported sale price, regular way, for those shares or other interests, on a per-share or other unit basis:

•	on the principal U.S. national securities exchange on which those shares or other interests are listed for trading on that day, or

•	if those shares or other interests are not listed on any U.S. national securities exchange, on any other U.S. national market system that is the primary market for the trading of those shares or other interests.

With respect to the closing sale price or last reported sale price for the Nasdaq, the closing price will be the Nasdaq Official Closing Price (NOCP), unless otherwise specified in the applicable pricing supplement.

If those shares or other interests are not listed or traded as described above, then the closing price for those shares or other interests on any day will be determined by the calculation agent. In determining the closing price for those shares or other interests on any day, the calculation agent may consider any relevant information, including, without limitation, information consisting of relevant market data in the relevant market supplied by one or more third parties or internal sources including, without limitation, relevant rates, prices, yields, yield curves, volatiles, spreads, correlations or other relevant market data in the relevant market.

Scheduled Trading Days and Relevant Exchange

For the purposes of this prospectus supplement and unless otherwise specified in the applicable pricing supplement, “scheduled trading day” with respect to an exchange-traded fund means any day on which the relevant exchange is scheduled to be open for trading for its regular trading session, as determined by the calculation agent in its sole discretion.

“Relevant exchange” with respect to the shares or other interests in an exchange-traded fund means the principal U.S. national securities exchange on which those shares or other interests are listed for trading or, if those shares or other interests are not listed on any U.S. national securities exchange, the U.S. national market system that is the primary market for the trading of those shares or other interests, as determined by the calculation agent in its sole discretion, provided that relevant exchange with respect to any shares or other interests in an exchange-traded fund that are not listed or traded as described above will be determined by the calculation agent in its sole discretion.

Market Disruption Events for Securities with an Exchange-Traded Fund That Holds Equity Securities as a Reference Asset

Any of the following will be a market disruption event with respect to an exchange-traded fund holding equity securities, in each case as determined by the calculation agent in its sole discretion:

•	a suspension, absence or material limitation of trading in (1) the shares of, or other interests in, the exchange-traded fund on the relevant exchange, (2) the securities constituting 20% or more, by weight, of the underlying index for the exchange-traded fund, on their respective primary markets, (3) futures or options contracts relating to the shares of, or other interests in, the exchange-traded fund in the primary market for those contracts, (4) futures or options contracts relating to the underlying index for the exchange-traded fund in the primary market for those contracts, or (5) futures or options contracts relating to the securities constituting 20% or more, by weight, of the underlying index for the exchange-traded fund in the respective primary markets for those contracts, in each case for more than two hours of trading or at any time during the one-half hour period preceding the close of the regular trading session in that exchange or market or, if the applicable pricing supplement provides for a valuation time that is not the close of the regular trading session in that exchange or market, the relevant valuation time;

•	any event that materially disrupts or impairs the ability of market participants in general to (1) effect transactions in, or obtain market values for, the shares of, or other interests in, the exchange-traded fund on the relevant exchange, (2) effect transactions in, or obtain market values for, securities constituting 20% or more, by weight, of the underlying index for the exchange-traded fund on their respective primary markets, (3) effect transactions in, or obtain market values for, futures or options contracts relating to the exchange-traded fund in their primary market, (4) effect transactions in, or obtain market values for, futures or options contracts relating to the underlying index for the exchange-traded fund in the primary market for those contracts, or (5) effect transactions in, or obtain market values for, futures or options contracts relating to the securities constituting 20% or more, by weight, of the underlying index for the exchange-traded fund in the respective primary markets for those contracts, in each case at any time during the one-half hour period preceding the close of the regular trading session in that exchange or market or, if the applicable pricing supplement provides for a valuation time that is not the close of the regular trading session in that exchange or market, the relevant valuation time;

•	the closure on any scheduled trading day of the relevant exchange prior to the scheduled weekday closing time of the relevant exchange (without regard to after hours or any other trading outside of the regular trading session hours) unless the earlier closing time is announced by the relevant exchange at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on the relevant exchange on that scheduled trading day for the relevant exchange and (2) the submission deadline for orders to be entered into the applicable exchange system for execution at the close of trading on that scheduled trading day for the relevant exchange; or

•	any scheduled trading day on which (1) the relevant exchange or (2) the exchanges or quotation systems, if any, on which futures or options contracts relating to the shares of, or other interests in, the exchange-traded fund, fail to open for trading during their regular trading session.

The following events will not be market disruption events:

•	a limitation on the hours or number of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant exchange or market; and

•	a decision to permanently discontinue trading in the exchange-traded fund or the futures or options contracts relating to the exchange-trade fund or the underlying index for the exchange-traded fund.

For this purpose, an “absence of trading” on the relevant exchange on which the shares of, or other interests in, the exchange-trade fund are traded or in the primary market on which any security included in the underlying index for the exchange-traded fund are traded or on which futures or options contracts relating to the exchange-traded fund, the underlying index for the exchange-traded fund or any security included in that underlying index are traded will not include any time when that exchange or market is itself closed for trading under ordinary circumstances.

In contrast, a suspension or limitation of trading in the shares of, or other interests in, the exchange-traded fund or any security included in the underlying index for the exchange-traded fund, on or in futures or options contracts relating to the exchange-traded fund, the underlying index for the exchange-traded fund or any security included in that underlying index, by reason of any of:

•	a price change exceeding limits set by the relevant exchange or market,

•	an imbalance of orders, or

•	a disparity in bid and ask quotes

will constitute a suspension or material limitation of trading in the shares of, or other interests in, the exchange-traded fund or any security included in the underlying index for the exchange-traded fund, or in futures or options contracts relating to the exchange-traded fund, the underlying index for the exchange-traded fund or any security included in that underlying index, as the case may be, in the relevant market.

For the purpose of determining whether a market disruption event with respect to the exchange-traded fund exists at any time, if trading in a security included in the underlying index for the exchange-traded fund is materially suspended or limited at that time, then the relevant percentage contribution of that security to the level of that underlying index will be based on a comparison of (x) the portion of the level of that underlying index attributable to that security relative to (y) the overall level of that underlying index, in each case immediately before that suspension or limitation.

The calculation agent may in its sole discretion postpone any valuation date if the calculation agent determines that the originally scheduled valuation date is not a scheduled trading day or that a market disruption event has occurred or is continuing on a scheduled trading day that would otherwise be that valuation date. Under these circumstances, that valuation date will be the first following scheduled trading day on which the calculation agent determines that no market disruption event occurs or is continuing.

In no event, however, will any valuation date be postponed by more than five scheduled trading days. If the calculation agent determines that a market disruption event occurs or is continuing on the fifth scheduled trading day, the calculation agent will determine the closing price for the exchange-traded fund on that fifth scheduled trading day in good faith and in a commercially reasonable manner. In making such determination, the calculation agent may take into account any information that it deems relevant.

For securities linked to a basket or to the reference asset with the lowest or highest return in a group of two or more reference assets, if any valuation date is not a scheduled trading day or if the calculation agent determines that a market disruption event occurs or is continuing on any valuation date, that valuation date may be postponed as described under “Reference Assets—Baskets” or “Reference Assets—Least or Best Performing Reference Asset,” as applicable.

Market Disruption Events for Securities with an Exchange-Traded Fund That Does Not Hold Equity Securities as a Reference Asset

Any of the following will be a market disruption event with respect to an exchange-traded fund not holding equity securities, in each case as determined by the calculation agent in its sole discretion:

•	a suspension, absence or material limitation of trading in the shares of, or other interests in, the exchange-traded fund on the relevant exchange;

•	any event that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, the shares of, or other interests in, the exchange-traded fund on the relevant exchange;

•	the closure on any scheduled trading day of the relevant exchange prior to the scheduled weekday closing time of the relevant exchange (without regard to after hours or any other trading outside of the regular trading session hours) unless the earlier closing time is announced by the relevant exchange at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on the relevant exchange on that scheduled trading day for the relevant exchange and (2) the submission deadline for orders to be entered into the applicable exchange system for execution at the close of trading on that scheduled trading day for the relevant exchange; or

•	any scheduled trading day on which the relevant exchange fails to open for trading during its regular trading session.

A limitation on the hours or number of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant exchange, will be deemed not to be a market disruption event.

In contrast, a suspension or limitation of trading in the shares or other interests in the exchange-traded fund on the relevant exchange, by reason of any of:

•	a price change exceeding limits set by the relevant exchange,

•	an imbalance of orders, or

•	a disparity in bid and ask quotes

will constitute a suspension or material limitation of trading.

The calculation agent may in its sole discretion postpone any valuation date if the calculation agent determines that the originally scheduled valuation date is not a scheduled trading day or that a market disruption event has occurred or is continuing on a scheduled trading day that would otherwise be that valuation date. Under these circumstances, that valuation date will be the first following scheduled trading day on which the calculation agent determines that no market disruption event occurs or is continuing.

In no event, however, will any valuation date be postponed by more than five scheduled trading days. If the calculation agent determines that a market disruption event occurs or is continuing on the fifth scheduled trading day, the calculation agent will determine the closing price for the exchange-traded fund on that fifth scheduled trading day in good faith and in a commercially reasonable manner. In making such determination, the calculation agent may take into account any information that it deems relevant.

For securities linked to a basket or to the reference asset with the lowest or highest return in a group of two or more reference assets, if any valuation date is not a scheduled trading day or if the calculation agent determines that a market disruption event occurs or is continuing on any valuation date, that valuation date may be postponed as described under “Reference Assets—Baskets” or “Reference Assets—Least or Best Performing Reference Asset,” as applicable.

Adjustments Relating to Securities with an Exchange-Traded Fund as a Reference Asset

Discontinuance of an Exchange-Traded Fund. If the shares or other interests of the exchange-traded fund are de-listed from the relevant exchange or if the fund is liquidated or otherwise terminated, the calculation agent will substitute shares or other interests of an exchange-traded fund (such substituted exchange-traded fund being referred to herein as a “successor fund”) that the calculation agent determines, in its sole discretion, is comparable to the discontinued exchange-traded fund (or discontinued successor fund). If a successor fund is selected, that successor fund will be substituted for the discontinued exchange-traded fund (or discontinued successor fund) for all purposes of the securities. Upon any selection by the calculation agent of a successor fund, the calculation agent may adjust any variable described in the applicable pricing supplement, including but not limited to, if applicable, any price (including but not limited to the initial price, any price derived from the initial price, the final price and the closing price or any other relevant price on any valuation date) or any combination thereof or any other variable described in the applicable pricing supplement. The calculation agent will make any such adjustment with a view to offsetting, to the extent practicable, any difference in the relative price of the original exchange-traded fund and the successor fund at the time the original exchange-traded fund is replaced by the successor fund.

If the shares or other interests of a successor fund are selected by the calculation agent, those shares or other interests will be used as a substitute for the relevant reference asset for all purposes, including for purposes of determining whether a market disruption event exists with respect to those shares or other interests.

If the shares or other interests of an exchange-traded fund (or any successor fund) are de-listed or the exchange-traded fund (or any successor fund) is liquidated or otherwise terminated and the calculation agent determines that no successor fund is available, then the calculation agent may in its sole discretion accelerate the maturity date (in the case of notes) or the payment or settlement date (in the case of warrants) to the fourth business day after the date on which the value of the securities is determined by the calculation agent as described below. In the event of such an acceleration, the amount payable in respect of the securities on the maturity date or the payment or settlement date so accelerated will be the value of the securities as of the termination date (or, if the calculation agent determines in its sole discretion that another day is more appropriate, such other day), as determined by the calculation agent in its sole discretion by reference to, among other things, the value of any embedded options or other derivatives. In the case of an acceleration of the maturity date on the notes, any accrued but unpaid interest payable under the notes will be paid through and excluding the related date of the accelerated payment.

The “termination date” means the date of the de-listing, liquidation or termination, as applicable, of the relevant exchange-traded fund (or, if that date is not a scheduled trading day, the immediately preceding scheduled trading day).

Anti-dilution Adjustments. If an event occurs (other than a distribution of ordinary cash dividends) that, in the sole discretion of the calculation agent, has a diluting or concentrative effect on the theoretical value of the shares of, or other interests in, the exchange-traded fund, the calculation agent may adjust any variable described in the applicable pricing supplement, and will make such adjustments as it deems necessary to negate that diluting or concentrative effect. All such adjustments will occur in the manner described under “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as a Reference Asset—Anti-dilution Adjustments” in this prospectus supplement.

Adjustments Affecting Securities Linked to More than One Reference Asset, at Least One of Which Is an Exchange-Traded Fund. If the securities are linked to more than one reference asset, at least one of which is an exchange-traded fund, and an event occurs with respect to any such exchange-traded fund that would allow the calculation agent to adjust any variable of the securities as described above under “—Discontinuance of an Exchange-Traded Fund” or “—Anti-dilution Adjustments” above, then the calculation agent may adjust any variable in the manner described under such subsections, taking into account the relative exposure provided by the securities to any such exchange-traded fund and any other reference assets.

If the calculation agent elects not to make an adjustment as described in the immediately preceding paragraph or determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent may in its sole discretion accelerate the maturity date (in the case of notes) or the payment or settlement date (in the case of warrants) to the fourth business day after the date on which the value of the securities is determined by the calculation agent as described below. In the event of such an acceleration, the amount payable in respect of the securities on the maturity date or the payment or settlement date so accelerated will be the value of the securities as of the date of that determination, as determined by the calculation agent in its sole discretion by reference to, among other things, the value of any embedded options or other derivatives. In the case of an acceleration of the maturity date on the notes, any accrued but unpaid interest payable under the notes will be paid through and excluding the related date of the accelerated payment.

Indices

The principal, interest or any other amounts payable on or any other property deliverable in respect of the notes, and the amount of cash or warrant property payable or deliverable in respect of the warrants, may be based on one or more indices, including movements in the levels of the indices or other events relating to the indices.

Reference Asset Sponsor and Reference Asset Information

The securities have not been passed on by the sponsor of the reference asset as to their legality or appropriateness. The securities are not issued, endorsed, sponsored or promoted by and are not financial or legal obligations of the sponsor of the reference asset. The trademarks, service marks or registered trademarks of the sponsor of the reference asset are the property of their owner. The sponsor of the reference asset makes no warranties and bears no liabilities with respect to the securities or to the administration or operation of the securities.

Information regarding a reference asset that is an index or the sponsor of the reference asset may be obtained from various public sources including, but not limited to, press releases, newspaper articles, the sponsor website and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of the information referred to above relating to the reference asset or any other publicly available information regarding the sponsor of the reference asset. In connection with any issuance of securities under this prospectus supplement, unless otherwise specified in the applicable pricing supplement, neither we nor the agents have participated in the preparation of the above-described documents or made any due diligence inquiry with respect to the sponsor of the reference asset. Furthermore, we cannot give any assurance that all events occurring prior to the date of the applicable pricing supplement (including events that would affect the accuracy or completeness of the publicly available documents described in this prospectus supplement) that would affect the levels of the reference asset (and therefore the levels of the reference asset at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the sponsor of the reference asset could adversely affect any amounts payable or property deliverable on the securities and the market value of the securities in the secondary market, if any.

Special Calculation Provisions

Unless otherwise specified in the applicable pricing supplement, with respect to a reference asset that is an index, the closing level for any such index on any scheduled trading day will equal the closing level of that index as published at the regular weekday close of trading on that scheduled trading day displayed on the Bloomberg Professional® service page for that index or any successor page on Bloomberg Professional® service (“Bloomberg”) or any successor service, as applicable.

The applicable pricing supplement will specify the manner in which any intraday level of a reference asset that is an index will be determined, if applicable. Each of the closing level of an index and the intraday level of an index is referred to herein as an “index level.”

An index level of an index as published by Bloomberg or any successor service may be published to greater or fewer decimal places than the official closing level or intraday level of that index as published by its sponsor. Accordingly, the index level of an Index as published by Bloomberg may vary to a small degree from the official closing level or intraday level of that index as published by its sponsor.

Market Disruption Events for Securities with an Index of Equity Securities as a Reference Asset

Any equity security that is a constituent of an index is referred to as an “index component” for purposes of this subsection.

Unless otherwise specified in the applicable pricing supplement, any of the following will be a market disruption event with respect to an index of equity securities, in each case as determined by the calculation agent in its sole discretion:

•	a suspension, absence or material limitation of trading in index components constituting 20% or more, by weight, of that index in their respective primary markets, in each case for more than two hours of trading or at any time during the one-half hour period preceding the close of the regular trading session in that market or, if the applicable pricing supplement provides for a valuation time that is not the close of the regular trading session in that market, the relevant valuation time;

•	a suspension, absence or material limitation of trading in futures or options contracts relating to that index on their respective markets or in futures or options contracts relating to any index components constituting 20% or more, by weight, of that index in the respective primary markets for those contracts, in each case for more than two hours of trading or at any time during the one-half hour period preceding the close of the regular trading session in that market or, if the applicable pricing supplement provides for a valuation time that is not the close of the regular trading session in that market, the relevant valuation time;

•	any event that materially disrupts or impairs the ability of market participants in general to (1) effect transactions in, or obtain market values for, index components constituting 20% or more, by weight, of that index in their respective primary markets, or (2) effect transactions in, or obtain market values for, futures or options contracts relating to that index or futures or options contracts relating to any index components constituting 20% or more, by weight, of that index in the respective primary markets for those contracts, in either case for more than two hours of trading or at any time during the one-half hour period preceding the close of the regular trading session in that market or, if the applicable pricing supplement provides for a valuation time that is not the close of the regular trading session in that market, the relevant valuation time;

•	the closure on any day of the primary market for futures or options contracts relating to that index or index components constituting 20% or more, by weight, of that index on a scheduled trading day prior to the scheduled weekday closing time of that market (without regard to after hours or any other trading outside of the regular trading session hours) unless that earlier closing time is announced by the primary market at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on that primary market on that scheduled trading day for that primary market and (2) the submission deadline for orders to be entered into the relevant exchange system for execution at the close of trading on that scheduled trading day for that primary market; or

•	any scheduled trading day on which (1) the primary markets for index components constituting 20% or more, by weight, of that index or (2) the exchanges or quotation systems, if any, on which futures or options contracts on that index are traded, fail to open for trading during their regular trading session.

For the purpose of this prospectus supplement and unless otherwise specified in the applicable pricing supplement, “scheduled trading day” with respect to an index of equity securities means any day on which (a) the index sponsor for that index is scheduled to publish the level of that index and (b) each exchange or quotation system, if any, on which futures or options contracts on (i) that index or (ii) index components constituting 80% or more, by weight, of that index are traded are scheduled to be open for trading for their regular trading session, in each case as determined by the calculation agent in its sole discretion.

The following events will not be market disruption events:

•	a limitation on the hours or number of days of trading in the relevant market, but only if the limitation results from an announced change in the regular business hours of the relevant market; and

•	a decision to permanently discontinue trading in futures or options contracts relating to an index.

For this purpose, an “absence of trading” on an exchange or market will not include any time when the relevant exchange or market is itself closed for trading under ordinary circumstances.

In contrast, a suspension or limitation of trading in an index component in its primary market, or in futures or options contracts relating to the index or any index component, if available, in the primary market for those contracts, by reason of any of:

•	a price change exceeding limits set by that market,

•	an imbalance of orders relating to the index component or those contracts, as applicable, or

•	a disparity in bid and ask quotes relating to the index component or those contracts, as applicable,

will constitute a suspension or material limitation of trading in that index component in its primary market or in futures or options contracts relating to the index or that index component in the primary market for those contracts.

For the purpose of determining whether a market disruption event with respect to an index exists at any time, if trading in an index component is materially suspended or limited at that time, then the relevant percentage contribution of that index component to the level of that index will be based on a comparison of (x) the portion of the level of that index attributable to that index component relative to (y) the overall level of that index, in each case immediately before that suspension or limitation.

The calculation agent may in its sole discretion postpone any valuation date if the calculation agent determines that the originally scheduled valuation date is not a scheduled trading day or that a market disruption event has occurred or is continuing on a scheduled trading day that would otherwise be that valuation date. Under these circumstances, that valuation date will be the first following scheduled trading day on which the calculation agent determines that no market disruption event occurs or is continuing.

In no event, however, will any valuation date be postponed by more than five scheduled trading days. If the calculation agent determines that a market disruption event occurs or is continuing on the fifth scheduled trading day, the calculation agent will determine the closing level for the reference asset on that fifth scheduled trading day in good faith and in a commercially reasonable manner. In making such determination, the calculation agent may take into account any information that it deems relevant.

For securities linked to a basket or to the reference asset with the lowest or highest return in a group of two or more reference assets, if any valuation date is not a scheduled trading day or if the calculation agent determines that a market disruption event occurs or is continuing on any valuation date, that valuation date may be postponed as described under “Reference Assets—Baskets” or “Reference Assets—Least or Best Performing Reference Asset,” as applicable.

Market Disruption Events for Securities with an Index Composed of Commodities as a Reference Asset

Any commodity or commodity futures contract constituting part of an index (including a constituent index of an index comprising multiple indices) is referred to as an “index component” for purposes of this subsection.

Unless otherwise specified in the applicable pricing supplement, any of the following will be a market disruption event with respect to an index of commodities and any affected index component, in each case as determined by the calculation agent in its sole discretion:

•	a material limitation, suspension or disruption of the trading in any index component included directly or indirectly in the index;

•	the settlement price for any index component included directly or indirectly in the index is a “limit price,” which means that the settlement price for that contract has increased or decreased from the previous day’s settlement price by the maximum amount permitted under the applicable rules or procedures of the relevant trading facility; or

•	failure by the index sponsor to announce or publish the closing level of the index or of the applicable trading facility or other price source to announce or publish the settlement price or closing level for one or more index components.

The following event will not be a market disruption event:

•	a decision by a trading facility to permanently discontinue trading in any index component.

If the calculation agent determines that any valuation date (excluding the initial valuation date) is not a scheduled trading day for any index component or on any valuation date (excluding the initial valuation date) a market disruption event occurs or is continuing with respect to any index component, the calculation agent may in its sole discretion postpone that valuation date to the earlier of (i) the fifth scheduled trading day after the originally scheduled valuation date and (ii) the earliest date that the level, value or price of each index component that is affected by a market disruption event or by the non-scheduled trading day can be determined. If such a postponement occurs, the level, value or price of the index components unaffected by the market disruption event or non-scheduled trading day will be determined on the originally scheduled valuation date and the level, value or price of any affected index component will be determined using the settlement level, value or price of that affected index component on the first scheduled trading day following the originally scheduled valuation date on which no market disruption event occurs or is continuing for that affected index component. In no event, however, will a valuation date be postponed by more than five scheduled trading days. If the calculation agent determines that a market disruption event occurs or is continuing with respect to any index component on the fifth scheduled trading day after the originally scheduled valuation date, the calculation agent will determine the level, value or price for the affected index component in good faith and in a commercially reasonable manner.

If the calculation agent determines that on the initial valuation date a market disruption event occurs or is continuing with respect to any index component or that such day is not a scheduled trading day for any index component, the calculation agent may in its sole discretion postpone the initial valuation date to the earlier of (i) the second scheduled trading day after the originally scheduled initial valuation date and (ii) the earliest date that the level, value or price of each index component that is affected by a market disruption event or by the non-scheduled trading day can be determined. If such a postponement occurs, the level, value or price of the index components unaffected by the market disruption event or occurrence of a non-scheduled trading day will be determined on the originally scheduled initial valuation date and the level, value or price of any affected index component will be determined using the settlement level, value or price of that affected index component on the first scheduled trading day following the originally scheduled initial valuation date on which no market disruption event occurs or is continuing for that affected index component. In no event, however, will the initial valuation date be postponed by more than two scheduled trading days. If the calculation agent determines that a market disruption event occurs or is continuing with respect to any index component on the second scheduled trading day after the originally scheduled initial valuation date, the calculation agent will determine the level, value or price for the affected index component in a commercially reasonable manner.

For the purpose of this prospectus supplement and unless otherwise specified in the applicable pricing supplement, “scheduled trading day” with respect to an index composed of commodities means any day on which (1) the calculation agent is scheduled to be open for business in London and New York, and (2) the exchanges on which all index components trade are scheduled to be open for trading, in each case as determined by the calculation agent in its sole discretion.

For securities linked to a basket or to the reference asset with the lowest or highest return in a group of two or more reference assets, if any valuation date is not a scheduled trading day or if the calculation agent determines that a market disruption event occurs or is continuing on any valuation date, that valuation date may be postponed as described under “Reference Assets—Baskets” or “Reference Assets—Least or Best Performing Reference Asset,” as applicable.

Market Disruption Events for Securities with an Index Composed of Interest Rates, Currency Exchange Rates or Other Assets or Variables (Other than Equity Securities or Commodities) as a Reference Asset

The applicable pricing supplement will set forth the definition of market disruption event with respect to any index of interest rates, currency exchange rates or other assets or variables (other than equity securities or commodities).

Adjustments Relating to Securities with an Index as a Reference Asset

If any sponsor discontinues publication of or otherwise fails to publish any index that is a reference asset and that sponsor or another entity publishes a successor or substitute index that the calculation agent determines to be comparable to the discontinued index (that index being referred to herein as a “successor index”), then the index level of that index will be determined by reference to the index level of that successor index on any subsequent date as of which that index level is to be determined. If a successor index is selected by the calculation agent, the successor index will be used as a substitute for that index for all purposes, and the calculation agent may in its sole discretion adjust any variable described in the applicable pricing supplement, including but not limited to, if applicable, any level (including but not limited to the initial level, any level derived from the initial level, the final level and the closing level or any other relevant level on any valuation date) or any combination thereof or any other variable described in the applicable pricing supplement. The calculation agent will make any such adjustment with a view to offsetting, to the extent practicable, any difference in the relative levels of the original index and the successor index at the time the original index is replaced by the successor index.

If (1) any index that is a reference asset is discontinued or (2) a sponsor fails to publish any index that is a reference asset, in either case, prior to (and that discontinuance is continuing on) a valuation date and the calculation agent determines that no successor index is available at that time, then the calculation agent will determine the value to be used for the index level of that index. The value to be used for the index level will be computed by the calculation agent in the same general manner previously used by the related sponsor and will reflect the performance of that index through the scheduled trading day on which that index was last in effect preceding the date of discontinuance. In that case, the calculation agent will treat any scheduled trading day on which the primary exchange for futures or options contracts relating to that index is open for trading as a scheduled trading day for that index for purposes of the determination of any index level.

Notwithstanding these alternative arrangements, discontinuance of the publication of any index that is a reference asset may adversely affect the value of, and trading in, the securities.

If at any time, there is:

•	a material change in the formula for or the method of calculating the level of any index that is a reference asset or any successor index;

•	a material change in the content, composition or constitution of any index that is a reference asset or any successor index; or

•	a change or modification to any index that is a reference asset or any successor index such that that index or successor index does not, in the opinion of the calculation agent, fairly represent the value of that index or successor index had those changes or modifications not been made, then, for purposes of calculating the closing level of that index or that successor index, any payments on the securities or making any other determinations as of or after that time, the calculation agent may in its sole discretion make such calculations and adjustments as the calculation agent determines may be necessary in order to arrive at a closing level for that index or that successor index comparable to that index or that successor index, as the case may be, as if those changes or modifications had not been made, and calculate any payments on the securities with reference to that index or that successor index, as adjusted.

The calculation agent will make all determinations with respect to adjustments, including any determination as to whether an event that may require an adjustment has occurred, as to the nature of the adjustment and how it will be made.

Commodities and Commodity Futures Contracts

The principal, interest or any other amounts payable on or any other property deliverable in respect of the notes, and the amount of cash or warrant property payable or deliverable in respect of the warrants, may be based on a commodity or futures contracts on a commodity, including level, value or price movements in or other events relating to those commodities. We have no current intention to offer warrants linked to commodities due to regulatory restrictions, and we may also limit the percentage of commodities included in a basket underlying a warrant in order to comply with regulatory restrictions, where applicable.

Commodity Futures Markets

Futures contracts on physical commodities are traded on regulated futures exchanges, and physical commodities and other derivatives on physical commodities and commodity indices are traded in the over-the-counter market and on various types of physical and electronic trading facilities and markets. A futures contract provides for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price. A futures contract provides for a specified settlement month in which the cash settlement is made or in which the commodity or financial instrument is to be delivered by the seller (whose position is therefore described as “short”) and acquired by the purchaser (whose position is therefore described as “long”).

There is no purchase price paid or received on the purchase or sale of a futures contract. Instead, an amount of cash or cash equivalents must be deposited with the broker as “initial margin.” The amount of initial margin may vary depending on the requirements imposed by the exchange clearing houses. The initial margin provides collateral for the obligations of the parties to the futures contract.

By depositing the initial margin, which may vary in form depending on the exchange, with the clearing house or the broker involved, a market participant may be able to earn interest on the amount of funds deposited, thereby increasing the total return that it may realize from an investment in futures contracts. The market participant normally makes to, and receives from, the exchange subsequent daily payments as the price of the futures contract fluctuates. These payments are called “variation margin” and are made as the existing positions in the futures contract become more or less valuable, a process known as “marking to the market.”

Futures contracts are traded on organized exchanges, known as “contract markets” in the United States. At any time prior to the expiration of a futures contract, subject to the availability of a liquid secondary market, a trader may elect to close out its position by taking an opposite position on the exchange on which the trader obtained the position. This operates to terminate the position and fix the trader’s profit or loss. Futures contracts are cleared through the facilities of a centralized clearing house and a brokerage firm, referred to as a “futures commission merchant,” which is a member of the clearing house. The clearing house guarantees the performance of each clearing member that is a party to a futures contract by, in effect, taking the opposite side of the transaction. Clearing houses do not guarantee the performance by clearing members of their obligations to their customers.

Unlike equity securities, futures contracts, by their terms, have stated expirations and, at a specified point in time prior to expiration, trading in a futures contract for the current delivery month will cease. As a result, a market participant wishing to maintain its exposure to a futures contract on a particular commodity with the nearest expiration must close out its position in the expiring contract and establish a new position in the contract for the next delivery month, a process referred to as “rolling.” For example, a market participant with a long position in November crude oil futures that wishes to maintain a position in the nearest delivery month will, as the November contract nears expiration, sell November futures, which serves to close out the existing long position, and buy December futures. This will “roll” the November position into a December position, and, when the November contract expires, the market participant will still have a long position in the nearest delivery month.

Roll yield is generated as a result of holding futures contracts. When longer-dated contracts are priced lower than the nearer contract and spot prices, the market is in “backwardation,” and positive roll yield may be generated when higher-priced near-term futures contracts are “sold” to “buy” and hold lower priced longer-dated contracts. When the opposite is true and longer-dated contracts are priced higher than the nearer contracts and spot prices, the market is in “contango,” and negative roll yields may result from the “sale” of lower priced near-term futures contracts to “buy” and hold higher priced longer-dated contracts.

Futures exchanges and clearing houses in the United States are subject to regulation by the CFTC. Exchanges may adopt rules and take other actions that affect trading, including imposing speculative position limits, maximum price fluctuations and trading halts and suspensions and requiring liquidation of contracts in some circumstances. Futures markets outside the United States are generally subject to regulation by comparable regulatory authorities. The structure and nature of trading on non-U.S. exchanges, however, may differ from this description.

Settlement Price

The official cash buyer settlement price for each commodity will be determined as described in the applicable pricing supplement.

Market Disruption Events for Securities with a Commodity or Commodity Futures Contract as a Reference Asset

Any of the following will be a market disruption event with respect to a commodity or a commodity futures contract, in each case as determined by the calculation agent in its sole discretion:

•	a material suspension of, or material limitation imposed on trading in (1) that commodity that is customarily traded in order to hedge any relevant futures or options contract in its primary market, (2) futures or options contracts relating to that commodity in the primary market for those contracts, or (3) that commodity futures contract in the primary market for that contract;

•	the failure by the exchange or price source to announce or publish market values for the commodity, futures or options contracts relating to that commodity or the commodity futures contract or the temporary or permanent discontinuance or unavailability of the price source;

•	any event that materially disrupts or impairs, as determined by the calculation agent, the ability of market participants to (1) effect transactions in, or obtain market values for, the commodity in its primary market, (2) effect transactions in, or obtain market values for, futures or options contracts relating to the commodity in its primary market, or (3) effect transactions in, or obtain market values for, the commodity futures contract in its primary market; or

•	any scheduled trading day on which (1) the primary market for that commodity, (2) the exchanges or quotation systems, if any, on which futures or options contracts on that commodity are traded, or (3) the exchange or quotation system, if any, on which that commodity futures contract is traded, fail to open for trading during their regular trading session.

For the purpose of this prospectus supplement and unless otherwise specified in the applicable pricing supplement, “scheduled trading day” with respect to a commodity or a commodity futures contract means any day on which (1) the calculation agent is scheduled to be open for business in London and New York, and (2) in the case of a reference asset that is a commodity, each relevant primary market on which the commodity and futures or options contracts related to the commodity are traded or, in the case of a reference asset that is a commodity futures contract, the relevant primary market on which the commodity futures contract is traded, is scheduled to be open for trading for its regular trading session, in each case as determined by the calculation agent in its sole discretion.

A decision to permanently discontinue trading in the futures or options contracts relating to a commodity will not be a market disruption event with respect to a commodity.

For this purpose, a “suspension of trading” in a commodity, or futures or options contracts related to the commodity, if available, in their primary markets, will be deemed to have occurred where:

•	all trading is suspended for the entire scheduled trading day, or

•	all trading is suspended and does not recommence with an announcement at least one hour prior to that recommencement.

A “limitation of trading” in a commodity, or futures or options contracts related to the commodity, if available, in their primary markets will be deemed to have occurred where the relevant primary market establishes limits on the range within which the price of the futures or options contract or the relevant commodity may fluctuate and the closing or settlement price of the futures or options contract or the relevant commodity on that day is at the upper or lower limit of that range.

The calculation agent may in its sole discretion postpone any valuation date if the calculation agent determines that the originally scheduled valuation date is not a scheduled trading day or that a market disruption event has occurred or is continuing on a scheduled trading day that would otherwise be that valuation date. Under these circumstances, that valuation date will be the first following scheduled trading day on which the calculation agent determines that no market disruption event occurs or is continuing.

In no event, however, will the initial valuation date be postponed by more than two scheduled trading days nor will any other valuation date be postponed by more than five scheduled trading days. If the calculation agent determines that a market disruption event occurs or is continuing on the second scheduled trading day (in the case of the initial valuation date) or the fifth scheduled trading day (in the case of any other valuation date), the calculation agent will determine the value for the affected commodity in good faith and in a commercially reasonable manner.

For securities linked to a basket or to the reference asset with the lowest or highest return in a group of two or more reference assets, if any valuation date is not a scheduled trading day or if the calculation agent determines that a market disruption event occurs or is continuing on any valuation date, that valuation date may be postponed as described under “Reference Assets—Baskets” or “Reference Assets—Least or Best Performing Reference Asset,” as applicable.

Discontinuation of Trading; Alteration of Method of Calculation

If the relevant price source discontinues price discovery of, or the relevant market or exchange discontinues trading in, or physical delivery of, any commodity, the calculation agent may replace the commodity with another commodity, whose settlement price is quoted on that price source, market or exchange or any other price source, market or exchange, that the calculation agent determines to be comparable to the discontinued commodity (a “successor commodity”).

If the relevant price source discontinues price discovery of, or the relevant market or exchange discontinues trading in, or physical delivery of, the commodity composing the reference asset prior to, and the discontinuance is continuing on, any valuation date and the calculation agent determines that no successor commodity is available at that time, then the calculation agent will determine the settlement price for that date.

Notwithstanding these alternative arrangements, discontinuance of trading, physical delivery or price discovery on the applicable exchange in any commodity may adversely affect the market value of the securities.

If at any time (1) the method of calculating the official cash buyer settlement price of a commodity is changed in a material respect by the applicable exchange or any other relevant exchange, (2) there is a material change in the composition or constitution of a commodity or (3) the reporting thereof is in any other way modified so that the settlement price does not, in the opinion of the calculation agent, fairly represent the settlement price of the commodity, the calculation agent may, in its sole discretion, at the close of business in New York City on each scheduled trading day on which the settlement price is to be determined, make those calculations and adjustments as, in the judgment of the calculation agent, may be necessary in order to arrive at a settlement price for the commodity comparable to that commodity or that successor commodity, as the case may be, as if those changes or modifications had not been made, and calculate any amounts payable on the note (including the individual inputs thereof), and the amount of cash or warrant property payable or deliverable in respect of the warrant, with reference to that commodity or that successor commodity, as adjusted.

Currency Exchange Rates

The principal, interest or any other amounts payable on or any other property deliverable in respect of the notes, and the amount of cash or warrant property payable or deliverable in respect of the warrants, may be based on a currency exchange rate or rates, including movements in currency exchange rate levels or other events relating to the currency exchange rates.

To the extent that amounts payable on the notes or amounts of cash or warrant property payable or deliverable in respect of the warrants are based on a reference asset composed of one or more of the currency exchange rates, the level with respect to that exchange rate on any day will equal the currency exchange rate as determined by the calculation agent by reference to the mechanics, the Bloomberg page, the Reuters screen or other pricing source and the time specified in the applicable pricing supplement. The screen or time of observation indicated therein in relation to any currency exchange rate will be deemed to refer to that screen or time of observation as modified or amended from time to time, or to any substitute screen thereto.

Market Disruption Events for Securities with a Currency Exchange Rate as a Reference Asset

Any of the following will be a market disruption event where the reference asset is composed of a currency exchange rate or exchanges rates, in each case as determined by the calculation agent in its sole discretion:

•	any event or any condition (including without limitation any event or condition that occurs as a result of the enactment, promulgation, execution, ratification, interpretation or application of, or any change in or amendment to, any law, rule or regulation by any applicable governmental authority) that results in an illiquid market for currency transactions or that generally makes it impossible, illegal or impracticable for market participants, or hinders their abilities, (1) to convert from one relevant currency to another through customary commercial channels, (2) to deliver, or effect transactions in, the relevant currencies or (3) to obtain the currency exchange rate by reference to the applicable price source;

•	(1) the declaration of a banking moratorium, (2) the suspension of payments by banks, (3) introduction of a currency peg regime or other intervention, in any case (1), (2) or (3), in the country of any currency used to determine the applicable currency exchange rate or (3) the declaration of capital and/or currency controls (including without limitation any restriction placed on assets in or transactions through any account through which a non-resident of the country of any currency used to determine the applicable currency exchange rate may hold assets or transfer monies outside the country of that currency, and any restriction on the transfer of funds, securities or other assets of market participants from within or outside of the country of any currency used to determine the applicable currency exchange rate), and, in any of these events, the calculation agent determines that the event was material.

The calculation agent may in its sole discretion postpone any valuation date if the calculation agent determines that the originally scheduled valuation date is not a scheduled trading day or that a market disruption event has occurred or is continuing on a scheduled trading day that would otherwise be that valuation date. Under these circumstances, that valuation date will be the first following scheduled trading day (as defined below) on which the calculation agent determines that no market disruption event occurs or is continuing.

In no event, however, will any valuation date be postponed by more than five scheduled trading days. If the calculation agent determines that a market disruption event occurs or is continuing on the fifth scheduled trading day, the calculation agent will determine the currency exchange rate on that fifth scheduled trading day in good faith and in a commercially reasonable manner.

For the purpose of this prospectus supplement and unless otherwise specified in the applicable pricing supplement, “scheduled trading day” with respect to a currency exchange rate means any day on which (1) the applicable currency exchange rate is scheduled to be reported on the relevant Bloomberg page, Reuters screen or other pricing source specified in the applicable pricing supplement, and (2) the commercial banks and foreign exchange markets are scheduled to be open for general business (including dealings in foreign exchange and non-U.S. currency deposits), in each case as determined by the calculation agent in its sole discretion.

For securities linked to a basket or to the reference asset with the lowest or highest return in a group of two or more reference assets, if any valuation date is not a scheduled trading day or if the calculation agent determines that a market disruption event occurs or is continuing on any valuation date, that valuation date may be postponed as described under “Reference Assets—Baskets” or “Reference Assets—Least or Best Performing Reference Asset,” as applicable.

Adjustments Relating to Securities with a Currency Exchange Rate as a Reference Asset

If the calculation agent determines that (1) any currency underlying a currency exchange rate to which the securities are linked has been removed from circulation or otherwise discontinued and (2) banks dealing in foreign exchange and non-U.S. currency deposits in the underlying currency commence trading a successor or substitute currency or basket of currencies that the calculation agent in its sole discretion (taking into account any applicable treaty provisions, laws or regulations in effect at that time) determines is comparable to the discontinued currency (that currency or basket of currencies being referred to herein as a “successor currency”), then the level for the currency will be determined by reference to the value of the successor currency at the time determined by the calculation agent on the markets for the successor currency on the relevant valuation date.

If the calculation agent determines that any successor currency will be utilized for purposes of calculating the currency exchange rate, or making any other determinations as of or after that time, the calculation agent will make those calculations and adjustments as, in the judgment of the calculation agent, may be necessary in order to arrive at a value of a currency exchange rate for a currency comparable to the underlying currency, as if those changes or modifications had not been made, and will calculate the payment at maturity (including the individual inputs thereof) or the payment or delivery of money or warrant property at the payment or settlement date, and the final level with reference to that currency or the successor currency, as adjusted.

Notwithstanding these alternative arrangements, discontinuance of the publication of the level of any currency underlying the currency exchange rate may adversely affect the value of, and trading in, the securities.

If at any time the price source used to determine the level of a currency or a successor currency is changed or modified in a material respect, then, for purposes of calculating any level, the payment at maturity or on any payment date or making any other determinations as of or after the time of that change, the calculation agent will make those calculations and adjustments as the calculation agent determines may be necessary in order to arrive at a value for that currency comparable to the currency underlying the currency exchange rate or the successor currency, as the case may be, as if those changes or modifications have not been made, and calculate the amount of interest, payment at maturity and other amounts payable on the note (including the individual inputs thereof), or the amount of cash or warrant property payable or deliverable in respect of the warrant, with reference to the currency or the successor currency, as adjusted.

Baskets

The principal, interest or any other amounts payable on or any other property deliverable in respect of the notes, and the amount of cash or warrant property payable or deliverable in respect of the warrants, may be based on a basket of multiple instruments or measures, including but not limited to equity securities, commodities, currency exchange rates, interest rates, indices of any of the foregoing and/or any combination thereof. Each of those instruments or measures that are included in a basket are referred to as a “basket component.”

To the extent that a basket component is composed of an asset type described in this prospectus supplement, see the applicable section under the heading “Reference Assets” for further information that may affect that basket component. Without limiting the generality of the previous sentence, a scheduled trading day and a market disruption event with respect to each basket component are described in the section of this prospectus supplement applicable to that basket component. For example, the “Reference Assets—Equity Securities” section defines “scheduled trading day” with respect to a basket component that consists of an equity security and describes the circumstances under which the calculation agent may determine that there is a market disruption event with respect to a basket component that consists of an equity security.

Scheduled Trading Days and Market Disruption Events for Securities Linked to a Basket of Equity Securities, Exchange-Traded Funds and/or Indices of Equity Securities

Unless otherwise set forth in the applicable pricing supplement, the following provisions will apply to any security linked to a basket of multiple equity securities, exchange-traded funds, indices of equity securities or any combination of equity securities, exchange-traded funds and/or indices of equity securities.

If any valuation date specified in the applicable pricing supplement is not a scheduled trading day with respect to any basket component, the scheduled valuation date will be the next following day that is a scheduled trading day with respect to all of the basket components. If a market disruption event occurs or is continuing with respect to any basket component on any scheduled valuation date, the calculation agent may in its sole discretion postpone the valuation date to the earliest day on which the level, value or price of each basket component has been determined, where (i) the level, value or price of any basket component not affected by a market disruption event will be the level, value or price of that basket component on the scheduled valuation date and (ii) the level, value or price of any affected basket component will be the level, value or price of that affected basket component on the first scheduled trading day for that affected basket component following the scheduled valuation date on which no market disruption event occurs or is continuing for that affected basket component, subject to the immediately following paragraph.

In no event, however, will a scheduled valuation date be postponed by more than five scheduled trading days with respect to any basket component. If a market disruption event occurs or is continuing with respect to any affected basket component on the fifth scheduled trading day for that affected basket component after the scheduled valuation date (for such affected basket component, the “latest valuation date”), the calculation agent will determine the level, value or price for the affected basket component in the manner described in the section of this prospectus supplement applicable to that basket component that would apply when a market disruption event occurs or is continuing with respect to the affected basket component on the latest valuation date.

Scheduled Trading Days and Market Disruption Events for Securities Linked to a Basket of Any Combination of Assets (Excluding Equity Securities, Exchange-Traded Funds and Indices of Equity Securities)

Unless otherwise set forth in the applicable pricing supplement, the following provisions will apply to any security linked to a basket of multiple indices, commodities, currencies, interest rates, any other assets or any combination of such assets, excluding equity securities, exchange-traded funds and indices of equity securities.

If (i) any valuation date is not a scheduled trading day for any basket component or (ii) a market disruption event occurs or is continuing with respect to any basket component on any valuation date (in either case, a “non-calculation event”), the calculation agent may in its sole discretion postpone the valuation date to the earliest day on which the level, value or price of each basket component has been determined, where (i) the level, value or price of any basket component not affected by a non-calculation event will be the level, value or price of that basket component on the scheduled valuation date and (ii) the level, value or price of any affected basket component will be the level, value or price of that affected basket component on the first scheduled trading day for that affected basket component following the scheduled valuation date on which no market disruption event occurs or is continuing for that affected basket component, subject to the immediately following paragraph.

In no event, however, will a valuation date be postponed by more than five scheduled trading days with respect to any basket component. If a market disruption event occurs or is continuing with respect to any affected basket component on the fifth scheduled trading day for that affected basket component after the scheduled valuation date (for such affected basket component, the “latest valuation date”), the calculation agent will determine the level, value or price for the affected basket component in the manner described in the section of this prospectus supplement applicable to that basket component that would apply when a market disruption event occurs or is continuing with respect to the affected basket component on the latest valuation date. Notwithstanding the foregoing, for any basket component that is a commodity, commodity futures contract or an index of commodities, the “latest valuation date” with respect to the initial valuation date will be two scheduled trading days after the scheduled initial valuation date.

Scheduled Trading Days and Market Disruption Events for Securities Linked to a Basket of One or More Equity Securities, Exchange-Traded Funds, Indices of Equity Securities and One or More Other Assets (Excluding Equity Securities, Exchange-Traded Funds and Indices of Equity Securities)

The applicable pricing supplement will set forth the postponement provisions that will apply to any security linked to a basket that includes one or more equity securities, exchange-traded funds or indices of equity securities and one or more other assets that are not equity securities, exchange-traded funds or indices of equity securities.

Adjustments Relating to Securities Linked to a Basket

If the calculation agent substitutes a successor index, successor currency or successor commodity, as the case may be, or otherwise affects or modifies a basket or basket component, the calculation agent will make those calculations and adjustments as, in the judgment of the calculation agent, may be necessary in order to arrive at a basket comparable to the original basket (including without limitation changing the percentage weights of the basket components), as if those changes or modifications had not been made, and will calculate the amount of interest, payment at maturity and other amounts payable or property deliverable on the note (including the individual inputs thereof), or the amount of cash or warrant property payable or deliverable in respect of the warrant, with reference to that basket or the successor basket (as described below), as adjusted.

In the event of the adjustment described above, the newly composed basket is referred to herein as the “successor basket” and will be used as a substitute for the original basket for all purposes.

If the calculation agent determines that the available successors as described above do not fairly represent the value of the original basket component or basket, as the case may be, then the calculation agent will determine the level, value or price of the basket component or the basket level for any valuation date as described under “Reference Assets—Indices—Adjustments Relating to Securities with an Index as a Reference Asset” with respect to indices composing the basket component, “Reference Assets—Commodities—Discontinuation of Trading; Alteration of Method of Calculation” with respect to commodities composing the basket component and “Reference Assets—Currency Exchange Rates—Adjustments Relating to Securities with a Currency Exchange Rate as a Reference Asset” with respect to currency exchange rates composing the basket component.

Notwithstanding these alternative arrangements, discontinuance of trading on the applicable exchanges or markets in any basket component may adversely affect the market value of the securities.

If the securities are linked to a basket composed of one or more equity securities, see also “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as a Reference Asset—Adjustments Affecting Securities Linked to More than One Reference Asset, at Least One of Which Is an Equity Security” above. If the securities are linked to a basket composed of one or more exchange-traded funds, see also “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Securities with an Exchange-Traded Fund as a Reference Asset—Adjustments Affecting Securities Linked to More than One Reference Asset, at Least One of Which Is an Exchange-Traded Fund” above.

Least or Best Performing Reference Asset

The principal, interest or any other amounts payable on or any other property deliverable in respect of the notes, and the amount of cash or warrant property payable or deliverable in respect of the warrants, may be based on the reference asset with the lowest or highest return in a group of two or more reference assets.

To the extent that one of the assets is an asset type herein described, see the applicable section under the heading “Reference Assets” for further information that may affect that reference asset, and therefore the reference asset for your securities. Without limiting the generality of the previous sentence, a scheduled trading day and a market disruption event with respect to each reference asset will be described in the section of this prospectus supplement applicable to that reference asset. For example, the “Reference Assets—Exchange-Traded Funds”

section defines scheduled trading day with respect to an exchange-traded fund and describes the circumstances under which the calculation agent may determine that there is a market disruption event with respect to an exchange-traded fund.

Scheduled Trading Days and Market Disruption Events for Securities Linked to the Reference Asset with the Lowest or Highest Return in a Group of Two or More Equity Securities, Exchange-Traded Funds and/or Indices of Equity Securities

Unless otherwise set forth in the applicable pricing supplement, the following provisions will apply to any security linked to the reference asset with the lowest or highest return in any combination of equity securities, exchange-traded funds and/or indices of equity securities.

If any valuation date specified in the applicable pricing supplement is not a scheduled trading day with respect to any reference asset, the scheduled valuation date will be the next following day that is a scheduled trading day with respect to all of the reference assets. If a market disruption event occurs or is continuing with respect to any reference asset on any scheduled valuation date, the calculation agent may in its sole discretion postpone the valuation date to the earliest day on which the level, value or price of each reference asset has been determined, where (i) the level, value or price of any reference asset not affected by a market disruption event will be the level, value or price of that reference asset on the scheduled valuation date and (ii) the level, value or price of any affected reference asset will be the level, value or price of that affected reference asset on the first scheduled trading day for that affected reference asset following the scheduled valuation date on which no market disruption event occurs or is continuing for that affected reference asset, subject to the immediately following paragraph.

In no event, however, will a scheduled valuation date be postponed by more than five scheduled trading days with respect to any reference asset. If a market disruption event occurs or is continuing with respect to any affected reference asset on the fifth scheduled trading day for that affected reference asset after the scheduled valuation date (for such affected reference asset, the “latest valuation date”), the calculation agent will determine the level, value or price for the affected reference asset in the manner described in the section of this prospectus supplement applicable to that reference asset that would apply when a market disruption event occurs or is continuing with respect to the affected reference asset on the latest valuation date.

Scheduled Trading Days and Market Disruption Events for Securities Linked to the Reference Asset with the Lowest or Highest Return in a Group of Two or More Reference Assets (Excluding Equity Securities, Exchange-Traded Funds and Indices of Equity Securities)

Unless otherwise set forth in the applicable pricing supplement, the following provisions will apply to any security linked to the reference asset with the lowest or highest return in any combination of indices, commodities, currencies, interest rates or any other, excluding equity securities, exchange-traded funds and indices of equity securities.

If (i) any valuation date is not a scheduled trading day for any reference asset or (ii) a market disruption event occurs or is continuing with respect to any reference asset on any valuation date (in either case, a “non-calculation event”), the calculation agent may in its sole discretion postpone the valuation date to the earliest day on which the level, value or price of each reference asset has been determined, where (i) the level, value or price of any reference asset not affected by a non-calculation event will be the level, value or price of that reference asset on the scheduled valuation date and (ii) the level, value or price of any affected reference asset will be the level, value or price of that affected reference asset on the first scheduled trading day for that affected reference asset following the scheduled valuation date on which no market disruption event occurs or is continuing for that affected reference asset, subject to the immediately following paragraph.

In no event, however, will a valuation date be postponed by more than five scheduled trading days with respect to any reference asset. If a market disruption event occurs or is continuing with respect to any affected reference asset on the fifth scheduled trading day for that affected reference asset after the scheduled valuation date (for such affected reference asset, the “latest valuation date”), the calculation agent will determine the level, value or price for the affected reference asset in the manner described in the section of this prospectus supplement applicable to that reference asset that would apply when a market disruption event occurs or is continuing with respect to the affected reference asset on the latest valuation date. Notwithstanding the foregoing, for any reference asset that is a commodity, commodity futures contract or an index of commodities, the “latest valuation date” with respect to the initial valuation date will be two scheduled trading days after the scheduled initial valuation date.

Scheduled Trading Days and Market Disruption Events for Securities Linked to the Reference Asset with the Lowest or Highest Return in a Group of One or More Equity Securities, Exchange-Traded Funds, Indices of Equity Securities and One or More Other Assets (Excluding Equity Securities, Exchange-Traded Funds and Indices of Equity Securities)

The applicable pricing supplement will set forth the postponement provisions that will apply to any security linked to the reference asset with the lowest or highest return in a group that includes one or more equity securities, exchange-traded funds or indices of equity securities and one or more other assets that are not equity securities, exchange-traded funds or indices of equity securities.

Reference Asset Information Provider

The securities have not been passed on by the information provider of the reference asset as to their legality or appropriateness. The securities are not issued, endorsed, sponsored or promoted by and are not financial or legal obligations of the information provider of the reference asset. The trademarks, service marks or registered trademarks of the information provider of the reference asset are the property of their respective owners. The information provider of the reference asset makes no warranties and bears no liabilities with respect to the administration or operation of the securities.

Applicable historical data on the reference asset will be provided in the applicable pricing supplement.

The possible “information providers” of the reference assets are Bloomberg screen, Reuters screen or any other information provider as specified in the applicable pricing supplement, or any successor information provider.

Bloomberg screen

“Bloomberg screen” means, when used in connection with any designated pages, the display page so designated on the Bloomberg Professional® service (or any other page as may replace that page on that service, or any other service as may be nominated as the information vendor).

Reuters screen

“Reuters screen” means, when used in connection with any designated page, the display page so designated on the Thomson Reuters Eikon service (or any other page as may replace that page on that service or successor service for the purpose of displaying rates or prices).

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of those plans (collectively, “ERISA Plans”) should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, (the “Code”) prohibit ERISA Plans, as well as plans (including individual retirement accounts and Keogh plans) subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving the “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code (in either case, “Parties in Interest”) with respect to those Plans. As a result of our business, we, and our current and future affiliates, may be Parties in Interest with respect to many Plans. Where we (or our affiliate) are a Party in Interest with respect to a Plan (either directly or by reason of our ownership interests in our directly or indirectly owned subsidiaries), the purchase and holding of the securities by or on behalf of the Plan could be a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless statutory or administrative exemptive relief were available.

In this regard, certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the securities and related lending transactions, provided that neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the securities.

Accordingly, the securities may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan or Plan Asset Entity, unless that purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service-provider exemption or there is some other basis on which the purchase and holding of the securities will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code. Each purchaser or holder of the securities or any interest therein will be deemed to have represented by its purchase or holding of the securities that (a) it is not a Plan or a Plan Asset Entity and its purchase and holding of the securities is not made on behalf of or with “plan assets” of any Plan or a Plan Asset Entity or (b) its purchase, holding and disposition of the securities (including through redemption) will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

In this regard, certain governmental plans (as defined in Section 3(32) of ERISA), church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to these “prohibited transaction” rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”). Accordingly, each such purchaser or holder of the securities will be required to represent (and deemed to have represented by its purchase or holding of the securities) that its purchase, holding and disposition of the securities (including through redemption) will not constitute or result in a violation of any applicable Similar Laws.

Due to the complexity of these rules, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan, Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the relevant provisions of ERISA, the Code or applicable Similar Laws and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1, 84-14, the service provider exemption or some other basis on which the acquisition, holding and disposition of the securities (including through redemption) will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws.

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i)	the purchaser or holder or its fiduciary has made and will make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and will not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B) the purchaser or holder’s investment in the securities, or (C) the exercise of or failure to exercise any rights we or our affiliates or the purchaser or holder have under or with respect to the securities;

(ii)	we and our affiliates have acted and will act solely for our own accounts in connection with (A) all transactions relating to the securities and (B) all hedging transactions in connection with our obligations under the securities;

(iii)	any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)	our interests are adverse to the interests of the purchaser or holder; and

(v)	neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the securities does not violate the fiduciary or prohibited transaction rules of ERISA or the Code or provisions of any applicable Similar Laws. The sale of any securities to any Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment is appropriate for, or meets all relevant legal requirements with respect to investments by, Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement. In this regard, neither this discussion nor anything provided in this prospectus supplement is or is intended to be investment advice directed at any potential Plan, Plan Asset Entity or Non-ERISA Arrangement purchaser or at such purchasers generally. The above discussion may be modified or supplemented with respect to a particular offering of the securities, including the addition of further ERISA restrictions on purchase and transfer. Please consult the applicable pricing supplement.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

Initial Offering and Sale of Securities

We plan to distribute all or part of the securities under the terms of the Amended and Restated Distribution Agreement between us and Barclays Capital Inc., dated February 10, 2009 (the “Amended and Restated Distribution Agreement”), as amended by Amendment No. 1 to the Amended and Restated Distribution Agreement, dated September 14, 2009, and, with respect to the notes only, under the terms of the Accession Agreement between us and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), dated April 25, 2008 (the “Accession Agreement”). Merrill Lynch has assigned its rights and obligations under the Accession Agreement to BofAML Securities, Inc. (“BofAMLS”). We filed the Amended and Restated Distribution Agreement with the SEC as an exhibit to Form F-3 (File No. 333-145845) on February 10, 2009, Amendment No. 1 to the Amended and Restated Distribution Agreement with the SEC under cover of Form 6-K (File No. 001-10257) on September 14, 2009, and the Accession Agreement with the SEC under cover of Form 6-K (File No. 001-10257) on August 27, 2008.

Pursuant to the distribution arrangements with Barclays Capital Inc. and unless otherwise specified in the applicable pricing supplement, we will issue the securities to Barclays Capital Inc. as principal for its own account in a firm commitment underwriting. In its capacity as principal, Barclays Capital Inc. will subscribe for the securities at a price equal to the issue price specified in the relevant terms sheet or pricing supplement, less any applicable discount, for resale to one or more purchasers at varying prices related to prevailing market prices or at a fixed public offering price.

If specified in the applicable pricing supplement, we may also issue securities to Barclays Capital Inc. as agent, in which case Barclays Capital Inc. will agree or has agreed to use its reasonable efforts to solicit and receive offers to subscribe for the relevant securities from us upon the terms and conditions set forth in the applicable term sheet or pricing supplement. We have the right to accept offers to subscribe for securities and may reject any proposed subscription of the securities. The agent also has the right to reject any offer to subscribe for securities. We will pay Barclays Capital Inc. a commission on any securities distributed through it, which commission will equal the applicable discount on a sale of securities with the same stated term to Barclays Capital Inc. as principal, as described above.

Pursuant to the distribution arrangements with BofAMLS, BofAMLS, as our agent, has agreed to use its reasonable efforts to solicit and receive offers to subscribe for the relevant securities from us upon the terms and conditions set forth in the applicable term sheet or pricing supplement. We have the right to accept offers to subscribe for securities and may reject any proposed subscription of the securities. The agent may also reject any offer to subscribe for securities. We will pay BofAMLS a commission on any securities distributed through it.

We may also issue securities to BofAMLS as principal for its own account in a firm commitment underwriting. In that case, BofAMLS will subscribe for the securities at a price equal to the issue price specified in the applicable term sheet or pricing supplement, less a discount. The discount will equal the applicable commission on an agency sale of securities with the same stated term.

Barclays Capital Inc. and BofAMLS may distribute any securities they purchase as principal to other brokers or dealers at a discount, which may include all or part of the discount the agents received from us. If all the securities are not distributed at the initial issue price, the agents may change the offering price and other subscription terms.

We may appoint distributors under the distribution agreement other than or in addition to Barclays Capital Inc. and BofAMLS. Any of these distributors will be acting as our agent and have entered or will enter into a distribution agreement substantially in the form referred to above, and the applicable term sheet or pricing supplement will name any of these agents involved in the offering and issue of the securities and any commission that we will pay to them. Agents through whom we distribute securities may enter into arrangements with other institutions with respect to the distribution of the securities, and those institutions may share in the commissions, discounts or other compensation received by our agents, may be compensated separately and may also receive commissions from purchasers for whom they may act as agents. The other agents may be our affiliates or customers and may engage in transactions with and perform services for us in the ordinary course of business. Barclays Capital Inc. may resell securities to or through another of our affiliates, as selling agent.

We may also issue securities to the relevant agent as principal for its own account in a firm commitment underwriting. In that case, the agent will subscribe for the securities at a price equal to the issue price specified in the applicable term sheet or pricing supplement, less a discount. The discount will equal the applicable commission on an agency sale of securities with the same stated term.

The agents may distribute any securities they purchase as principal to other brokers or dealers at a discount, which may include all or part of the discount the agents received from us. If all the securities are not distributed at the initial issue price, the agents may change the offering price and other subscription terms.

Broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in the distribution of securities in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act of 1933, as amended (the “Securities Act”). Among other activities, broker-dealers and other persons may make short sales of securities and may cover such short positions by borrowing securities from us or our affiliates or by purchasing securities from us or our affiliates subject to our obligation to repurchase such securities at a later date. As a result of these activities, these market participants may be deemed statutory underwriters. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the participant in the particular case, and the example mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject a market participant to the prospectus delivery and liability provisions of the Securities Act. This prospectus supplement, the prospectus, any applicable product supplement, any applicable underlying supplement, any applicable free writing prospectus and the applicable pricing supplement will be deemed to cover any short sales of securities by market participants who cover their short positions with securities borrowed or acquired from us or our affiliates in the manner described above.

Variable Price Offers and Variable Price Reopenings. Securities may be issued at a fixed price (such as par in the case of notes) or as part of a “variable price offer” in which the securities are sold in one or more negotiated transactions (at prices that may be different than par in the case of notes). Sales pursuant to a variable price offer may occur at market prices prevailing at the time of sale, at prices related to those prevailing market prices or at negotiated prices. Notes may be sold at a discount and the redemption price may equal 100% or some other percentage of par. The applicable pricing supplement will specify the issue price or the maximum issue price. Also, from time to time in “variable price reopenings,” Barclays Capital Inc. or a third party distributor may purchase and hold some of the securities for subsequent resale at the relevant variable price after the original issue date of the securities.

In addition, in certain variable price offers or variable price reopenings, securities may be offered and sold at variable prices set within a price range as may be specified in the applicable pricing supplement. In situations where Barclays Capital Inc. and one or more third party distributors are distributing the relevant securities at variable prices within such a price range, there may be circumstances where investors may be offered to purchase those securities from one distributor (including Barclays Capital Inc.) at a more favorable price within the price range than from the other distributor(s). Furthermore, from time to time, Barclays Capital Inc. may offer and sell securities to purchasers of a large number of securities at a more favorable price within the price range than a purchaser acquiring a lesser number of securities.

Over-Allotment Option. Unless otherwise specified in the applicable pricing supplement, we may grant agents up to a 30-day over-allotment option from the date of the applicable pricing supplement to purchase or arrange for purchase from us an additional principal amount of notes or an additional number of warrants, as applicable, at the public offering price to cover any over-allotments. The principal amount of notes or number of warrants, as applicable, covered by that option will be specified in the applicable pricing supplement.

Other Arrangements. In addition to subscriptions under the distribution agreement referred to above, we may also distribute all or part of the securities from time to time, on terms determined at that time, through underwriters, dealers and/or agents, directly to purchasers or through a combination of any of these methods of distribution. We describe these other arrangements in “Plan of Distribution” in the accompanying prospectus. We enter into negotiated selected dealer agreements from time to time with certain dealers in connection with these arrangements. We may also engage other firms to provide marketing or promotional services in connection with the distribution of the securities. We will describe any of these arrangements in the applicable pricing supplement.

Settlement. We expect that delivery of the securities will be made against payment for the securities on the settlement date specified in the applicable pricing supplement, which may be more than two business days following the trade date specified in the applicable pricing supplement. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, if the initial settlement of the securities occurs more than two business days after the trade date, purchasers who wish to trade the securities on any date prior to two business days before delivery will be required to specify alternative settlement arrangements to prevent a failed settlement and should consult their own advisor.

Market-Making Resales

This prospectus supplement may be used by Barclays Capital Inc. in connection with offers and sales of the securities in market-making transactions. In a market-making transaction, Barclays Capital Inc. may resell a security it acquires from other holders, after the original offering and distribution of the security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions Barclays Capital Inc. may act as principal, or agent, including as agent for the counterparty in a transaction in which Barclays Capital Inc. acts as principal, or as agent for both counterparties in a transaction in which Barclays Capital Inc. does not act as principal. Barclays Capital Inc. may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other affiliates of Barclays Bank PLC may also engage in transactions of this kind and may use this prospectus supplement for this purpose.

The aggregate initial issue price specified on the cover of the applicable pricing supplement relates to the initial offering of the securities described in such pricing supplement. This amount does not include securities sold in market-making transactions. The latter includes securities to be issued after the date of this prospectus supplement, as well as securities previously issued.

Barclays Bank PLC may receive, directly or indirectly, all or a portion of the proceeds of any market-making transactions by Barclays Capital Inc. and its other affiliates. Fees in connection with possible related swaps and other agreements may need to be described in the applicable pricing supplement depending on the circumstances.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless we or an agent informs you in your confirmation of sale that your security is being subscribed for in its original offering and issue, you may assume that you are purchasing your security in a market-making transaction.

Conflicts of Interest

Barclays Capital Inc. is an affiliate of Barclays Bank PLC, and, as such, may be deemed to have a “conflict of interest” in any offering in which it participates, as either principal or agent, within the meaning of Rule 5121 of the consolidated rulebook of the Financial Industry Regulatory Authority (“FINRA”) (or any successor rule thereto) (“Rule 5121”). Rule 5121 imposes certain requirements when a FINRA member, such as Barclays Capital Inc., distributes an affiliated company’s securities, such as our securities. Barclays Capital Inc. has advised us that each particular offering of securities in which it participates will be conducted in compliance with the provisions of Rule 5121. Barclays Capital Inc. is not permitted to sell securities in any such offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

Matters Relating to Initial Offering and Market-Making Resales

Each issue of securities will be a new issue, and there will be no established trading market for any security prior to its original issue date. We do not intend to list any particular issue of securities unless specified in the applicable pricing supplement. We have been advised by Barclays Capital Inc. that it may make a market in the securities, and any underwriters to whom we sell securities for public offering or broker-dealers may also make a market in those securities. However, neither Barclays Capital Inc. nor any underwriter or broker-dealer that makes a market is obligated to do so, and any of them may stop doing so at any time without notice. We cannot give any assurance as to the liquidity of the trading market for the securities.

Unless otherwise indicated in the applicable pricing supplement or confirmation of sale, the subscription price of the securities will be required to be paid in immediately available funds in New York City.

In this prospectus supplement, the accompanying prospectus, and the applicable pricing supplement, the term “this offering” means the initial offering of securities made in connection with their original issuance. This term does not refer to any subsequent resales of securities in market-making transactions.

Non-U.S. Selling Restrictions

General. No action has been or will be taken by Barclays Bank PLC, its affiliates, including but not limited to Barclays Capital Inc., any underwriter, dealer or agent that would permit a public offering of the securities or possession or distribution of this prospectus supplement, the prospectus, any product supplement, any underlying supplement, any free writing prospectus or the pricing supplement (collectively, the “prospectus” for purposes of this section “Non-U.S. Selling Restrictions”) in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the securities, or distribution of the prospectus or any other offering material relating to the securities may be made in or from any jurisdiction outside the United States, except in circumstances that will result in compliance with any applicable laws and regulations and will not impose any obligations on Barclays Bank PLC, its affiliates, any underwriter, dealer or agent.

Each underwriter, dealer or agent through which we may offer the securities outside the United States has represented and agreed, or will represent and agree, that it (1) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the securities or possesses or distributes the prospectus and (2) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers, sales or deliveries of the securities. Barclays Bank PLC will not have responsibility for any compliance by the relevant underwriter, dealer or agent with the applicable laws and regulations or obtaining any required consent, approval or permission.

Argentina. The offering of the securities has not been registered with the Argentine Securities and Exchange Commission (Comisión Nacional de Valores, or the “CNV”). The CNV has neither approved nor disapproved the securities, nor has the CNV passed upon or endorsed the merits of any offering or the accuracy or adequacy of the prospectus. As a result, the securities may not be publicly offered or sold within Argentina (within the meaning of Sections 2 and 82 of Argentine Capital Markets Law No. 26,831), and, accordingly, any transaction involving the securities within Argentina must be done in a manner that does not constitute a public offering or a public distribution of the securities under Argentine laws (within the meaning of Sections 2 and 82 of Argentine Capital Markets Law No. 26,831). The prospectus does not constitute an offer to sell any of the securities referred to therein to any prospective purchaser of the securities in Argentina, nor do they constitute a solicitation of any prospective purchaser of the securities in Argentina of an offer to buy any of the securities referred to therein, under circumstances in which such offer or solicitation (as applicable) would be unlawful.

Aruba. BARCLAYS BANK PLC HAS NOT APPLIED FOR DISPENSATION AS REFERRED TO IN ARTICLE 48 (3) OF THE STATE ORDINANCE ON THE SUPERVISION OF THE CREDIT SYSTEM (LANDSVERORDENING TOEZICHT KREDIETWEZEN, OR THE “STATE ORDINANCE”) IN RELATION TO THE SECURITIES OFFERED OR TO BE OFFERED UNDER THE PROSPECTUS. HENCE, THE SECURITIES DESCRIBED HEREIN MAY NOT, DIRECTLY OR INDIRECTLY, BE OFFERED, SOLD, TRANSFERRED OR DELIVERED AS PART OF THEIR INITIAL DISTRIBUTION, OR AT ANY TIME THEREAFTER, IN ARUBA, OTHER THAN TO INDIVIDUALS OR ENTITIES THAT DO NOT QUALIFY AS ‘THE PUBLIC’ WITHIN THE MEANING OF THE STATE ORDINANCE (I.E. TO (I) THE COUNTRY OF ARUBA, (II) THE CENTRAL BANK OF ARUBA, (III) INSTITUTIONS UNDER INTERNATIONAL PUBLIC LAW IN WHICH THE KINGDOM OF THE NETHERLANDS PARTICIPATES, (IV) ENTERPRISES AND INSTITUTIONS WHICH HAVE BEEN REGISTERED UNDER THE STATE ORDINANCE). HOWEVER, THE SECURITIES DESCRIBED HEREIN MAY WITHOUT REGISTRATION OR AUTHORIZATION OF BARCLAYS BANK PLC UNDER THE STATE ORDINANCE BE OFFERED, SOLD, TRANSFERRED OR DELIVERED TO INDIVIDUALS OR ENTITIES THAT DO QUALIFY AS ‘THE PUBLIC’ IF THESE SECURITIES ARE OFFERED, SOLD, TRANSFERRED OR DELIVERED TO AN INDIVIDUAL OR ENTITY FOR A TOTAL CONSIDERATION PER OFFER, SALE, TRANSFER OR DELIVERY TO SUCH INDIVIDUAL OR ENTITY OF AT LEAST AFL. 1,000,000 (ONE MILLION ARUBA FLORIN).

Bahamas. The securities may not be offered or sold in or from within The Bahamas unless the offer or sale is made by a person appropriately licensed or registered to conduct securities business in or from within The Bahamas.

The securities may not be offered or sold to persons or entities deemed resident in The Bahamas pursuant to the Exchange Control Regulations, 1956 of The Bahamas unless the prior approval of the Central Bank of The Bahamas is obtained.

No offer or sale of the securities may be made in The Bahamas unless a preliminary prospectus and a prospectus have been filed with the Securities Commission of The Bahamas and the Securities Commission of The Bahamas has issued a receipt for each document, unless such offering is exempted pursuant to the Securities Industry Act, 2011 and the Securities Industry Regulations, 2012. The prospectus has not been registered with the Securities Commission of The Bahamas, nor have any applications been made to exempt such offer from the filing of a prospectus with the Securities Commission of The Bahamas under the Securities Industries Act, 2011. No offer or sale of any securities of the issuer can be made in The Bahamas unless the offer of the securities is made by or through a firm which is registered with the Securities Commission of The Bahamas to engage in the business of dealing in securities in The Bahamas and in compliance with Bahamian Exchange Control Regulations.

Belize. The prospectus has not been registered in Belize, and the securities may not be offered or sold in or from within Belize to the general public in Belize unless the offer or sale is made by a person appropriately licensed or registered to conduct securities business in or from within Belize.

The securities may not be offered or sold to persons or entities deemed resident in Belize pursuant to the Exchange Control Regulations of Belize, unless the prior exchange control approval of the Central Bank of Belize is obtained; provided however, the said exchange control laws of Belize shall not apply to the following Belize persons or entities:

(a)	companies registered pursuant to the International Business Companies Act, Cap. 270 of the Laws of Belize that do not carry on business from an office or other fixed place of business within Belize, that are tax resident in a jurisdiction outside Belize and for which all revenue or income is derived outside Belize;

(b)	companies registered pursuant to the International Limited Liability Companies Act, 2011 (Belize);

(c)	foundations registered pursuant to the International Foundations Act, 2010 (Belize);

(d)	trustees of international trusts which have been registered pursuant to the Trusts Act, Cap. 202 of the Laws of Belize;

(e)	international banks duly licensed under the International Banking Act, Chapter 267 of the Laws Belize;

(f)	Qualified Retired Persons under the Retired Persons (Incentives) Act, Chapter 62 of the Laws of Belize; and

(g)	the Government of Belize including its ministries and departments.

Bermuda. THE SECURITIES MAY BE OFFERED OR SOLD IN BERMUDA ONLY IN COMPLIANCE WITH THE PROVISIONS OF THE INVESTMENT BUSINESS ACT 2003 OF BERMUDA. ADDITIONALLY, NON-BERMUDIAN PERSONS MAY NOT CARRY ON OR ENGAGE IN ANY TRADE OR BUSINESS IN BERMUDA UNLESS SUCH PERSONS ARE AUTHORIZED TO DO SO UNDER APPLICABLE BERMUDA LEGISLATION. ENGAGING IN THE ACTIVITY OF OFFERING OR MARKETING SECURITIES IN BERMUDA TO PERSONS IN BERMUDA MAY BE DEEMED TO BE CARRYING ON BUSINESS IN BERMUDA.

Bolivia. The prospectus is intended for informative purposes only. It should not be construed as a contract to engage in any type of transaction with regards to the securities and related financial products. The prospectus has been distributed to selected potential clients and should not be construed in any way as being offered to the general public or specific sectors within Bolivia.

Furthermore, this prospectus does not include securities (títulos valores) registered with the Registry of the Bolivian Securities Exchange, as those terms are defined by Bolivian Securities Law No. 1834. Accordingly, the

securities may not be publicly offered in Bolivia and neither the prospectus nor any other offering materials relating to the securities may be made available through a public offering in Bolivia. Neither the prospectus nor any other offering materials can be interpreted as an act of commerce as defined in Articles 4, 6 and 20 of the Bolivian Commerce Code.

Barclays Bank PLC does not conduct activities in Bolivia and is not authorized to conduct activities reserved by law for financial intermediary entities and/or brokerage firms in Bolivia. The products offered will be provided from Barclays Bank PLC's offices outside of Bolivia.

El prospecto tiene fines informativos únicamente. No debe interpretarse como un contrato para participar en ningún tipo de transacción con respecto a los Valores y productos financieros relacionados. El prospecto se ha distribuido a clientes potenciales seleccionados y no debe interpretarse de ninguna manera como una oferta al público en general o sectores específicos de Bolivia.

El prospecto no incluye títulos valores registrados en la Bolsa de Valores Boliviana, como estos términos se encuentran definidos por la Ley de Mercado de Valores de Bolivia No. 1834. En este sentido, los títulos valores no pueden ser ofertados públicamente en Bolivia, ni el prospecto ni ningún otro material de oferta relacionado con títulos valores puede ser puesto a disponibilidad a través de una oferta pública en Bolivia. El prospecto ni tampoco los materiales de oferta podrán interpretarse como un acto de comercio, tal como se lo define en los Artículos 4, 6 y 20 del Código de Comercio Boliviano.

Barclays Bank PLC’s no conduce en Bolivia ni se encuentra autorizado para conducir en Bolivia, actividades reservadas por ley a las entidades de intermediación financiera y/o agencias de bolsa. Los productos ofrecidos serán provistos desde las oficinas de Barclays Bank PLC fuera de Bolivia.

Brazil. The securities have not been, and will not be, registered with the Brazilian Securities and Exchange Commission (Comissão de Valores Mobiliários, or the “CVM”). The securities may not be offered or sold in Brazil, except in circumstances that do not constitute a public offering or unauthorized distribution of securities in Brazil or an undue solicitation of investors under Brazilian laws and regulations. Any documents or other materials relating to any offering of the securities, as well as the information contained herein, may not be supplied in Brazil as part of any public offering, unauthorized distribution or undue solicitation of investors, and may not be used in connection with any offer for subscription, sale, unauthorized distribution of the securities or undue solicitation of investors in Brazil.

British Virgin Islands. The distribution of the prospectus does not constitute a public offer within the meaning of the Securities and Investment Business Act 2010 of the British Virgin Islands, and the prospectus has not been registered with or approved by the Financial Services Commission or any other governmental or regulatory authority in the British Virgin Islands. Notwithstanding that Part II of the Securities and Investment Business Act, 2010 (“SIBA”) is not, as at the date of the prospectus, in force, the prospectus shall not be distributed to or received by any person in the Virgin Islands if the distribution of the prospectus to or receipt of the prospectus by that person shall constitute an offer of the securities to the public for the purposes of SIBA.

Cayman Islands. No invitation whether directly or indirectly may be made to the public in the Cayman Islands to subscribe for the securities.

Chile. Neither Barclays Bank PLC nor the securities will be registered in the Registro de Valores Extranjeros (Foreign Securities Registry) maintained by the Comisión para el Mercado Financiero de Chile (Chilean Financial Market Commission or “CMF”) and will not be subject to the supervision of the CMF. If such securities are offered within Chile, they will be offered and sold only pursuant to General Rule 336 of the CMF, an exemption to the registration requirements, or in circumstances which do not constitute a public offer of securities in Chile within the meaning of Article 4 of the Chilean Securities Market Law 18,045. The commencement date of the relevant offering is the one contained in the cover pages of the prospectus. The issuer has no obligation to deliver public information in Chile. These securities shall not be subject to public offering in Chile unless registered in the Foreign Securities Registry.

Barclays Bank PLC y los Valores no serán registrados en el Registro de Valores Extranjeros de la Comisión para el Mercado Financiero de Chile o “CMF” y no están sujetos a la fiscalización de la CMF. Si dichos Valores son ofrecidos dentro de Chile, serán ofrecidos y colocados sólo de acuerdo a la Norma de Carácter General 336 de la CMF, una excepción a la obligación de registro, o en circunstancias que no constituyan una oferta pública de valores en Chile según lo definido por el Artículo 4 de la Ley 18.045 de Mercado de Valores de Chile. La fecha de inicio de la presente oferta es la indicada en la portada del prospecto. El emisor no está obligado a entregar información pública en Chile. Los Valores no podrán ser objeto de oferta pública mientras no sean inscritos en el Registro de Valores Extranjeros de la CMF.

Colombia. The securities have not been, and will not be, registered in the National Securities and Issuers Registry (Registro Nacional de Valores y Emisores) of Colombia or traded on the Colombian Stock Exchange (Bolsa de Valores de Colombia). Therefore, the securities may not be publicly offered in Colombia or traded on the Colombian Stock Exchange.

The prospectus is for the sole and exclusive use of the addressee as an offeree in Colombia, and the prospectus shall not be interpreted as being addressed to any third party in Colombia or for the use of any third party in Colombia, including any shareholders, administrators or employees of the addressee.

The recipient of the securities acknowledges that certain Colombian laws and regulations (specifically foreign exchange and tax regulations) are applicable to any transaction or investment made in connection with the securities being offered and represents that it is the sole party liable for full compliance with any such laws and regulations.

Costa Rica. The securities are not intended for the Costa Rican public or the Costa Rican market and are not registered, and will not be registered, with the General Superintendence of Securities (the “SUGEVAL”) as part of any public offering of securities in Costa Rica. The prospectus relates to an individual, private offering that is made in Costa Rica in reliance upon an exemption from registration with the SUGEVAL granted by article 6 of the Regulations on the Public Offering of Securities (Reglamento de Oferta Pública de Valores). Because the securities are not part of any public offering of securities in Costa Rica, the securities are not covered by the supervision, disciplinary regime and protections afforded to local investors by the Securities Market Statute (Ley Reguladora del Mercado de Valores) with regards to the public offerings of securities, and the securities are not registered in the National Registry of Securities and Intermediaries (Registro Nacional de Valores e Intermediarios). The information contained in the prospectus is confidential, and the prospectus is not to be reproduced or distributed to third parties in Costa Rica. The offer shall not be advertised in mass media (i.e. radio, written press, television, internet or any other form of divulgement) in Costa Rica. No references to Costa Rica and Costa Rican investors shall be made in any advertising materials of any such offer. As this is a private offering of securities, any investor will not have access to ongoing reporting required by the regulations set forth by the National Council for Supervision of the Financial System (“CONASSIF”) and the SUGEVAL. Further, because this is not a public offering of securities registered in the National Registry of Securities and Intermediaries, any investor will not be able to trade the product in the secondary market.

Curacao. BARCLAYS BANK PLC HAS NOT APPLIED FOR DISPENSATION AS REFERRED TO IN ARTICLE 45(4) OF THE STATE ORDINANCE ON THE SUPERVISION OF BANKING AND CREDIT INSTITUTIONS (LANDSVERORDENING TOEZICHT BANK - EN KREDIETWEZEN, OR THE “STATE ORDINANCE”) IN RELATION TO THE SECURITIES OFFERED OR TO BE OFFERED UNDER THE PROSPECTUS. HENCE, THE SECURITIES DESCRIBED HEREIN MAY NOT, DIRECTLY OR INDIRECTLY, BE OFFERED, SOLD, TRANSFERRED OR DELIVERED AS PART OF THEIR INITIAL DISTRIBUTION, OR AT ANY TIME THEREAFTER, IN CURACAO, OTHER THAN TO INDIVIDUALS OR ENTITIES THAT DO NOT QUALIFY AS ‘THE PUBLIC’ WITHIN THE MEANING OF THE STATE ORDINANCE (I.E. TO INDIVIDUALS OR ENTITIES THAT QUALIFY AS A CREDIT INSTITUTION WITHIN THE MEANING OF ARTICLE 1 OF THE STATE ORDINANCE).

Dominican Republic. The prospectus does not constitute a qualifying public offer of securities under Stock Market Law 249-17 and under the regulations and directives approved by the Superintendence of Securities (SIV) and the National Securities Council and is an unregistered security in the territory of the Dominican Republic. The issuer is not an economic agent under the definitions of Law 249-17. Therefore, the issuer is neither subject to the registration procedures nor is bound by the disclosure of relevant information requirements established in the aforementioned regulation.

El Salvador. The recipient of the prospectus acknowledges that the prospectus has been provided upon the recipient’s request and under a private placement of securities. The securities are not, and will not be, registered in the Public Securities Registry (Registro Público Bursátil) and/or the Salvadoran Stock Exchange (Bolsa de Valores

de El Salvador). The securities are not, nor it will be, issued under the Securities Law (Ley del Mercado de Valores) and/or Investment Funds Law (Ley de Fondos de Inversión).

European Economic Area. Each underwriter, dealer or agent in connection with an offering of securities has represented and agreed, or will represent and agree, that it has not made and will not make an offer of securities to the public in a Member State of the European Economic Area (each, a “Member State”), except that it may make an offer of securities to the public in a Member State: (a) at any time to any legal entity which is a qualified investor as defined in the EU Prospectus Regulation; (b) at any time to fewer than 150 natural or legal persons (other than qualified investors as defined in the EU Prospectus Regulation), subject to obtaining the prior consent of the issuer or Barclays Capital Inc.; or (c) at any time in any other circumstances falling within Article 1(4) of the EU Prospectus Regulation; provided that no such offer of securities referred to in (a) to (c) (inclusive) above shall require the issuer or Barclays Capital Inc. to publish a prospectus pursuant to Article 3 of the EU Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the EU Prospectus Regulation.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, and the expression “EU Prospectus Regulation” means Regulation (EU) 2017/1129, as amended.

Prohibition of sales to EEA retail investors. The securities are not intended to be offered, sold or otherwise made available to, and should not be offered, sold or otherwise made available to, any retail investor in the European Economic Area (“EEA”). For these purposes, an EEA retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “EU Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “EU PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the European Economic Area has been prepared, and therefore offering or selling the securities or otherwise making them available to any retail investor in the European Economic Area may be unlawful under the EU PRIIPs Regulation.

Honduras. This communication and accompanying materials are intended solely for informational purposes and do not constitute (and should not be interpreted to constitute) the offering, selling, or conducting of business with respect to such securities, products or services in the jurisdiction of the addressee, or the conducting of any banking, brokerage, investment advisory or other similarly regulated activities in this jurisdiction. Neither Barclays Bank PLC nor the products, services or securities described herein are registered (or intended to be registered) in this jurisdiction. Furthermore, neither Barclays Bank PLC nor the products, services, securities or activities described herein are regulated or supervised by any governmental or similar authority in this jurisdiction. The information provided is private, confidential and is provided by Barclays Bank PLC only for the exclusive use of the addressee. The materials must not be publicly distributed and any use of them by anyone other than the addressee is not authorized. The addressee is required to comply with all applicable laws in this jurisdiction, including, without limitation, tax laws and exchange control regulations, if any.

Israel. No action has been, or will be, taken in Israel that would permit an offering of the securities or a distribution of the securities to the public in Israel. In particular, the securities have not been reviewed or approved by the Israel Securities Authority. The securities are being offered exclusively to “Qualified Investors” enumerated in Appendix A of the Israeli Securities Law, 1968 (each such offeree, a “Permitted Offeree” and the “Securities Law”, respectively) who have confirmed and agreed in writing to their being "Qualified Investors" and to be treated as “Qualified Investors". Any Permitted Offeree who purchases the securities is purchasing such securities for its own account and not with the aim or intention of distributing or offering such securities to other parties. Accordingly, the prospectus may not be distributed by its recipient or used for any purpose other than the purpose for which it was presented to its recipient. Nothing in the prospectus should be considered or treated as investment advice, as defined in the Regulation of Investment Advisory, Investment Marketing and Portfolio Management Law, 1995. Each investor should obtain specific independent advice, tailored to such investor’s specific circumstances and needs.

Mexico. The securities have not been, and will not be, registered with the National Securities Registry maintained by the Mexican National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores) and, therefore, the securities may not be publicly offered or sold nor be the subject of intermediation in Mexico, publicly or otherwise, except that the securities may be offered in Mexico to investors that qualify as institutional or accredited investors pursuant to the private placement exception set forth in Article 8 of the Mexican Securities Market Law.

Nicaragua. The securities have not and will not be authorized or registered for public offering with the Superintendent of Banks and Other Financial Institutions (Superintendencia de Bancos y Otras Instituciones Financieras) or the Nicaraguan Stock Exchange (Bolsa de Valores de Nicaragua) because they will not be offered, placed, distributed commercialized or negotiated to the public in Nicaragua. The securities shall not be offered or sold to any person in an open market by means of mass communication media or any other mean of massive disclosure in Nicaragua. Nothing in the prospectus or any other documents, information or communications related to the securities shall be interpreted as containing any offer or invitation to, or solicitation of, any such distribution, placement, sale, purchase or other transfer of the securities in Nicaragua.

Panama. THE SECURITIES AS WELL AS THEIR OFFER, SALE OR THEIR TRADING PROCEDURES HAVE NOT BEEN AND WILL NOT BE REGISTERED WITH THE SUPERINTENDENCY OF CAPITAL MARKETS OF THE REPUBLIC OF PANAMA. THESE SECURITIES ARE EXEMPT FROM REGISTRATION PURSUANT TO ARTICLE 129, ITEM 3 OF THE UNIFIED TEXT OF THE LAW DECREE N°. 1 OF JULY 8, 1999, AS AMENDED FROM TIME TO TIME, (THE “PANAMANIAN SECURITIES ACT”). AS A RESULT, THE SECURITIES DO NOT BENEFIT FROM THE TAX INCENTIVES PROVIDED BY ARTICLES 334 THROUGH 336 OF THE PANAMANIAN SECURITIES ACT AND ARE NOT SUBJECT TO REGULATION OR SUPERVISION BY THE SUPERINTENDENCY OF CAPITAL MARKETS OF THE REPUBLIC OF PANAMA.

Paraguay. The securities and the information contained in the prospectus have not been and will not be registered with or approved by the Paraguayan Securities Exchange Commission (“CNV” for its meaning in Spanish of Comisión Nacional de Valores). Accordingly, the securities may not be and will not be publicly offered in or into Paraguay. The Issuer is not registered with the CNV either. Consequently, any transaction involving the securities within Paraguay must be done in a manner that does not constitute a public offering of the securities under Paraguayan laws.

Law No. 5810/2017 on Securities Market and Regulation No. 30/2021 of the CNV establish that any offer to carry out any legal action with regard to securities made to a general audience or to a particular group, personally or via any means of communication, will be deemed to be a public offering of securities. Therefore, any action that would constitute a public offering of the securities or distribution of any offering materials in relation to the securities (even if it is done on a private one-on-one basis) is prohibited without previous registration with the CNV. Relevant regulation does not distinguish between activities made on-shore or off-shore. Consequently, the restrictions will apply, and licensing requirements will be triggered whether an offering is made in or into Paraguay.

This does not constitute a public offering of securities or other financial products. You acknowledge that the securities and financial products offered herein were issued outside of Paraguay and not publicly offered in or into Paraguay. Consequently, you acknowledge that any legal matter arising from any offering of the securities shall not be submitted to any Paraguayan government authority. You acknowledge that the Paraguayan Deposit Insurance legislation does not insure investments in the offered securities. The Paraguayan Central Bank (Banco Central del Paraguay), the CNV and the Paraguayan Banking Superintendence (Superintendencia de Bancos del Banco Central del Paraguay) do not regulate any offering of the securities or any obligations that may arise from such offering. You should make your own decision whether any offering meets your investment objectives and risk tolerance level. You understand that securities that are not registered in the CNV do not enjoy tax benefits in Paraguay, are not negotiable through the local Stock Exchange, are not covered by Paraguayan laws nor supervised by CNV.

Los Valores y la información contenida en este Circular de Oferta no han sido ni serán registrados en o aprobados por la Comisión Nacional de Valores de Paraguay (“CNV”). Por lo tanto, los Valores no pueden ser ni serán ofertados públicamente en o dentro de Paraguay. El Emisor tampoco se encuentra registrado ante la CNV. En consecuencia, cualquier transacción relacionada con los Valores en o dentro de Paraguay debe realizarse de una manera que no constituya una oferta pública de valores bajo la legislación paraguaya.

La ley No. 5810/2017 del Mercado de Valores y la Resolución No. 30/2021 de la CNV establecen que cualquier oferta para efectuar cualquier acto jurídico con respecto a valores realizada al público en general o a grupos determinados, mediante ofrecimientos personales o por cualquier medio de comunicación, constituye una oferta pública de valores. Por consiguiente, cualquier acto que consituiría una oferta pública de valores o la distribución de cualquier material de oferta con relación a los Valores se encuentra prohibida sin registro previo ante la CNV. La legislación aplicable no distingue entre las actividades realizadas fuera o dentro de la jurisdicción. Por tanto, las restricciones son aplicables, y los requerimientos de registro ante la CNV se activarán si se realiza la oferta en o dentro de Paraguay.

Esta oferta no constituye el ofrecimiento público de valores u otros productos y servicios financieros en Paraguay. Ud. reconoce que los valores y los productos financieros ofrecidos por este medio fueron emitidos fuera del Paraguay y no fueron objeto de una oferta pública en o dentro de Paraguay. Consecuentemente, Ud. acepta que cualquier disputa o conflicto legal que surja en virtud de esta oferta no será sometida a autoridad pública paraguaya alguna. Asimismo, Ud. reconoce que la Ley de Garantía de Depósitos no cubre los productos ofrecidos por este medio, ni los activos y fondos transferidos a estos efectos. El Banco Central del Paraguay, la CNV del Paraguay, y la Superintendencia de Bancos del Banco Central del Paraguay no regulan la oferta de estos valores ni las obligaciones que pudieran surgir como consecuencia de dicha oferta. Ud. debe evaluar si la presente oferta cumple con sus objetivos de inversión y niveles de tolerancia de riesgos. Ud. entiende que los valores que no se encuentran registrados ante la CNV no cuentan con exenciones impositivas en Paraguay, no son negociables en la Bolsa de Valores Local, no están protegidos por las leyes paraguayas ni se encuentran supervisados por la CNV.

Peru. General Notice for Private Offer: The main body of law in Peru relating to the offer and sale of securities in Peru is the Ley del Mercado de Valores approved by Legislative Decree N° 861 (the “Securities Market Law”), and the regulatory agency responsible for interpreting and enforcing such law is the Peruvian Capital Markets Superintendency or (Superintendencia del Mercado de Valores or “SMV”).

The Securities Market Law generally applies to public offerings of securities and its issuers, securities offered in public offerings, broker-dealers, stock exchanges, clearing and settlement companies, securitization companies, mutual funds, investment funds and other participants of the securities market. The performance of a public offering in Peru requires the prior registration of the securities and an offering document within the Registro Público del Mercado de Valores (the “Securities Market Public Registry”) administrated by the SMV.

The securities and the information contained in the prospectus have not been, and will not be, registered by the Peruvian Capital Markets Superintendency or the Lima Stock Exchange (Bolsa de Valores de Lima or “BVL”). Accordingly, the securities cannot be offered or sold in Peru, except if such offering is considered a private offering under the securities laws and regulations of Peru. Private placements of securities are not specifically regulated under the laws of Peru, and do not need to be registered in the Securities Market Public Registry. The Peruvian securities market law establishes, among other things, that any particular offer may qualify as private if it is directed exclusively to institutional investors. In this case, the securities purchased shall not be resold to third parties within one year following the closing of the sale of the initial offering, unless the sale is made to another institutional investor or the securities are previously registered in the Securities Market Public Registry.

Notice to Private Pension Funds and Insurance Companies in Peru: Peruvian Private Pension Funds (Administradoras Privadas de Fondos de Pensiones) and Peruvian Insurance Companies (Compañías de Seguros) in Peru should seek their own specific legal advice as to the eligibility of the securities and legal, financial and technical advice as to their capacity to acquire the securities in compliance with the limits set out by applicable Peruvian law or any requirements of prior or post authorization and/or eligibility that must be filed with the Peruvian Banking, Insurance and Private Pension Fund Administrators Superintendency (Superintendencia de Banca, Seguros y Administradoras Privadas de Fondos de Pensiones or “SBS”).

In particular, to acquire securities that incorporate derivatives or alternative instruments in their structure or alternative instruments offered by alternative funds, Peruvian Private Pension Funds should follow the eligibility requirements prescribed in Regulation for the Investment of Pension Funds Abroad in order to make the securities eligible for investment by such entities, as required by Peruvian law.

Other institutional investors, as defined by Peruvian legislation, must rely on their own examination of the terms of the offering of the securities to determine their ability to invest in them.

Sint Maarten. BARCLAYS BANK PLC HAS NOT APPLIED FOR DISPENSATION AS REFERRED TO IN ARTICLE 45 (2) OF THE STATE ORDINANCE ON THE SUPERVISION OF BANKING AND CREDIT INSTITUTIONS (LANDSVERORDENING TOEZICHT BANK- EN KREDIETWEZEN, OR THE “STATE ORDINANCE”) IN RELATION TO THE SECURITIES OFFERED OR TO BE OFFERED UNDER THE PROSPECTUS. HENCE, THE SECURITIES DESCRIBED HEREIN MAY NOT, DIRECTLY OR INDIRECTLY, BE OFFERED, SOLD, TRANSFERRED OR DELIVERED AS PART OF THEIR INITIAL DISTRIBUTION OR AT ANY TIME THEREAFTER, IN SINT MAARTEN, OTHER THAN TO INDIVIDUALS OR ENTITIES THAT DO NOT QUALIFY AS ‘THE PUBLIC’ WITHIN THE MEANING OF THE STATE ORDINANCE (I.E. TO INDIVIDUALS OR ENTITIES THAT QUALIFY AS A CREDIT INSTITUTION WITHIN THE MEANING OF ARTICLE 1 OF THE STATE ORDINANCE).

Switzerland. The securities may not be distributed to retail investors in Switzerland. The prospectus shall not be dispatched, copied to or otherwise made available to, and the securities may not be offered for sale to any person in Switzerland, except to Professional and Institutional Investors as defined in article 4 (3) and (4) of the Swiss Federal Financial Services Act (“FinSA”), i.e. to (a) financial intermediaries according to the Swiss Federal Banking Act of 8 November 1934, the Swiss Federal Financial Institutions Act of 15 June 2018 and the Swiss Federal Collective Investment Scheme Act, (b) insurance institutions according to the Swiss Federal Insurance Supervision Act, (c) foreign clients who are under prudential supervision similar to (a) and (b), (d) central banks, (e) public entities with professional treasury department, (f) retirement benefits institutions with professional treasury department (g) companies with professional treasury department, (h) large companies (as defined below) or (i) investment structures with professional treasury department established for high net worth retail investors.

Large companies are defined in Art 4 (5) FinSA as companies which exceed two of the following criteria: (i) balance sheet total of CHF 20 million; (ii) sales revenue of CHF 40 million; (iii) shareholder’s equity of CHF 2 million. High net worth retail investors and investment structures established for such investors can confirm in writing to be professional investors (opting-out), Art 5 (1) FinSA. High net worth retail investors are defined in Art 5 (2) FinSA as individuals who provide evidence that (i) based on his/her education and his/her professional experience or based on a comparable experience in the financial sector, he/she has the necessary know-how, to understand the risks connected to the investment in the securities and who has financial assets of at least CHF 500,000 at his/her disposal, or (ii) who has financial assets of at least CHF 2 million at his/her disposal. Professional investors who are not Institutional Investors can confirm in writing to be retail investors (opting-in).

The prospectus is not a prospectus according to Art 35 et seq. FinSA nor a simplified prospectus according to Art 5 of the Swiss Act on Collective Investment Schemes (“CISA”). The securities do not constitute an investment in a collective investment scheme and are not subject to the CISA nor to the supervision of the Swiss Financial Market Supervisory Authority FINMA.

Uruguay. The sale of the securities qualifies as a private placement pursuant to section 2 of Uruguayan law 18.627. Each distributor of the securities represents and agrees that it has not offered or sold, and will not offer or sell, any securities to the public in Uruguay, except in circumstances which do not constitute a public offering or distribution under Uruguayan laws and regulations. The securities are not and will not be registered with the Central Bank of Uruguay to be publicly offered in Uruguay.

United Kingdom. Each underwriter, dealer or agent in connection with an offering of securities has represented and agreed, or will represent and agree, that it has not made and will not make an offer of securities to the public in the United Kingdom (“UK”), except that it may make an offer of such securities to the public in the United Kingdom: (a) at any time to any legal entity which is a qualified investor as defined in Article 2 of the UK Prospectus Regulation; (b) at any time to fewer than 150 natural or legal persons (other than qualified investors as defined in Article 2 of the UK Prospectus Regulation) in the United Kingdom, subject to obtaining the prior consent of Barclays Capital Inc. or the issuer; or (c) at any time in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000 (as amended, the “FSMA”); provided that no such offer of securities referred to in (a) to (c) (inclusive) above shall require the issuer or Barclays Capital Inc. to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”).

Other regulatory restrictions: Each underwriter, dealer or agent in connection with an offering of securities to be distributed in the United Kingdom has represented and agreed, or will represent and agree, that:

(a)	Financial Promotion: it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any securities in circumstances in which section 21(1) of the FSMA would not, if it was not an authorised person, apply to the issuer; and

(b)	General Compliance: it has complied and will comply with all applicable provisions of the FSMA and the Financial Conduct Authority Handbook with respect to anything done by it in relation to any securities in, from or otherwise involving the United Kingdom.

Prohibition of sales to UK retail investors. The securities are not intended to be offered, sold or otherwise made available to, and should not be offered, sold or otherwise made available to, any retail investor in the United Kingdom (“UK”). For these purposes, a UK retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA (as amended, the “UK Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of UK domestic law by virtue of the EUWA (as amended, the “UK PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the United Kingdom has been prepared, and therefore offering or selling the securities or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

Venezuela. Pursuant to the Venezuelan Securities Market Act, no public offering of securities can be made in the country without the prior authorization from, and registration with, the National Securities Superintendency (Superintendencia Nacional de Valores). There is no such authorization or registration with regards to the prospectus and there is no intention to make a public offering of securities in Venezuela.

USE OF PROCEEDS AND HEDGING

Unless otherwise specified in the applicable pricing supplement, we will use the net proceeds we receive from the issue and subscription of the securities for general corporate purposes. We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the securities as described below.

On or prior to the issue and subscription of the securities, we or our affiliates expect to enter into hedging transactions to hedge some or all of our anticipated exposure by, for example, taking or modifying positions in the reference assets and listed or over-the-counter options on the reference assets. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into.

In this regard, we or our affiliates may, throughout the life of the securities:

•	acquire or dispose of long or short positions in listed or over-the-counter options, futures or other instruments linked to the reference asset,

•	acquire or dispose of long or short positions in the reference assets or components of the reference assets,

•	acquire or dispose of long or short positions in listed or over-the-counter options, futures or other instruments designed to track the performance of the reference assets or their components, or

•	any other transaction or arrangement.

We or our affiliates may acquire a long or short position in securities similar to the securities from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge on or before a valuation date. That step may involve sales or purchases of some or all of the components of the reference asset, or listed or over-the-counter options, futures or other instruments linked to the reference assets or their components.

The hedging activity discussed above may adversely affect the market value of the securities from time to time. This hedging activity may result in a profit that is more or less than expected, or it may result in a loss. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the securities declines. We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. See “Risk Factors” in this prospectus supplement for a discussion of these adverse effects.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion supersedes the discussion set forth in “Tax Considerations—U.S. Taxation” in the accompanying prospectus. The following is a general discussion of material U.S. federal income tax consequences of the ownership and disposition of notes. It applies to you if you hold notes as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances, including alternative minimum tax consequences and the application of the “Medicare contribution tax” on investment income, the special tax accounting rules under Code Section 451(b), as well as the different consequences that may apply if you are subject to special treatment under the U.S. federal income tax laws, such as:

•	a financial institution;

•	an insurance company;

•	a “regulated investment company” as defined in Code Section 851;

•	a “real estate investment trust” as defined in Code Section 856;

•	a tax-exempt entity, including an “individual retirement account” or “Roth IRA” as defined in Code Section 408 or 408A, respectively;

•	a dealer in securities;

•	a person holding a note as part of a hedging transaction, “straddle,” conversion transaction or integrated transaction, or who has entered into a “constructive sale” with respect to a note;

•	a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar;

•	a former citizen or resident of the United States;

•	a trader in securities who elects to apply a mark-to-market method of tax accounting; or

•	a partnership or other entity classified as a partnership for U.S. federal income tax purposes.

If you are a partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment of your partners will generally depend on the status of the partners and your activities.

We will not attempt to ascertain whether any entity the stock of which either is or is included in a reference asset would be treated as a “passive foreign investment company” (a “PFIC”) within the meaning of Code Section 1297 or as a “United States real property holding corporation” (a “USRPHC”) within the meaning of Code Section 897. If any such entity were so treated, certain adverse U.S. federal income tax consequences might apply, to a U.S. Holder (as defined below) in the case of a PFIC, or to a Non-U.S. Holder (as defined below) in the case of a USRPHC, upon the sale, exchange or retirement of the notes. You should refer to information filed by such entities with the Securities and Exchange Commission or an equivalent governmental authority and consult your tax advisor regarding the possible consequences to you if any such entity is or becomes a PFIC or a USRPHC.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date of this prospectus supplement, all of which are subject to change, possibly with retroactive effect. The effects of any applicable state, local, or foreign tax laws are not discussed. You should consult your tax advisor concerning the application of U.S. federal income and estate tax laws to your particular situation (including the possibility of alternative treatments of your notes), as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

This discussion does not address the U.S. federal income tax consequences of the ownership or disposition of any reference asset or other property that you may receive at maturity or otherwise pursuant to the terms of your notes. You should consult your tax advisor regarding the potential U.S. federal income tax consequences of the ownership and disposition of any reference asset. This discussion also does not address notes linked to one or more foreign currencies (other than certain notes denominated in a foreign currency), the tax treatment of which will be specified in the applicable pricing supplement. In addition, the discussion does not address the tax consequences of the purchase, beneficial ownership and disposition of warrants, the consequences of which will be described in the applicable pricing supplement.

Tax Treatment of the Notes

The tax treatment of the notes for U.S. federal income tax purposes will depend upon the facts at the time of the relevant offering. At the time of the relevant offering, we may seek an opinion of counsel regarding the tax consequences of the ownership and disposition of the notes. In this event, whether or not counsel is able to opine regarding the correctness of the treatment we intend to apply to a particular offering of notes, we generally expect that counsel will be able to opine that the tax consequences described in the applicable sections below are the relevant tax consequences of owning and disposing of the notes if that treatment is respected, and to describe certain tax consequences that may apply if it is not respected.

The following discussion assumes the treatment described in the applicable section below is respected, except where otherwise indicated. The relevant pricing supplement may indicate other issues applicable to a particular offering of notes.

Tax Consequences to U.S. Holders

The following discussion applies to you if you are a “U.S. Holder” of a note. You are a “U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a note that is:

•	a citizen or individual resident of the United States;

•	a corporation or other entity taxable as a corporation created or organized under the laws of the United States, any state therein or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Notes Treated as Indebtedness for U.S. Federal Income Tax Purposes

The following discussion applies to notes properly treated as indebtedness for U.S. federal income tax purposes, and so will not apply to notes described below under “—Notes Treated as Prepaid Forward or Derivative Contracts,” “—Notes Treated as Prepaid Forward or Derivative Contracts with Associated Coupons,” “—Notes Treated as Prepaid Forward or Derivative Contracts with Associated Contingent Coupons,” and “—Notes Treated as Put Options and Deposits,” or if otherwise stated in an applicable pricing supplement.

The relevant pricing supplement will indicate whether we intend to treat your notes as “OID Notes,” “VRDIs,” “CPDI Notes,” or “foreign currency notes,” and may also disclose our or our counsel’s comfort on this treatment (if any), as well as possible alternative treatments.

Notes with a Term of Not More than One Year

The following discussion applies to notes with a term of not more than one year (including either the issue date or the last possible date that the notes could be outstanding pursuant to their terms, but not both), to which we refer as “short-term obligations.” The following discussion does not apply to short-term obligations denominated in a specified currency other than the U.S. dollar, the tax treatment of which will be described in the relevant pricing supplement.

Generally, a short-term obligation is treated for U.S. federal income tax purposes as issued at a discount equal to the difference between the payments due thereon and the instrument’s issue price, and this discount is treated as interest income when received or accrued, in accordance with your method of tax accounting. There is no authority, however, regarding the accrual of discount on short-term obligations that provide for contingent payments, and no ruling will be requested from the IRS with respect to these notes. As a result, several aspects of the U.S. federal income tax consequences of an investment in these notes are uncertain, as discussed below.

Tax Treatment Prior to Maturity. If you are a cash-method holder, you will not be required to recognize income with respect to the notes prior to maturity, other than with respect to amounts received as stated interest, if any, or received pursuant to a sale or exchange, as described below. You may, however, elect to accrue discount into income on a current basis, in which case you would be subject to the rules described in the following paragraph. Generally, a cash-method owner of a short-term obligation that does not make this election is required to defer deductions with respect to any interest paid on indebtedness incurred to purchase or carry the short-term obligation, to the extent of accrued discount that the owner has not yet included in income (or accounted for in connection with a sale or exchange of the obligation). As noted above, however, there is no authority regarding the accrual of discount on short-term obligations such as the notes. It is therefore unclear how, if at all, the rules regarding deferral of interest deductions would apply to your notes.

Generally, accrual-method owners and certain other owners of a short-term obligation (including electing cash-method owners) are required to accrue discount on the obligation into income on a straight-line basis, unless they elect to accrue the discount on a constant-yield basis based on a compounding of interest. As noted above, however, there is no authority regarding the accrual of discount on short-term obligations such as the notes. Consequently, the timing and amounts of the discount to be accrued on these notes is generally unclear. If the overall amount of discount that will be received has become fixed (or the likelihood of this amount not being a fixed amount has become remote) prior to maturity, it is likely that the amount of discount to be accrued will be determined based on the fixed amount.

Tax Treatment upon Sale, Exchange or Redemption. Upon a sale or exchange of a note (including redemption at maturity), you will recognize gain or loss in an amount equal to the difference between the amount you receive and your adjusted basis in the note. Your adjusted basis in the note will equal the amount you paid to acquire the note, increased by any discount that you have previously included in income but not received. The amount of any resulting loss will be treated as a capital loss. A loss may be subject to special reporting requirements if it exceeds certain thresholds, although this is unclear. Gain resulting from redemption at maturity should be treated as ordinary interest income.

Generally, in the case of a cash-method owner of a short-term obligation who has not elected an accrual method of accounting, gain recognized on a sale or exchange prior to maturity is treated as ordinary interest income in an amount not exceeding the accrued but unpaid discount. As noted above, however, there is no authority regarding the accrual of discount on short-term obligations such as the notes. If the overall amount of discount that will be received at maturity has become fixed (or the likelihood of this amount not being a fixed amount has become remote) prior to the sale or exchange, it is likely that the portion of a cash-method U.S. Holder’s gain on the sale or exchange that will be treated as accrued discount (and, therefore, taxed as interest income) will be determined based on the fixed amount. If you are a cash-method U.S. Holder, any portion of gain attributable to fixed but unpaid stated interest will be treated as interest income to you.

Generally, in the case of an owner that is subject to an accrual method of accounting, gain recognized on a sale or exchange of a short-term obligation will be short-term capital gain, because accrued discount will already have been included in the owner’s income. As noted above, however, there is no authority regarding the accrual of discount on short-term obligations such as the notes. Consequently, there is uncertainty regarding what portion, if any, of gain recognized upon the sale or exchange of a note prior to maturity by a U.S. Holder subject to an accrual method of accounting will be treated as short-term capital gain. Notwithstanding this uncertainty, if you are subject to an accrual method of accounting, you will recognize interest income no later than, and in an amount not less than, if the notes were subject to cash-method accounting.

Notes with a Term of More than One Year

If the term of the notes (including either the issue date or the last possible date that the notes could be outstanding pursuant to their terms, but not both) is more than one year, the following discussion applies.

We expect to treat notes with a term of more than one year that provide for interest payments at least annually at a variable rate as either “contingent payment debt instruments” or “variable rate debt instruments,” depending on the terms of the particular offering. In either case, we expect that there will be some risk that the Internal Revenue Service (“IRS”) could determine that our treatment of these notes was incorrect. For example, if we treat notes as variable rate debt instruments, we expect that there will be some risk that the IRS could determine that they were in fact contingent payment debt instruments, or vice versa. Any such determination could have adverse U.S. federal income tax consequences for you.

The tax consequences of notes properly treated as “contingent payment debt instruments” are described exclusively in the section entitled “—Contingent Payment Debt Instruments,” below.

Payments of Interest

Interest paid on the notes will be taxable to you as ordinary income at the time it accrues or is received in accordance with your method of tax accounting, provided that the interest is “qualified stated interest” (as defined below under “—Original Issue Discount Notes”). Special rules apply to the treatment of interest paid with respect to certain notes, as described under “—Original Issue Discount Notes,” “—Foreign Currency Notes,” and “—Variable Rate Debt Instruments,” below.

Original Issue Discount Notes

A note that has an “issue price” that is less than its “stated redemption price at maturity” will be considered to have been issued with original issue discount (“OID”) for federal income tax purposes unless the note satisfies a de minimis threshold (as described below). We refer to these notes as “OID Notes.”

The “issue price” of a note will be the first price at which a substantial amount of the notes is sold to the public (not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). The “stated redemption price at maturity” of a note generally will equal the sum of all payments required under the note other than payments of “qualified stated interest.” “Qualified stated interest” is stated interest unconditionally payable in cash or in property (other than in debt instruments of the issuer) at least annually during the entire term of the note and equal to the outstanding principal balance of the note multiplied by a single fixed rate of interest. In addition, qualified stated interest includes, among other things, stated interest on a “variable rate debt instrument” that is unconditionally payable at a single qualified floating rate of interest or at a rate that is (among other things) determined pursuant to a single fixed formula based on objective financial or economic information. A rate generally is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous fluctuations in the cost of newly borrowed funds in the currency in which the note is denominated.

If the difference between a note’s stated redemption price at maturity and its issue price is less than a de minimis amount, i.e., generally, 1/4 of 1% of the stated redemption price at maturity multiplied by the number of complete years from issuance to maturity (or, in certain circumstances, the weighted average maturity), the note will not be considered to have OID. If you hold notes with a de minimis amount of OID, you will include this OID in income, as capital gain, on a pro rata basis as principal payments are made on the notes.

You will be required to include OID in income for federal income tax purposes as it accrues in accordance with a constant-yield method based on a compounding of interest, regardless of whether cash attributable to this income is received. Under this method, you generally will be required to include in income increasingly greater amounts of OID in successive accrual periods.

You may make an election to include in gross income all interest that accrues on any note treated as indebtedness (including stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) in accordance with a constant-yield method based on a compounding of interest (a “constant-yield election”).

Optional Redemptions

We may have an unconditional option to redeem, or holders may have an unconditional option to require us to redeem, a note prior to its stated maturity date. Under applicable regulations, if we have an unconditional option, or holders have an unconditional option to require us, to redeem a note prior to its stated maturity date, this option will be presumed to be exercised or not exercised if, by utilizing any date on which the note may be redeemed as the maturity date and the amount payable on that date in accordance with the terms of the note as the stated redemption price at maturity, the yield on the note would be lower (in case of our option) or higher (in case of a holder’s option) than its yield to maturity. If an option is not in fact exercised contrary to the above-described assumptions, the note will be treated solely for purposes of calculating OID as if it were redeemed, and a new note will be treated as issued, on the presumed exercise (or non-exercise) date for an amount equal to the note’s adjusted issue price on that date. The adjusted issue price of an OID note is defined as the sum of the issue price of the note and the aggregate amount of previously accrued OID, less any prior payments other than payments of qualified stated interest.

Market Discount

If you purchase a note for an amount that is less than its stated redemption price at maturity or, in the case of an OID Note or OID VRDI Note (as defined herein under “—Variable Rate Debt Instruments”), its adjusted issue price, the amount of the difference will be treated as market discount for federal income tax purposes, unless this difference is less than a specified de minimis amount.

You will be required to treat any principal payment (or, in the case of an OID Note or OID VRDI Note, any payment that does not constitute qualified stated interest) on, or any gain on the sale, exchange or redemption of a note, including disposition in certain nontaxable transactions, as ordinary income to the extent of the market discount accrued on the note at the time of the payment, sale, exchange or redemption unless this market discount has been previously included in income pursuant to an election to include market discount in income as it accrues, or pursuant to a constant-yield election as described under “—Original Issue Discount Notes” above. If the note is disposed of in one of certain nontaxable transactions, accrued market discount will be includible as ordinary income as if you had sold the note in a taxable transaction at its then fair market value. Unless you elect to include market discount in income as it accrues, you generally will be required to defer deductions with regard to any interest paid on indebtedness incurred to purchase or carry the notes in an amount not exceeding the accrued market discount that has not yet been included in income.

If you make a constant-yield election for a note with market discount, that election will result in a deemed election for all market discount bonds acquired on or after the first day of the first taxable year to which that election applies.

Acquisition Premium and Amortizable Bond Premium

If you purchase a note for an amount that is greater than the note’s adjusted issue price but less than or equal to the sum of all amounts payable on the note after the purchase date, other than payments of qualified stated interest, you will be considered to have purchased the note at an acquisition premium. Under the acquisition premium rules, the amount of OID that you must include in gross income with respect to the note for any taxable year will be reduced by the portion of acquisition premium properly allocable to that year.

If you purchase a note for an amount that exceeds the sum of all amounts payable on the note after the acquisition date, other than payments of qualified stated interest, you will be considered to have purchased the note with amortizable bond premium equal to that excess. The holder may elect to amortize this premium, using a constant-yield method, over the remaining term of the note (where the note is not optionally redeemable prior to its maturity date). If the note may be optionally redeemed prior to maturity, the amount of amortizable bond premium is determined by substituting the call date for the maturity date and the call price for the amount payable at maturity only if the substitution results in a smaller amount of premium attributable to the period before the redemption date.

If you elect to amortize bond premium, you generally may use the amortizable bond premium allocable to an accrual period to offset qualified stated interest otherwise required to be included in income with respect to the note in that accrual period. In addition, you will not be required to include any OID in income with respect to the notes. If you elect to amortize bond premium, you must reduce your tax basis in the note by the amount of the premium amortized in any year. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired and may be revoked only with the consent of the IRS.

If you make a constant-yield election (as described under “—Original Issue Discount Notes” above) for a note with amortizable bond premium, that election will result in a deemed election to amortize bond premium for all of your debt instruments with amortizable bond premium.

Sale, Exchange or Redemption of the Notes

Upon a sale or exchange of a note (including redemption of a note at maturity), you will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or redemption and your adjusted tax basis in the note. For these purposes, the amount realized does not include any amount attributable to accrued qualified stated interest on the note. Amounts attributable to accrued qualified stated interest are treated as described under “—Payments of Interest” above. Your adjusted tax basis in a note will generally equal the cost of the note, increased by the amounts of any market discount and OID previously included in income with respect to the note and reduced by any amortized premium and any principal payments received and by the amounts of any other payments that do not constitute qualified stated interest.

Except as described below, gain or loss realized on the sale, exchange or redemption of a note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or redemption the note has been held for more than one year. Exceptions to this general rule apply to the extent of any accrued market discount. See “—Market Discount” above. In addition, other exceptions to this general rule apply in the case of foreign currency notes. See “—Foreign Currency Notes” below. Gain or loss, if any, will generally be U.S.-source income for purposes of computing your foreign tax credit limitation.

Foreign Currency Notes

The following discussion summarizes the principal U.S. federal income tax consequences if you are a U.S. Holder of notes that are denominated in a specified currency other than the U.S. dollar, which we refer to as “foreign currency notes.” The tax treatment of foreign currency-linked notes, and notes the payment of interest or principal on which are payable in more than one currency will be specified in the relevant pricing supplement.

The rules applicable to foreign currency notes could require some or all gain or loss on the sale or exchange of a foreign currency note (including redemption of the foreign currency note at maturity) to be recharacterized as ordinary income or loss. The rules applicable to foreign currency notes are complex, and their application may depend on your particular U.S. federal income tax situation. For example, various elections are available under these rules, and whether you should make any of these elections may depend on your particular federal income tax situation. You should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in your foreign currency notes.

If you use the cash method of accounting and receive a payment of qualified stated interest (or proceeds from a sale, exchange or other disposition attributable to accrued qualified stated interest) in a foreign currency with respect to a foreign currency note, you will be required to include in income the U.S. dollar value of the foreign currency payment (determined based on a spot rate on the date the payment is received) regardless of whether the payment is in fact converted to U.S. dollars at the time, and this U.S. dollar value will be your tax basis in the foreign currency. A cash-method holder who receives a payment of qualified stated interest in U.S. dollars pursuant to an option available under that note will be required to include the amount of this payment in income upon receipt.

An accrual-method U.S. Holder will be required to include in income the U.S. dollar value of the amount of interest income (including OID or market discount, but reduced by acquisition premium and amortizable bond premium, to the extent applicable) that has accrued and is otherwise required to be taken into account with respect to a foreign currency note during an accrual period. The U.S. dollar value of the accrued income will be determined by translating the income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. You will recognize ordinary income or loss (which will not be treated as interest income or expense) with respect to accrued interest income on the date the interest payment or proceeds from the sale or exchange attributable to accrued interest is actually received. The amount of ordinary income or loss recognized will equal the difference between (i) the U.S. dollar value of the foreign currency payment received (determined on the date the payment is received) in respect of the accrual period (or, where you receive U.S. dollars, the amount of the payment in respect of the accrual period) and (ii) the U.S. dollar value of interest income that has accrued during the accrual period (as determined above). Rules similar to these rules apply in the case of a cash-method taxpayer required to currently accrue OID or market discount.

If you use the accrual method of accounting, you may elect to translate interest income (including OID) into U.S. dollars at the spot rate on the last day of the interest accrual period (or, in the case of a partial accrual period, the spot rate on the last day of the taxable year) or, if the date of receipt is within five business days of the last day of the interest accrual period, the spot rate on the date of receipt. If you make this election, you must apply it consistently to all debt instruments from year to year and may not change the election without the consent of the IRS.

OID, market discount, acquisition premium and amortizable bond premium on a foreign currency note will be determined in the relevant foreign currency. If you elect to include market discount in income currently, the amount of market discount will be determined for any accrual period in the relevant foreign currency and then translated into U.S. dollars on the basis of the average rate in effect during the accrual period. Foreign currency gain or loss realized with respect to the accrued market discount will be determined in accordance with the rules relating to accrued interest, described above.

If an election to amortize bond premium is made, amortizable bond premium taken into account on a current basis will reduce interest income in units of the relevant foreign currency. Foreign currency gain or loss is realized on amortized bond premium with respect to any period by treating the bond premium amortized in the period in the same manner as on the sale, exchange or retirement of a foreign currency note, as described below, and any foreign currency gain or loss will be ordinary income or loss. If the election is not made, any loss realized on the sale or exchange of a foreign currency note (including redemption at maturity), other than exchange loss, with amortizable bond premium will be a capital loss to the extent of the bond premium.

Your tax basis in a foreign currency note, and the amount of any subsequent adjustment to your tax basis, will be the U.S. dollar value amount of the foreign currency amount paid for that foreign currency note, or of the foreign currency amount of the adjustment, determined on the date of the purchase or adjustment. If you purchase a foreign currency note with previously owned foreign currency you will recognize ordinary income or loss in an amount equal to the difference, if any, between your tax basis in the foreign currency and the U.S. dollar fair market value of the foreign currency note on the date of purchase.

Gain or loss realized upon the sale, exchange or retirement of a foreign currency note that is attributable to fluctuation in currency exchange rates will be ordinary income or loss, which will not be treated as interest income or expense. Gain or loss attributable to fluctuations in exchange rates will equal the difference between (i) the U.S. dollar value of the foreign currency principal amount of the note, determined at the spot rate on the date the payment is received or the note is disposed of, and (ii) the U.S. dollar value of the foreign currency principal amount of the note, determined on the date you acquired the note. Payments received that are attributable to accrued interest will be treated in accordance with the rules applicable to payments of interest on foreign currency notes, described above. The foreign currency gain or loss (with respect to both principal and interest) on a sale, exchange or retirement will be recognized only to the extent of the total gain or loss realized on the sale, exchange or retirement of a foreign currency note.

The source of the foreign currency gain or loss will be determined by reference to your residence or the residence of the “qualified business unit” on the books of which the note is properly reflected. Any gain or loss in excess of foreign currency gain or loss will be capital gain or loss except to the extent of any accrued market discount. If you recognize a loss upon a sale or other disposition of a foreign currency note and that loss is above certain thresholds, you may be required to file a disclosure statement with the IRS. You should consult your tax advisor regarding this reporting obligation.

You will have a tax basis in any foreign currency received on the sale, exchange or retirement of a foreign currency note equal to the U.S. dollar value of the foreign currency, determined at the time of sale, exchange or retirement. A cash-method taxpayer who buys or sells a foreign currency note is required to translate units of foreign currency paid or received into U.S. dollars at the spot rate on the settlement date of the purchase or sale, provided that the notes are traded on an established securities market. An accrual-method taxpayer may elect the same treatment for all purchases and sales of foreign currency obligations, provided that the notes are traded on an established securities market. This election may not be changed without the consent of the IRS. Any gain or loss realized on a sale or other disposition of foreign currency (including its exchange for U.S. dollars or its use to purchase foreign currency notes) will be ordinary income or loss.

Variable Rate Debt Instruments

The following discussion applies only to notes treated as variable rate debt instruments (“VRDIs”), which will be indicated in the relevant pricing supplement. The treatment of VRDIs that are issued at a price that is less than their “stated redemption price at maturity” by more than a de minimis threshold (an “OID VRDI Note”) will be subject to the OID rules described above under “—Notes with a Term of More than One Year—Original Issue Discount Notes.” This includes certain VRDIs that pay interest other than at a single qualified floating rate or at a rate that is (among other things) determined pursuant to a single fixed formula based on objective financial or economic information. If applicable, the relevant pricing supplement will describe the specific tax consequences relating to your OID VRDI Notes. The following discussion applies to VRDIs that are not OID VRDI Notes.

Interest paid on a VRDI generally will be taxable to you as ordinary income at the time it accrues or is received in accordance with your method of tax accounting.

Upon the sale or exchange of a VRDI (including early redemption or redemption at maturity), you will recognize taxable gain or loss in an amount equal to the difference between the amount realized and your adjusted tax basis in the VRDI. In general, gain or loss realized upon the sale or exchange of a VRDI will be capital gain or loss and will be long-term capital gain or loss if you have held the VRDI for more than one year at that time. The deductibility of capital losses is subject to limitations.

For purposes of determining the amount of gain recognized upon the sale or exchange of a VRDI, the amount realized does not include any amount attributable to accrued interest (other than OID), which will be taxed as such. There is no controlling authority, however, regarding the accrual of a contingent interest payment prior to the time it has become fixed. It is therefore unclear what if any portion of the amount realized upon a sale or exchange of a VRDI prior to maturity will be treated as attributable to interest that has not yet become fixed.

If you purchase a VRDI for an amount that is less than its stated redemption price at maturity (or, in the case of an OID VRDI Note, its adjusted issue price), see the discussion above under “—Market Discount.” If you purchase a VRDI for an amount that is greater than its adjusted issue price, see the discussion above under “—Acquisition Premium and Amortizable Bond Premium.”

Contingent Payment Debt Instruments

Notes properly treated as contingent payment debt instruments (“CPDI Notes”) will be subject to the OID provisions of the Code and the Treasury regulations issued thereunder, and you will be required to accrue as interest income the OID on the CPDI Notes as described below. The following discussion does not address the tax treatment of foreign currency denominated CPDI Notes, which will be specified in the relevant pricing supplement.

We are required to determine a “comparable yield” for the CPDI Notes. The comparable yield is the yield at which we could issue a fixed-rate debt instrument with terms similar to those of the CPDI Notes, including the level of subordination, term, timing of payments and general market conditions, but excluding any adjustments for the riskiness of the contingencies or the liquidity of the CPDI Notes. Solely for purposes of determining the amount of interest income that you will be required to accrue, we are also required to construct a “projected payment schedule” in respect of the CPDI Notes representing a payment or a series of payments the amount and timing of which would produce a yield to maturity on the CPDI Notes equal to the comparable yield.

Unless otherwise provided in the relevant pricing supplement, we will provide, and you may obtain, the comparable yield for a particular offering of CPDI Notes, and the related projected payment schedule, by requesting them from Barclays EFS Solutions Structuring Americas, at (212) 528-7198.

Neither the comparable yield nor the projected payment schedule constitutes a representation by us regarding the actual amount(s), if any, that we will pay on the CPDI Notes.

For U.S. federal income tax purposes, you are required to use our determination of the comparable yield and projected payment schedule in determining interest accruals and adjustments in respect of your CPDI Notes, unless you timely disclose and explain the use of other estimates to the IRS. Regardless of your method of tax accounting, you will be required to accrue as interest income OID on your CPDI Notes in each taxable year at the comparable yield, adjusted as described below.

In addition to interest accrued based upon the comparable yield as described above, you will be required to recognize interest income equal to the amount of any net positive adjustment, i.e., the excess of actual payments over projected payments, in respect of a CPDI Note for a taxable year. A net negative adjustment, i.e., the excess of projected payments over actual payments, in respect of a CPDI Note for a taxable year:

•	will first reduce the amount of interest in respect of the CPDI Note that you would otherwise be required to include in income in the taxable year; and

•	to the extent of any excess, will give rise to an ordinary loss, but only to the extent that the amount of all previous interest inclusions under the CPDI Note exceeds the total amount of your net negative adjustments treated as ordinary loss on the CPDI Note in prior taxable years.

A net negative adjustment is not treated as a miscellaneous itemized deduction under Code Section 67, and therefore can be deducted against other income such as employment income and interest income. Any net negative adjustment in excess of the amounts described above will be carried forward to offset future interest income in respect of the note or to reduce the amount realized on a sale or exchange of the CPDI Note (including early redemption or redemption at maturity).

Upon a sale or exchange of a CPDI Note (including settlement at maturity, whether in cash or other property), you generally will recognize taxable income or loss equal to the difference between the amount received from the sale, exchange or redemption (or the value of any property received) and your adjusted tax basis in the CPDI Note. Your adjusted tax basis in the CPDI Note will equal the amount you paid to acquire the CPDI Note, increased by the amount of interest income previously accrued by you in respect of the CPDI Note (determined without regard to any of the positive or negative adjustments to interest accruals described above) and decreased by the amount of any prior projected payments in respect of the CPDI Note. You generally must treat any income as interest income and any loss as ordinary loss to the extent of previous interest inclusions (reduced by the total amount of net negative adjustments previously taken into account as ordinary losses), and the balance as capital loss. As with net negative adjustments, these ordinary losses are not treated as miscellaneous itemized deductions under Code Section 67. The deductibility of capital losses, however, is subject to limitations. Additionally, if you recognize a loss above certain thresholds, you might be required to file a disclosure statement with the IRS, although this is uncertain. You should consult your tax advisor regarding this reporting obligation.

You will have a tax basis in any property, other than cash, received upon the sale or exchange of a CPDI Note, including in satisfaction of an exchange right or a call right, equal to the fair market value of the property, determined at the time of receipt. Your holding period for the property will commence on the day after its receipt.

Special rules may apply if one or more contingent payments become fixed prior to maturity. For purposes of the preceding sentence, the payment will be treated as fixed if (and when) all remaining contingencies with respect to it are remote or incidental within the meaning of the applicable Treasury regulations. The applicability of these rules, and their potential consequences, will depend upon the specific terms of the relevant offering. Additional details regarding this issue may be provided in the relevant pricing supplement.

If you purchase CPDI Notes for an amount that is different from their “issue price,” you will be required to account for this difference, generally by allocating it reasonably among projected payments on the notes or daily portions of interest that you are required to accrue with respect to the notes and treating these allocations as adjustments to your income when the payment is made or the interest accrues. You should consult your tax advisor with respect to the tax consequences of an investment in CPDI Notes, including the treatment of the difference, if any, between your basis in your notes and their adjusted issue price.

Notes Treated as Prepaid Forward or Derivative Contracts

The following describes material U.S. federal income tax consequences of the ownership and disposition of notes that we treat as prepaid forward or derivative contracts for U.S. federal income tax purposes. The applicable pricing supplement will indicate whether we intend to treat the notes as prepaid forward or derivative contracts for U.S. federal income tax purposes. The tax consequences of an investment in these notes are unclear. There is no direct legal authority as to the proper U.S. federal income tax characterization of these notes, and we do not intend to request a ruling from the IRS regarding these notes. The following discussion does not apply to notes that provide for interest or coupon payments. Unless otherwise indicated, the following discussion assumes that the treatment of the notes as prepaid forward or derivative contracts is correct.

Under this treatment, you should not recognize taxable income or loss over the term of the notes prior to their taxable disposition (including at maturity or pursuant to an early redemption or call). Upon a taxable disposition of a note, you should recognize gain or loss equal to the difference between the amount realized on the taxable disposition and your tax basis in the note, which should equal the amount you paid to acquire the note. Subject to the discussion below concerning the potential application of the “constructive ownership” rules under Code Section 1260, this gain or loss should be long-term capital gain or loss if you have held the note for more than one year at that time. The deductibility of capital losses is subject to limitations.

In the case that the notes provide that at maturity you will or may receive the reference asset or other property (that is, if the notes are or may be “physically settleable”), the relevant pricing supplement will describe the specific tax consequences of that feature.

If the notes are linked to an index, the IRS could assert that a “deemed” taxable exchange has occurred on one or more roll dates or index rebalance dates under certain circumstances. If the IRS were successful in asserting that a taxable exchange has occurred, you could be required to recognize gain (but probably not loss), which would equal the amount by which the fair market value of the note exceeds your tax basis therein on the relevant roll date or index rebalance date. Any gain recognized on a deemed exchange should be capital gain. In addition, your holding period for your notes would restart after such deemed taxable exchange.

If the notes are linked to a reference asset that is or includes a “regulated futures contract” within the meaning of Code Section 1256, it is possible that Section 1256 would apply. Generally, under Section 1256, you would be required to mark to market your investment and treat gain or loss as 40% short-term capital gain or loss and 60% long-term capital gain or loss.

Potential Application of the Constructive Ownership Rules

If the reference asset or a basket component is a “pass-thru entity” (such as an exchange-traded fund), the notes could be treated as “constructive ownership transactions” within the meaning of Code Section 1260, in which case the tax consequences of a taxable disposition of the notes could be materially and adversely affected. If a note were treated in whole or in part as a constructive ownership transaction, all or a portion of any long-term capital gain you would otherwise recognize on a taxable disposition of the note (or in the case of physical settlement of the note, are deemed to recognize) would be recharacterized as ordinary income to the extent such gain exceeded the “net underlying long-term capital gain.” Under Section 1260, the net underlying long-term capital gain is generally the net long-term capital gain a taxpayer would have recognized by investing in the underlying pass-thru entity at the inception of the constructive ownership transaction and selling that investment on the date the constructive ownership transaction is closed (i.e., at maturity or earlier disposition). If Section 1260 were to apply to a note, it is unclear how the net underlying long-term capital gain would be computed. It is possible, for instance, where an exchange-traded fund is the sole underlying asset, that the net underlying long-term capital gain could equal the amount of long-term capital gain you would have recognized if on the issue date you had invested the amount you paid to acquire the note in shares of the exchange-traded fund and sold those shares for their fair market value on the date of your taxable disposition of the note. Unless otherwise established by clear and convincing evidence, the net underlying long-term capital gain is treated as zero. Any long-term capital gain recharacterized as ordinary income under Section 1260 would be treated as accruing at a constant rate over the period you held the note, and you would be subject to a notional interest charge in respect of the deemed tax liability on the income treated as accruing in prior tax years. If applicable, the possibility of this treatment will be discussed in the relevant pricing supplement. You should consult your tax advisor regarding the potential application of the constructive ownership rules.

Uncertainties Regarding Tax Treatment as Prepaid Forward or Derivative Contracts

Even if the notes are treated as prepaid forward or derivative contracts, due to the lack of controlling authority, there remain significant additional uncertainties regarding the tax consequences of your ownership and disposition of the notes. For instance, you might be required to include amounts in income during the term of your notes and/or to treat all or a portion of the gain or loss on the taxable disposition of your notes as ordinary income or loss or as short-term capital gain or loss, without regard to how long you held your notes.

In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; whether these instruments are or should be subject to the “constructive ownership” regime described above; and whether short-term instruments should be subject to any such accrual regime. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect.

Tax Consequences if Treated as Debt Instruments

If the notes are treated as debt instruments, your tax consequences will be governed by the Treasury regulations relating to the taxation of “contingent payment debt instruments” (described above) if the term of the notes from issue to maturity (including the last possible date that the notes could be outstanding) is more than one year. See “—Notes Treated as Indebtedness for U.S. Federal Income Tax Purposes—Notes with a Term of More than One Year—Contingent Payment Debt Instruments,” above.

If the notes are treated as debt instruments and have a term not exceeding one year (including either the issue date or the last possible date that the notes could be outstanding, but not both), they will be treated as short-term obligations. See “—Notes Treated as Indebtedness for U.S. Federal Income Tax Purposes—Notes with a Term of Not More than One Year,” above, for the relevant tax consequences in that case.

Notes Treated as Prepaid Forward or Derivative Contracts with Associated Coupons

The following describes certain U.S. federal income tax consequences of the ownership and disposition of notes that we treat as prepaid forward or derivative contracts with associated coupons for U.S. federal income tax purposes. The relevant pricing supplement will indicate whether we intend to treat a particular offering of notes as prepaid forward or derivative contracts with associated coupons for U.S. federal income tax purposes. The tax consequences of an investment in these notes are unclear. There is no direct legal authority as to the proper U.S. federal income tax characterization of these notes, and we do not intend to request a ruling from the IRS regarding these notes. The following discussion does not apply to notes that provide for interest or coupon payments that are contingent. Unless otherwise indicated, the following discussion assumes that the treatment of notes as prepaid forward or derivative contracts with associated coupons is correct.

There is no direct controlling authority under current law addressing the proper tax treatment of the coupons or comparable payments on instruments similar to these notes. The coupons may, in whole or in part, be treated as ordinary income to you when received or accrued, in accordance with your method of accounting for U.S. federal income tax purposes. In determining our information reporting responsibilities, if any, we intend to treat the coupons (and any sales proceeds attributable to an accrued but unpaid coupon) as ordinary income. You should consult your tax advisor concerning the treatment of the coupons, including the possibility that they may not be treated as fully includible in income on a current basis. This treatment would affect the amount of your gain or loss upon the taxable disposition of a note, including a cash payment at maturity, or your basis in any reference asset delivered to you at maturity, as applicable.

In the case that the notes provide that at maturity you will or may receive the reference asset or other property (that is, if the notes are or may be “physically settleable”), the relevant pricing supplement will describe the specific tax consequences of that feature.

Upon the taxable disposition of a note (including cash settlement at maturity), you should recognize capital gain or loss equal to the difference between the amount you realize (other than any coupon payment or sales proceeds attributable to an accrued coupon, which we intend to treat as described above) and the amount you paid to acquire the note. This gain or loss should be long-term capital gain or loss if you have held the note for more than one year at that time. The deductibility of capital losses is subject to limitations.

If the notes are linked to an index, the IRS could assert that a “deemed” taxable exchange has occurred on one or more roll dates or index rebalance dates under certain circumstances. If the IRS were successful in asserting that a taxable exchange has occurred, you could be required to recognize gain (but probably not loss), which would equal the amount by which the fair market value of the note exceeds your tax basis therein on the relevant roll date or index rebalance date. Any gain recognized on a deemed exchange should be capital gain. In addition, your holding period for your notes would restart after such deemed taxable exchange.

If the reference asset or a basket component is a “pass-thru entity” (such as an exchange-traded fund), the notes could be treated as “constructive ownership transactions,” as discussed above under “—Notes Treated as Prepaid Forward or Derivative Contracts—Potential Application of the Constructive Ownership Rules.” If applicable, the possibility of this treatment will be discussed in the relevant pricing supplement.

If the notes are linked to a reference asset that is or includes a “regulated futures contract” within the meaning of Code Section 1256, it is possible that Section 1256 would apply. Generally, under Section 1256, you would be required to mark to market your investment and treat gain or loss as 40% short-term capital gain or loss and 60% long-term capital gain or loss.

Uncertainties Regarding Treatment as a Prepaid Forward or Derivative Contract with Associated Coupons

Due to the lack of direct legal authority, even if a note is treated as a prepaid forward or derivative contract with associated coupons, there remain substantial uncertainties regarding the tax consequences of owning and disposing of it. For instance, you might be required to include amounts in income during the term of the note in addition to the coupons you receive and/or to treat all or a portion of your gain or loss upon a taxable disposition of the note (in addition to any coupon payment or sales proceeds attributable to an accrued but unpaid coupon, as discussed above) as ordinary income or loss instead of capital gain or loss.

In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; whether these instruments are or should be subject to the “constructive ownership” regime described above; and whether short-term instruments should be subject to any such accrual regime. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect.

Tax Consequences if Treated as Debt Instruments

If the notes are treated as debt instruments, your tax consequences will be governed by the Treasury regulations relating to the taxation of “contingent payment debt instruments” (described above) if the term of the notes from issue to maturity (including the last possible date that the notes could be outstanding) is more than one year. See “—Notes Treated as Indebtedness for U.S. Federal Income Tax Purposes—Notes with a Term of More than One Year—Contingent Payment Debt Instruments,” above.

If the notes are treated as debt instruments and have a term not exceeding one year (including either the issue date or the last possible date that the notes could be outstanding, but not both), they will be treated as short-term obligations. See “—Notes Treated as Indebtedness for U.S. Federal Income Tax Purposes—Notes with a Term of Not More than One Year,” above, for the relevant tax consequences in that case.

Notes Treated as Prepaid Forward or Derivative Contracts with Associated Contingent Coupons

The following describes material U.S. federal income tax consequences of the ownership and disposition of notes that we treat as prepaid forward or derivative contracts with associated contingent coupons for U.S. federal income tax purposes. The relevant pricing supplement will indicate whether we intend to treat the notes as prepaid forward or derivative contracts with associated contingent coupons for U.S. federal income tax purposes. The tax consequences of an investment in these notes are unclear. There is no direct legal authority as to the proper U.S. federal income tax treatment of the notes, and we do not intend to request a ruling from the IRS regarding the notes. Unless otherwise indicated, the following discussion assumes that the treatment of the notes as prepaid forward or derivative contracts with associated contingent coupons is correct.

Although the U.S. federal income tax treatment of contingent coupons (including contingent coupons paid in connection with a call, early redemption or at maturity) is uncertain, insofar as we have tax reporting responsibilities with respect to your notes, we expect (in the absence of an administrative determination or judicial ruling to the contrary) to treat any contingent coupons with respect to the notes as ordinary income, unless otherwise indicated in the relevant pricing supplement.

Upon a taxable disposition of a note (including for cash upon an early redemption or at maturity), you should recognize capital gain or loss equal to the difference between the amount realized on the taxable disposition and your tax basis in the note, which should equal the amount you paid to acquire the note (assuming contingent coupons are properly treated as ordinary income, consistent with the position described above). This gain or loss should be long-term capital gain or loss if you have held the note for more than one year at that time. The deductibility of capital losses is subject to limitations. If you sell your note between the time your right to a contingent coupon is fixed and the time it is paid, it is likely that you will be treated as receiving ordinary income equal to the contingent coupon. Although uncertain, it is possible that proceeds received from the taxable disposition of your notes prior to a valuation date but that can be attributed to an expected contingent coupon payment could be treated as ordinary income. You should consult your tax advisor regarding this issue.

In the case that the notes provide that at maturity you will or may receive the reference asset or other property (that is, if the notes are or may be “physically settleable”), the relevant pricing supplement will describe the specific tax consequences of that feature.

If the notes are linked to an index, the IRS could assert that a “deemed” taxable exchange has occurred on one or more roll dates or index rebalance dates under certain circumstances. If the IRS were successful in asserting that a taxable exchange has occurred, you could be required to recognize gain (but probably not loss), which would equal the amount by which the fair market value of the note exceeds your tax basis therein on the relevant roll date or index rebalance date. Any gain recognized on a deemed exchange should be capital gain. In addition, your holding period for your notes would restart after such deemed taxable exchange.

If the notes are linked to a reference asset that is or includes a “regulated futures contract” within the meaning of Code Section 1256, it is possible that Section 1256 would apply. Generally, under Section 1256, you would be required to mark to market your investment and treat gain or loss as 40% short-term capital gain or loss and 60% long-term capital gain or loss.

Uncertainties Regarding Tax Treatment as Prepaid Forward or Derivative Contracts with Associated Contingent Coupons

If the notes are treated as prepaid forward or derivative contracts with associated contingent coupons, due to the lack of controlling authority, there remain significant uncertainties regarding the tax consequences of your ownership and disposition of the notes. For instance, you might be required to include amounts in income during the term of your notes in addition to the contingent coupons you receive, and/or to treat all or a portion of the gain or loss on the taxable disposition of your notes (in addition to any amounts attributable to an unpaid contingent coupon, as discussed above) as ordinary income or loss or as short-term capital gain or loss, without regard to how long you held your notes.

In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; whether these instruments are or should be subject to the “constructive ownership” regime described above; and whether short-term instruments should be subject to any such accrual regime. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the notes, possibly with retroactive effect.

Tax Consequences if Treated as Debt Instruments

If the notes are treated as debt instruments, your tax consequences will be governed by the Treasury regulations relating to the taxation of “contingent payment debt instruments” (described above) if the term of the notes from issue to maturity (including the last possible date that the notes could be outstanding) is more than one year. See “—Notes Treated as Indebtedness for U.S. Federal Income Tax Purposes—Notes with a Term of More than One Year—Contingent Payment Debt Instruments,” above.

If the notes are treated as debt instruments and have a term not exceeding one year (including either the issue date or the last possible date that the notes could be outstanding, but not both), they will be treated as short-term obligations. See “—Notes Treated as Indebtedness for U.S. Federal Income Tax Purposes—Notes with a Term of Not More than One Year,” above, for the relevant tax consequences in that case.

Notes Treated as Put Options and Deposits

The following describes material U.S. federal income tax consequences of the ownership and disposition of notes that we treat as put options and deposits for U.S. federal income tax purposes. The relevant pricing supplement will indicate whether we intend to treat the notes as put options and deposits for U.S. federal income tax purposes. Insofar as we have tax reporting responsibilities with respect to these notes, we expect (in the absence of an administrative determination or judicial ruling to the contrary) to treat them for U.S. federal income tax purposes as units each comprising (i) a put option (a “Put Option”) written by you to us with respect to the reference asset and (ii) a deposit of cash equal to the purchase price of the note to secure your potential obligation under the Put Option (the “Deposit”). Under this approach, a portion of each interest payment made with respect to the notes will be treated as interest on the Deposit, and the remainder as premium paid to you in consideration of your entry into the Put Option (a “Put Premium”). We will specify in the relevant pricing supplement the portion of each interest payment that we will allocate to interest on the Deposit and to Put Premium, respectively. The following discussion assumes this treatment is respected, except where otherwise indicated. The relevant pricing supplement may indicate other issues applicable to a particular offering of notes.

Notes with a Term of Not More than One Year

If the term of the notes (including either the issue date or the last possible date that the notes could be outstanding, but not both) is not more than one year and the treatment of the notes as units each comprising a Put Option and a Deposit is respected, the following is a discussion of material U.S. federal income tax consequences of owning and disposing of the notes.

Tax Treatment of Interest Payments. Because the term of the notes is not more than one year, the Deposit will be treated as a short-term obligation for U.S. federal income tax purposes. Under the applicable Treasury regulations, the Deposit will be treated as being issued at a discount equal to the sum of all interest payments to be made with respect to the Deposit. Accordingly, accrual-method holders, and cash-method holders who so elect, will be required to include the discount in income as it accrues on a straight-line basis, unless they elect to accrue the discount on a constant-yield method based on daily compounding. Cash-method holders who do not elect to accrue the discount in income currently will be required to include interest paid on the Deposit upon its receipt. Additionally, cash-method holders who do not elect to accrue the discount in income currently will be required to defer deductions for interest paid on any indebtedness incurred to purchase or carry their notes in amounts not exceeding accrued discount that has not been included in income.

Put Premium will be taken into account as described below.

Taxable Disposition Prior to Maturity or Early Redemption. Upon a taxable disposition of a note prior to maturity or early redemption pursuant to a call, you generally will be required to recognize an amount of short-term capital gain or loss equal to the difference between (i) the proceeds received minus the amount of accrued but unpaid discount on the Deposit and (ii) the purchase price you paid for the note minus the total Put Premium you have received from us. This amount represents the net of the gain or loss attributable to the termination of the Put Option and the gain or loss attributable to the sale of the Deposit. You will recognize interest income with respect to accrued discount on the Deposit that you have not previously included in income. You should consult your tax advisor regarding the separate determination of gain or loss with respect to the Put Option and the Deposit.

Tax Treatment at Maturity or upon Early Redemption. If a note is called or held to maturity and the Put Option expires unexercised (i.e., you receive a cash payment at maturity (not including the final interest payment) equal to the amount of the Deposit), you will recognize short-term capital gain equal to the sum of all Put Premium payments received.

In the case of a note that is by its terms “physically settled” (i.e. at maturity you receive the reference asset or other property), you will be deemed to have applied the Deposit toward the physical settlement of the Put Option. You generally will not recognize gain or loss with respect to the Put Premium or the property received. Instead, you generally will have an aggregate basis in the property you receive (including, if applicable, any fractional shares) equal to the Deposit minus the total Put Premium received, and that basis will be allocated proportionately among the property (including any fractional shares, if applicable). Your holding period for the property will begin on the day after receipt. With respect to any cash received in lieu of a fractional share of the property, you will recognize short-term capital gain or loss in an amount equal to the difference between the amount of the cash received and the tax basis allocable to the fractional share.

If, instead, the Put Option is deemed to be exercised at maturity (i.e., you receive a cash payment at maturity (not including the final interest payment) that is less than the amount of your Deposit), you will be deemed to have applied a portion of the Deposit toward the cash settlement of the Put Option. In that case, you will recognize short-term capital gain or loss in an amount equal to the difference between (i) the total Put Premium received and (ii) the cash settlement value of the Put Option (i.e., the Deposit’s issue price minus the cash you receive, excluding the final interest payment).

Notes with a Term of More than One Year

If the term of the notes (including either the issue date or the last possible date that the notes could be outstanding, but not both) is more than one year and the treatment of the notes as units each comprising a Put Option and a Deposit is respected, the following is a discussion of material U.S. federal income tax consequences of owning and disposing of the notes. The following discussion assumes that the Deposit is issued without OID. The applicable pricing supplement will discuss the U.S. federal income tax consequences of any Deposit issued with OID.

Tax Treatment of Interest Payments. Interest paid with respect to the Deposit will be taxable to you as ordinary income at the time it accrues or is received, in accordance with your method of accounting for federal income tax purposes.

Put Premium will be taken into account as described below.

Taxable Disposition Prior to Maturity or Early Redemption. Upon a taxable disposition of a note prior to maturity or early redemption pursuant to a call, you should apportion the amount realized between the Deposit and the Put Option based on their respective values on the date of the taxable disposition. The amount of capital gain or loss on the Deposit will equal the amount realized that is attributable to the Deposit (excluding any amount attributable to the accrued but unpaid interest on the Deposit, which will be treated as a payment of interest), minus your tax basis in the Deposit. That gain or loss will be long-term capital gain or loss if the note was held for more than one year.

If the value of the Deposit on the date of the taxable disposition of a note does not exceed the amount realized on the taxable disposition, any amount realized that is attributable to the Put Option, together with the total Put Premium received over the term of the notes, will be treated as short-term capital gain or loss.

If the value of the Deposit on the date of the taxable disposition exceeds the amount realized on the taxable disposition of the note, you will be treated as having (i) sold or exchanged the Deposit for an amount equal to its value on that date and (ii) made a payment to the purchaser of the note equal to the amount of this excess, in exchange for the purchaser’s assumption of the Put Option. In this case, you will be required to recognize short-term capital gain or loss in respect of the Put Option equal to the total Put Premium received over the term of the note minus the amount deemed to be paid by you in exchange for the purchaser’s assumption of the Put Option.

Tax Treatment at Maturity or upon Early Redemption. If a note is called or held to maturity and the Put Option expires unexercised (i.e., you receive a cash payment at maturity (not including the final interest payment) equal to the amount of the Deposit), you will recognize short-term capital gain equal to the sum of all Put Premium payments received.

In the case of a note that is by its terms physically settled, you will be deemed to have applied the Deposit toward the physical settlement of the Put Option. In that case, you generally will not recognize gain or loss with respect to the Put Premium or the property received. Instead, you generally will have an aggregate basis in the property you receive (including any fractional shares, if applicable) equal to the Deposit minus the Put Premium received, and that basis will be allocated proportionately among the property (including any fractional shares, if applicable). Your holding period for the property will begin on the day after receipt. With respect to any cash received in lieu of a fractional share, you will recognize short-term capital loss in an amount equal to the difference between the amount of the cash received and the tax basis allocable to the fractional share.

If, instead, the Put Option is deemed to be exercised at maturity (i.e., you receive a cash payment at maturity (not including the final interest payment) that is less than the amount of your Deposit), you will be deemed to have applied a portion of the Deposit toward the cash settlement of the Put Option. In that case, you will recognize short-term capital gain or loss in an amount equal to the difference between (i) the total Put Premium received and (ii) the cash settlement value of the Put Option (i.e., the Deposit’s issue price minus the cash you receive, excluding the final interest payment).

Other Possible Tax Treatments

Due to the lack of direct legal authority, there are substantial uncertainties regarding the tax consequences of owning and disposing of a note. For instance, you might be required to include the full amount of the interest payments on a note as ordinary income in accordance with your method of accounting. Alternatively, a note might be treated as a single debt instrument for U.S. federal income tax purposes. If so, and if the term of the note exceeds one year, your tax consequences will be governed by Treasury regulations relating to the taxation of contingent payment debt instruments. See “—Notes Treated as Indebtedness for U.S. Federal Income Tax Purposes—Notes with a Term of More than One Year—Contingent Payment Debt Instruments,” above. If a note is treated as a single debt instrument and has a term not exceeding one year, it will be treated as a short-term obligation. See “—Notes Treated as Indebtedness for U.S. Federal Income Tax Purposes—Notes with a Term of Not More than One Year,” above, for the relevant tax consequences in that case.

In addition, in 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the notes would be viewed as similar to the typical prepaid forward contract described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of your investment in a note, possibly with retroactive effect.

Tax Consequences to Non-U.S. Holders

The following discussion applies to you only if you are a “Non-U.S. Holder” of notes. You are a “Non-U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a note that is:

•	a nonresident alien individual;

•	a foreign corporation; or

•	a foreign estate or trust.

You are not a “Non-U.S. Holder” for purposes of this discussion if you are an individual present in the United States for 183 days or more in the taxable year of disposition (including maturity or early redemption) of a note. In this case, you should consult your tax advisor regarding the U.S. federal income tax consequences of the disposition.

Subject to the discussions below under “—Section 871(m) Withholding” and “—Foreign Account Tax Compliance Withholding,” we expect to treat payments on your notes, and any gain realized on a disposition of a note (including at maturity or early redemption), as exempt from U.S. federal income tax (including withholding tax), provided that such amounts are not effectively connected with your conduct of a trade or business in the United States. However, you should in any event expect to be required to provide an IRS Form W-8 appropriate to your circumstances or other documentation to establish an exemption from backup withholding, as described below under “—Information Reporting and Backup Withholding.”

Notwithstanding the above, if we determine that there is a material risk that we are required to withhold on any payments on the notes, we may withhold on any such payments at a 30% rate unless you submit a properly completed IRS Form W-8 appropriate to your circumstances that reduces or eliminates withholding.

In addition, as described above under “—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Forward or Derivative Contracts—Uncertainties Regarding Tax Treatment as Prepaid Forward or Derivative Contracts,” in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses, among other things, on the degree, if any, to which income realized with respect to such instruments by non-U.S. persons should be subject to withholding tax. It is possible that any Treasury regulations or other guidance promulgated after consideration of these issues might require you to accrue income, subject to U.S. federal withholding tax, beyond that described herein in each year that you own a note that is treated as a prepaid forward or derivative contract (with or without a coupon) or as a Put Option and Deposit, possibly on a retroactive basis.

We will not pay additional amounts on account of any withholding tax.

Effectively Connected Income

If you are engaged in a trade or business in the United States and if the income or gain on a note is effectively connected with your conduct of that trade or business (and, if an applicable treaty so requires, is attributable to a permanent establishment or fixed base in the United States), although exempt from withholding tax (subject to the discussion below under “—Foreign Account Tax Compliance Withholding,”) you will generally be subject to regular U.S. income tax on such income or gain in the same manner as if you were a U.S. Holder. You will not be subject to withholding in this case if you provide a properly completed IRS Form W-8ECI. If this paragraph applies to you, you should consult your tax advisor with respect to other U.S. tax consequences of the ownership and disposition of your notes, including the possible imposition of a 30% branch profits tax if you are a corporation.

Section 871(m) Withholding

Code Section 871(m) and the Treasury regulations thereunder impose a 30% withholding tax on certain “dividend equivalents” paid or deemed paid with respect to notes linked to U.S. equities or indices that include U.S. equities under certain circumstances, even in cases where the notes do not provide for payments explicitly linked to dividends. In general, this withholding regime applies to notes that substantially replicate the economic performance of one or more underlying U.S. equities, as determined on the notes’ issue date, based on one of two tests set forth in the regulations. The regulations provide certain exceptions to the withholding requirements, for example for derivatives linked to certain broad-based indices. Additionally, relevant IRS authority excludes from the scope of Section 871(m) notes issued prior to January 1, 2023 that do not have a “delta” of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes.

When relevant, we will disclose further information regarding the application of Section 871(m) withholding to any particular issuance of notes in the relevant pricing supplement. Our determination as to whether Section 871(m) withholding applies to the notes is binding on Non-U.S. Holders, but it is not binding on the IRS. The Section 871(m) regulations require complex calculations to be made with respect to notes linked to U.S. equities, and their application to any particular issuance of notes may be uncertain. Accordingly, even if we determine that withholding under Section 871(m) does not apply to the notes, the IRS could challenge our determination and assert that withholding is required in respect of those notes. Additionally, the application of Section 871(m) may be affected by a Non-U.S. Holder’s particular circumstances (for example, where a Non-U.S. Holder enters into two or more transactions that reference the same underlying security and the transactions were entered into in connection with each other). We will not pay additional amounts with respect to any withholding taxes under this regime. You should consult your tax advisor regarding the potential application of Section 871(m) to the notes.

Foreign Account Tax Compliance Withholding

Legislation commonly referred to as “FATCA” generally imposes a 30% withholding tax on payments to certain foreign entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. This regime applies (i) to any payments on the notes treated as “dividend equivalents” under Code Section 871(m) (as described above under “—Section 871(m) Withholding”) or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”); (ii) to any payments on the notes treated as “foreign passthru payments”; and (iii) to the extent that payments on the notes are described in (i) or, potentially, (ii), to the payment on your notes at maturity as well as to the proceeds of any sale or other disposition of a note, although under proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply to payments of gross proceeds, other than payments of FDAP income. In addition, under these proposed regulations, FATCA withholding will not apply to “foreign passthru payments” on notes considered issued on or prior to the date that is two years after the date on which applicable final Treasury regulations defining the term “foreign passthru payments” are filed.

Although unclear as a matter of law, and depending in part on the terms of the particular offering and the circumstances at the time of the particular offering, this regime could require withholding at a 30% rate with respect to coupon payments or payments of amounts treated as interest (including OID). To the extent that we are the withholding agent, we do not currently intend to withhold on the notes under this regime, but if we determine that there is a material risk that such withholding is required, we may withhold on any payment at a 30% rate. If we determine that withholding is so required with respect to payments on an issuance of notes, the applicable pricing supplement will so indicate. We will not pay additional amounts with respect to any such withholding taxes. You should consult your tax advisor regarding the potential application of FATCA to the notes.

Information Reporting and Backup Withholding

You may be subject to information reporting. You may also be subject to backup withholding on payments in respect of your notes unless you provide proof of an applicable exemption or a correct taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules. If you are a Non-U.S. Holder, you will not be subject to backup withholding if you provide a properly completed IRS Form W-8 appropriate to your circumstances.

Amounts withheld under the backup withholding rules are not additional taxes, and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

THE TAX CONSEQUENCES TO YOU OF OWNING AND DISPOSING OF NOTES MAY BE UNCERTAIN. YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF OWNING AND DISPOSING OF NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. FEDERAL OR OTHER TAX LAWS.

VALIDITY OF SECURITIES

If stated in the pricing supplement applicable to a specific issuance of securities, the validity of the securities under New York law may be passed upon for us by our U.S. counsel, as specified in that pricing supplement. If stated in the pricing supplement applicable to a specific issuance of securities, the validity of the securities under English law may be passed upon by our English solicitors, as specified in that pricing supplement. Our U.S. counsel may rely upon the opinion as to all matters of English law and our English solicitors may rely on the opinion of our U.S. counsel as to all matters of New York law. If this prospectus supplement is delivered in connection with an underwritten offering, the validity of the securities may be passed upon for the underwriters by U.S. and English counsel for the underwriters specified in the related pricing supplement. If no English counsel is specified, such U.S. counsel to the underwriters may also rely on the opinion of our English solicitors as to certain matters of English law.